UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement.

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

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Definitive Proxy Statement.

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Definitive Additional Materials.

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Soliciting Material Pursuant to §240.14a-12.

Synutra International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Common stock, par value US$0.0001 per share, of Synutra International, Inc. (the “Common Stock”)
(2)
Aggregate number of securities to which transaction applies:

56,690,400 shares of the Common Stock outstanding as of December 8, 2016.
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(b)(1) (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value of the transaction was calculated based upon the 20,690,400 shares of the Common Stock issued and outstanding as of December 8, 2016 (being the remainder of the 56,690,400 shares of the Common Stock outstanding as of December 8, 2016 minus the 36,000,000 shares of the Common Stock beneficially owned by the buyer group) multiplied by US$6.05 per share merger consideration.
(4)
Proposed maximum aggregate value of transaction: US$125,176,920

(5)
Total fee paid: US$14,508.01

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
SYNUTRA INTERNATIONAL, INC.
, 2017
Dear Stockholder:
On behalf of the board of directors of Synutra International, Inc. (the “Company”), we cordially invite you to attend a special meeting of stockholders of the Company, to be held on                    at          , Beijing time, at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China.
On November 17, 2016, the Company entered into an agreement and plan of merger (the “merger agreement”) with Beams Power Investment Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), and Beams Power Merger Sub Limited, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “merger”). Mr. Liang Zhang (“Mr. Zhang”), our chairman and chief executive officer, Ms. Xiuqing Meng (“Ms. Meng”), the spouse of Mr. Zhang, Parent, a company wholly-owned by Ms. Meng, and Merger Sub, are collectively referred to as the “buyer group.” At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement.
If the merger is completed, you will be entitled to receive US$6.05 in cash, without interest, subject to any applicable withholding taxes, for each share of our common stock (the “Common Stock”) owned by you immediately prior to the effective time of the merger as described in the merger agreement (unless you have properly exercised your statutory rights of appraisal in respect of your shares of the Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)). Shares held by (i) any of Parent, Merger Sub and any other direct or indirect subsidiary of Parent and (ii) the Company ((i) and (ii) collectively, the “excluded shares”) will be cancelled and cease to exist and no payment or distribution will be made to the holders of such excluded shares. If certain conditions are met, shares owned by stockholders of the Company who have properly validly perfected and have not effectively withdrawn or lost their appraisal rights pursuant to Section 262 of the DGCL (the “dissenting shares”), will be cancelled for the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL.
A special committee (the “special committee”) of the Company’s board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. The special committee unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than members of the buyer group and the directors and officers of the Company, and their respective affiliates), whom we refer to as the “unaffiliated stockholders,” (ii) recommended that our board of directors adopt, approve, and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and (iii) recommended that our board of directors submit the merger agreement to the stockholders for adoption and resolve to recommend the stockholders adopt the merger agreement and the transactions contemplated thereby, including the merger.
After carefully considering the unanimous recommendation of the special committee and other factors, the Company’s board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of, the Company and its unaffiliated stockholders, and adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement, and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

In considering the recommendation of the Company’s board of directors, you should be aware that some of the Company’s directors and officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. Mr. Zhang, our chairman and chief executive officer, beneficially owns approximately 63.5% of the total outstanding shares of the Common Stock. As of November 17, 2016, the buyer group beneficially owned 36,000,000 shares of the Common Stock, which represented approximately 63.5% of the total outstanding shares of the Common Stock. The accompanying proxy statement includes additional information regarding certain interests of the Company’s directors and officers that may be different from, or in addition to, the interests of our stockholders generally.
Adoption of the merger agreement requires the affirmative vote (in person or by proxy) of  (i) the holders of at least a majority of the issued and outstanding shares of the Common Stock entitled to vote and (ii) the holders of at least a majority of the issued and outstanding shares of the Common Stock (other than the excluded shares), in each case in accordance with the Company’s certificate of incorporation and bylaws and the DGCL. Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of the Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
If your shares of the Common Stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of the Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of the Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of the Common Stock “FOR” the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.
If you have any questions or need assistance voting your shares of the Common Stock, please call          , the firm assisting us with this proxy solicitation, toll free at           (or           outside of the United States).
On behalf of the board of directors and management of the Company, we thank you for your support.
Best regards,	Best regards,

Jinrong Chen Chairman of the Special Committee of the Board of Directors	Liang Zhang Chief Executive Officer and Chairman of the Board of Directors
The proxy statement is dated                   , and is first being mailed to our stockholders on or about                   .
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SYNUTRA INTERNATIONAL, INC.
2275 Research Boulevard, Suite 500
Rockville, Maryland 20850
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
A special meeting of stockholders of Synutra International, Inc., a Delaware corporation (the “Company”), will be held on                    at              (Beijing time), at the offices of the Company, located at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China, for the following purposes:
1.
To consider and vote on a proposal to adopt an agreement and plan of merger, dated as of November 17, 2016, as it may be amended from time to time (the “merger agreement”), by and among the Company, Beams Power Investment Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), and Beams Power Merger Sub Limited, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “merger”). A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2.
To consider and vote on a proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

The board of directors of the Company or a committee thereof has fixed the close of business on                    as the record date for determining the stockholders entitled to notice of and to vote at the special meeting.
Your vote is very important, regardless of the number of shares of the common stock of the Company (the “Common Stock”) you own. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote (in person or by proxy) (i) of the holders of at least a majority of the issued and outstanding shares of the Common Stock entitled to vote and (ii) the holders of at least a majority of the issued and outstanding shares of the Common Stock, other than the shares (x) held by any of Parent, Merger Sub and any other direct or indirect subsidiary of Parent or (y) held by the Company ((x) and (y) collectively, the “excluded shares”), in each case in accordance with the Company’s certificate of incorporation and bylaws and the General Corporation Law of the State of Delaware (the “DGCL”). Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of the Common Stock will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of the Common Stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
After carefully considering the unanimous recommendation of the special committee of the Company’s board of directors, consisting entirely of independent directors (the “special committee”), and other factors, the Company’s board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders (other than the holders of the excluded shares), and adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger. Accordingly, the board of directors of the Company recommends that you vote “FOR” the proposal to adopt the merger agreement, and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Stockholders of the Company who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal and receive the fair value of their shares of the Common Stock in lieu of receiving the per share merger consideration if the merger closes, but only if they perfect their appraisal rights by complying with applicable provisions of Section 262 of the DGCL. In order to perfect and exercise appraisal rights, stockholders must make a written demand for appraisal of their shares before the taking of the vote on the merger at the special meeting, must hold shares of the Common Stock on the date the demand is made and continuously hold such shares through the effective time of the merger, must not vote in favor of the merger, and must comply strictly with the other requirements of applicable Delaware law, including Section 262 of the DGCL. A copy of Section 262 of the DGCL is included as Annex D to the accompanying proxy statement, and a summary of these provisions can be found under “Rights of Appraisal” in the accompanying proxy statement.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.
By Order of the Board of Directors,
Mr. Liang Zhang Chief Executive Officer and Chairman of the Board of Directors

SUMMARY VOTING INSTRUCTIONS
Ensure that your shares of the Common Stock can be voted at the special meeting by submitting your proxy or contacting your bank, brokerage firm or other nominee.
If your shares of the Common Stock are registered in the name of a bank, brokerage firm or other nominee:   check the voting instruction card forwarded by your bank, brokerage firm or other nominee to see which voting options are available or contact your bank, brokerage firm or other nominee in order to obtain directions as to how to ensure that your shares of the Common Stock are voted at the special meeting.
If your shares of the Common Stock are registered in your name:   submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of the Common Stock can be voted at the special meeting.
Instructions regarding telephone and Internet voting are included on the proxy card.
The failure to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to adopt the merger agreement and the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
The failure to instruct your bank, brokerage firm or other nominee to vote your shares of the Common Stock “FOR” the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call          , the firm assisting us with this proxy solicitation, toll free at           (or           outside of the United States).

i

SUMMARY TERM SHEET
This “Summary Term Sheet,” together with the “Questions and Answers about the Special Meeting and the Merger,” highlights selected information contained in this proxy statement regarding the merger and may not contain all of the information that may be important to your consideration of the merger. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in “Where You Can Find More Information” beginning on page 109. In this proxy statement, unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to Synutra International, Inc. and its subsidiaries. All references to “PRC” and “China,” for purposes of this proxy statement, are to the People’s Republic of China and do not include Taiwan, Hong Kong and Macau. All references to “dollars,” “US$” and “$” in this proxy statement are to U.S. dollars.
The Parties Involved in the Merger
The Company
Synutra International, Inc., which we refer to as the “Company,” is a leading infant formula company in China. The Company principally engages in the production, distribution and sale of dairy based nutritional products under the “Shengyuan” or “Synutra” line of brands in the PRC. It focuses on selling powdered formula products for infants and adults, and also engages in other nutritional product offerings, such as liquid milk and certain nutritional supplements. The Company sells most of its products through an extensive nationwide sales and distribution network covering all provinces and provincial-level municipalities in mainland China. The principal executive offices of the Company are located at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China and its telephone number is +86 10 5801 6688.
Parent
Beams Power Investment Limited, which we refer to as “Parent,” was incorporated under the laws of the British Virgin Islands. Parent is an investment holding company formed for the purpose of holding the shares of the Common Stock. The registered office of Parent is located at Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, the British Virgin Islands, and its telephone number is +86 10 5801 6800.
Merger Sub
Beams Power Merger Sub Limited, which we refer to as “Merger Sub,” was incorporated under the laws of the State of Delaware and was formed by Parent solely for the purpose of effecting the merger. Merger Sub is a wholly-owned subsidiary of Parent. The registered office of Merger Sub is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and its telephone number is + 86 10 5801 6800.
Mr. Liang Zhang
Mr. Liang Zhang (“Mr. Zhang”) is the founder of the Company and has served as the chairman of the board of directors and the chief executive officer of the Company since 2005. The business address of Mr. Zhang is 103 Dong Lu Yuan Tongzhou District, Beijing 101101, PRC. His telephone number is + 86 10 5801 6800. Mr. Zhang is a citizen of the PRC.
Ms. Xiuqing Meng
Ms. Xiuqing Meng (“Ms. Meng”) is the spouse of Mr. Zhang and has been the sole shareholder and director of Parent since 2005. Ms. Meng’s business address is 103 Dong Lu Yuan Tongzhou District, Beijing 101101, PRC. Her telephone number is +86 10 5801 6800. Ms. Meng is a citizen of Hong Kong.

In this proxy statement, we refer to Mr. Zhang, Ms. Meng, Parent and Merger Sub collectively as the “buyer group.” We refer to the stockholders of the Company (other than the buyer group and the directors and officers of the Company, and their respective affiliates) as the “unaffiliated stockholders.” We refer to the stockholders of the Company (other than the holders of the excluded shares (as defined below)) as the “minority stockholders.”
During the last five years, none of the persons listed above under the heading titled “The Parties Involved in the Merger,” or the respective directors or executive officers of the Company, members of the buyer group and their affiliates as listed in Annex C of this proxy statement has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Overview of the Transaction (Page 19)
You are being asked to vote to adopt the agreement and plan of merger, dated as of November 17, 2016, as it may be amended from time to time, entered into by and among the Company, Parent and Merger Sub (the “merger agreement”), pursuant to which, once the merger agreement is adopted by the required stockholder approval and the other conditions to the completion of the transactions contemplated by the merger agreement are satisfied or waived in accordance with the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “merger”). The Company, as the surviving corporation, will continue to conduct business under the name “Synutra International, Inc.” following the merger and will be wholly-owned by Parent. If the merger is completed, the Company will cease to be a publicly traded company. A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger. Please see “Special Factors — Overview of the Transaction” beginning on page 19 for additional information.
The Special Meeting (Page 74)
The special meeting will be held on                   , starting at             , Beijing time, at the offices of the Company located at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China, or at any postponement or adjournment thereof. At the special meeting, you will be asked to, among other things, adopt the merger agreement. Please see “Questions and Answers About the Special Meeting and the Merger” beginning on page 13 for additional information on the special meeting, including how to vote your shares of the common stock of the Company (the “Common Stock”).
Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement (Page 74)
You may vote at the special meeting if you owned any shares of the Common Stock at the close of business on                   , the record date for the special meeting. On that date,       shares of the Common Stock are expected to be outstanding and entitled to vote at the special meeting. Each share of the Common Stock entitles its holder to one vote on all matters properly coming before the special meeting. Adoption of the merger agreement at the special meeting of stockholders of the Company requires the affirmative vote (in person or by proxy) of  (i) the holders of at least a majority of the issued and outstanding shares of the Common Stock entitled to vote and (ii) the holders of at least a majority of the issued and outstanding shares of the Common Stock (other than the excluded shares (as defined below)), in each case in accordance with the Company’s certificate of incorporation and bylaws and the General Corporation Law of the State of Delaware (the “DGCL”).
As of the record date, the buyer group is expected to beneficially own       shares of the Common Stock, which represent approximately    % of the total outstanding shares of the Common Stock. Accordingly, due to the “majority of the minority stockholders” vote requirement described in clause (ii) above, based on the       shares of the Common Stock expected to be outstanding on the record date,

more than       shares of the Common Stock owned by the minority stockholders (representing greater than 50% of the total outstanding shares of the Common Stock owned by the minority stockholders and    % of the total outstanding shares of the Common Stock) must be voted in favor of the proposal to adopt the merger agreement for it to be approved.
If your shares of the Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of the Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is the stockholder of record of those shares of the Common Stock. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. Please see “The Agreement and Plan of Merger” beginning on page 79 and “The Special Meeting” beginning on page 74 for detailed information.
Merger Consideration (Page 79)
If the merger agreement is adopted by the requisite vote of the Company’s stockholders and the merger is consummated, each issued and outstanding share of the Common Stock (except for the excluded shares and the dissenting shares, in either case as described below) will be converted into the right to receive US$6.05 per share, in cash without interest and subject to applicable withholding taxes. Shares held by (i) any of Parent, Merger Sub and any other direct or indirect subsidiary of Parent and (ii) the Company ((i) and (ii) collectively, the “excluded shares”), will be automatically cancelled and cease to exist and no payment or distribution will be made to the holders of such excluded shares. If certain conditions are met, shares owned by stockholders of the Company who have properly validly perfected and have not effectively withdrawn or lost their appraisal rights pursuant to Section 262 of the DGCL (the “dissenting shares”), will be cancelled for the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL. Payment of the merger consideration to holders of shares of the Common Stock (other than the excluded shares and the dissenting shares) is conditioned on the merger being completed and will be made by a paying agent with funds from the buyer group.
Prior to the effective time of the merger, Parent will designate a bank or trust company reasonably acceptable to the Company to act as the paying agent for the payment of the merger consideration. Prior to or at the effective time of the merger, Parent will deposit, or will cause to be deposited, with the paying agent an amount in cash sufficient for the paying agent to make payments to the holders of shares of the Common Stock pursuant to the merger agreement. As promptly as practical, after the effective time of the merger (but in any event no later than five (5) business days following the effective time of the merger), the paying agent will mail to each stockholder of record (other than holders of the excluded shares) (i) a letter of transmittal in customary form and (ii) instructions for use in effecting the surrender of any share certificates in exchange for the applicable merger consideration. Do not return your stock certificates with the enclosed proxy card, and do not forward your stock certificates to the paying agent without a letter of transmittal. You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates along with a duly completed and executed letter of transmittal to the paying agent or until the paying agent receives an “agent’s message” in the case of shares held in book-entry form and other documents reasonably required by the paying agent and approved by Parent and us. See “The Agreement and Plan of Merger — Exchange Procedures” beginning on page 79 for additional information.
Recommendation of the Board of Directors and the Special Committee and Their Reasons for the Merger (Page 35)
A special committee of the Company’s board of directors, consisting entirely of independent directors (the “special committee”) unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are advisable, fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) recommended that our board of directors adopt, approve, and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and (iii) recommended that our board of directors submit the merger agreement to the stockholders for adoption and resolve to recommend the stockholders adopt the merger agreement and the transactions contemplated thereby, including the merger. After carefully considering the unanimous recommendation of the special committee and other factors, the Company’s board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the holders of the excluded shares), and adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, AND “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING IN ORDER TO TAKE SUCH ACTIONS AS OUR BOARD OF DIRECTORS DETERMINES ARE NECESSARY OR APPROPRIATE, INCLUDING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.
For a discussion of the material factors considered by our board of directors and the special committee in determining to recommend the approval of the proposal to adopt the merger agreement, and in determining that the merger is fair to our unaffiliated stockholders, please see “Special Factors —  Recommendation of the Board of Directors and the Special Committee and Their Reasons for the Merger” beginning on page 35 for additional information. To the extent known by each filing person after making reasonable inquiry, except as set forth under “Special Factors — Recommendation of the Board of Directors and the Special Committee and Their Reasons for the Merger,” no executive officer, director or affiliate of the Company or such filing person has made a recommendation either in support of or opposed to the transaction.
Except as set forth under “Special Factors — Background of the Merger,” “Special Factors — Recommendation of the Board of Directors and the Special Committee and Their Reasons for the Merger” and “Special Factors — Opinion of the Special Committee’s Financial Advisor,” no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the transaction and/or preparing a report concerning the fairness of the transaction.
Position of the Buyer Group as to Fairness of the Merger (Page 51)
Each member of the buyer group believes that the merger is fair to the unaffiliated stockholders. Their belief is based upon the factors discussed under the caption “Special Factors — Position of the Buyer Group as to the Fairness of the Merger” beginning on page 51.
Each member of the buyer group is making the statements included in this paragraph solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each member of the buyer group as to the fairness of the merger are not intended to be and should not be construed as a recommendation to any stockholder of the Company as to how that stockholder should vote on the proposal to authorize and adopt the merger agreement and the transactions contemplated thereby, including the merger.
Opinion of the Special Committee’s Financial Advisor (Page 42)
On November 17, 2016, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) verbally rendered its opinion to the special committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the special committee dated November 17, 2016), as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of shares of the Common Stock (other than (i) Parent, Merger Sub and their respective affiliates, including, without limitation, Mr. Zhang and Ms. Meng and (ii) holders of the dissenting shares (collectively, the “Excluded Persons”), of the merger consideration of US$6.05 per share in cash to be received by such holders in the merger pursuant to the merger agreement.
Houlihan Lokey’s opinion was directed to the special committee (in its capacity as such) and only addressed the fairness, from a financial point of view and as of the date of the opinion, to the holders of the Common Stock (other than the Excluded Persons) of the merger consideration of US$6.05 per share in cash to be received by such holders in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding. The summary of

Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and does not constitute, advice or a recommendation to the special committee, the board of directors of the Company, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the merger.
Financing of the Merger (Page 65)
The buyer group estimates that the total amount of funds necessary to complete the merger and the related transactions, including payment of the merger consideration to the Company’s stockholders other than holders of the excluded shares pursuant to the merger agreement, is anticipated to be approximately US$125.2 million, assuming no exercise of appraisal rights by any stockholder of the Company. This amount is expected to be funded through debt financing. Please see “Special Factors — Financing of the Merger” beginning on page 65 for detailed information.
Limited Guarantee (Page 66)
Concurrently with the execution and delivery of the merger agreement, Mr. Zhang and Ms. Meng entered into a limited guarantee in favor of the Company with respect to certain payment obligations of Parent under the merger agreement for the termination fee, certain costs and expenses, or the reimbursement for certain liabilities, that in each case, may become payable to the Company by Parent under certain circumstances as set forth in the merger agreement. Please see “Special Factors — Limited Guarantee” beginning on page 66 for detailed information.
Interests of Certain Persons in the Merger (Page 66)
In considering the recommendation of our board of directors, you should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a stockholder. These interests include, among others:
•
as of the date of this proxy statement, Mr. Zhang, the chairman of the board of directors and the chief executive officer of the Company, beneficially owns approximately 63.5% of the total outstanding shares of the Common Stock;

•
Mr. Zhang and officers of the Company will remain director and officers of the surviving corporation following the merger;

•
members of the special committee received compensation for their service in evaluating and negotiating the merger agreement and the transactions contemplated by the merger agreement, including the merger, which is not contingent upon the special committee’s recommendation of the merger or the completion of the merger; and

•
pursuant to the merger agreement, directors and officers of the Company will receive indemnification rights and liability insurance coverage for six (6) years following the completion of the merger for certain claims and liabilities arising from their actions taken prior to the effective time of the merger.

The members of the special committee and our board of directors were aware of these interests, and considered them, when they adopted the merger agreement and approved the transactions contemplated by the merger agreement, including the merger. Please see “Interests of Certain Persons in the Merger” beginning on page 66 for additional information.
Conditions to the Merger (Page 90)
The respective obligations of each of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions, including among other things, the requisite vote of the Company’s stockholders. For a more detailed description of these conditions, please see “The Agreement and Plan of Merger — Conditions to the Merger” beginning on page 90 for additional information.

Regulatory Matters (Page 68)
The Company does not believe that any material federal, national, provincial, local or state, whether domestic or foreign, regulatory approvals, filings or notices are required in connection with the merger other than the approvals, filings or notices required under the U.S. federal securities laws and the rules and regulations of the NASDAQ Global Select Market and the filing of the certificate of merger with the Secretary of State of the State of Delaware with respect to the merger.
Competing Transactions (Page 86)
From the date of the merger agreement until 11:59 p.m. New York City time on December 17, 2016 (the “go-shop period end date”), the Company and its subsidiaries and their respective representatives are permitted to, directly and indirectly,
•
subject to certain conditions, initiate, solicit or encourage any competing transaction (as defined under the section captioned “The Agreement and Plan of Merger — Competing Transactions”) or inquiries, proposals or offers that could reasonably be expected to lead to a competing transaction, including by way of public disclosure and by way of providing access to non-public information to any person pursuant to one or more confidentiality agreements (it being understood that such confidentiality agreements shall not include any provision granting such person exclusive rights to negotiate with the Company or having the effect of prohibiting the Company from satisfying its obligations under the merger agreement); and

•
enter into and maintain discussions or negotiations with respect to any competing transaction (or inquiries, proposals or offers that could reasonably be expected to lead to a competing transaction), or otherwise cooperate with, assist or participate in or facilitate, or take any other action in connection with any such inquiries, proposals, discussions or negotiations.

Following the go-shop period end date, except as described in this section, the Company shall, and shall cause its subsidiaries and their respective representatives to, (i) immediately cease any activities permitted by the above paragraph and any discussions with any person (other than Parent and any excluded party as defined under the section captioned “The Agreement and Plan of Merger — Competing Transactions”) that are ongoing as of the go-shop period end date and that relate to, or could reasonably be expected to lead to, a competing transaction, and (ii) use its reasonable best efforts to promptly request each person (other than Parent and any excluded party) to return or destroy all information required to be returned or destroyed by such person under the terms of the applicable confidentiality agreement. Immediately after the go-shop period end date until the effective time of the merger or, if earlier, the termination of the merger agreement, neither the Company nor its subsidiaries nor any representatives of the Company or any of its subsidiaries is permitted to, directly or indirectly,
•
solicit, initiate, knowingly encourage or knowingly take any other action to facilitate any inquiries or the making of any proposal or offer that relates to, constitutes, or could reasonably be expected to lead to, any competing transaction;

•
enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information to or otherwise knowingly assist or cooperate with, any person or entity in furtherance of such inquiries, proposals or offers or to obtain a proposal or offer for a competing transaction;

•
agree to, approve, endorse or recommend any competing transaction or enter into any letter of intent or contract or commitment contemplating or otherwise relating to any competing transaction; or

•
release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

Following the go-shop period end date, the Company is required to notify Parent in writing, as promptly as reasonably practicable (and in any event within 48 hours after the Company has knowledge thereof), of any proposal or offer, or any inquiry or contact with any person, regarding a competing transaction or that would reasonably be expected to lead to a competing transaction, specifying (i) the material terms and conditions thereof  (including material amendments or proposed material amendments), and (ii) whether the Company has any intention to provide confidential information to such person. The Company must also keep Parent informed, on a reasonably current basis (and in any event within 48 hours of the occurrence of any material changes, developments, discussions or negotiations) of the status and terms of such proposal, offer, inquiry, contact or request.
At any time after the go-shop period end date and prior to the receipt of the required stockholder approval of the proposal to adopt the merger agreement, the Company may, (a) after its receipt of a written, bona fide inquiry, proposal or offer with respect to a competing transaction from any person (without violation of the “competing transactions” provisions under the merger agreement), contact such person solely in order to clarify and understand the terms and conditions of such inquiry, proposal or offer so as to determine whether it constitutes, or could reasonably be expected to result in, a superior proposal (as defined under the section captioned “The Agreement and Plan of Merger — Competing Transactions”), and notify such person of certain restrictions provided under the merger agreement; and (b) furnish information to, and enter into discussion or negotiations with, a person who has made a written, bona fide proposal or offer regarding a competing transaction. In such case referred to in (b) above, the special committee must have (1) determined in its good faith judgment (after consultation with its outside financial advisor and outside legal counsel) that such proposal or offer either constitutes or could reasonably be expected to result in a superior proposal; (2) promptly provided written notice to Parent (in any event within 48 hours) of its intent to furnish information or enter into discussions or negotiations with such person, and (3) obtained from such person an acceptable confidentiality agreement. In addition, the Company must promptly make available to Parent any material information concerning the Company and its subsidiaries that is provided to any such person and that was not previously made available to Parent or its representatives. Notwithstanding the above restrictions, after the go-shop period end date, the Company may continue to take any of the actions described above with respect to any excluded party if the special committee determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that, as of the date of the go-shop period end date, such proposal or offer regarding a competing transaction constitutes, or is reasonably likely to lead to, a superior proposal.
Except as described in the following paragraph, the board of directors and the special committee of the Company may not make a change of recommendation (as defined under the section captioned “The Agreement and Plan of Merger — Competing Transactions”) or authorize, approve or recommend, or cause or permit the Company or any of its subsidiaries to enter into any alternative acquisition agreement with any third party other than Parent.
Prior to the time of the special meeting, if the board of directors of the Company has determined in its good faith judgment upon the recommendation of the special committee (after the special committee has consulted with its outside financial advisor and outside legal counsel) (i) that a bona fide written offer or proposal regarding a competing transaction received by the Company constitutes a superior proposal, the board of directors may, upon recommendation of the special committee (after the special committee has consulted with its outside financial advisor and outside legal counsel), make a change of recommendation and/or authorize the Company to terminate the merger agreement in accordance with its terms, or (ii) that an intervening event (as defined under the section captioned “The Agreement and Plan of Merger — Competing Transactions”) has occurred and is continuing and that failure to effect a change of recommendation in response to such intervening event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, the board of directors may, upon recommendation of the special committee (after the special committee has consulted with its outside legal counsel), make a change of recommendation in response to such intervening event. However, that prior to taking such actions described above, the Company shall have provided prior written notice to Parent and during the applicable notice period and, if requested by Parent, negotiated with, and caused its representatives to negotiate with, Parent and its representatives in good faith to make such adjustments in the terms and conditions of the merger agreement so that (i) such offer or proposal would cease to constitute a superior proposal or (ii) no longer be inconsistent with the board of directors’ fiduciary duties not to effect a change of recommendation, as determined by the board of directors upon recommendation of the special committee (after the special committee has consulted with its outside legal counsel), as applicable. Please see “The Agreement and Plan of Merger — Competing Transactions” beginning on page 86 for additional information.

Termination of the Merger Agreement (Page 91)
The merger agreement may be terminated at any time prior to the effective time of the merger:
•
by mutual written consent of the Company (with the approval of its board of directors and acting upon the recommendation of the special committee) and Parent;

•
by either the Company (acting upon the recommendation of the special committee) or Parent, if:

•
the merger is not consummated on or before November 17, 2017 (the “termination date”), provided that this termination right is not available to a party whose breach of, or failure to fulfill, any obligation under the merger agreement has been the primary cause of, or primarily resulted in, the failure to consummate the merger by the termination date;

•
any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any final and non-appealable injunction having the effect of enjoining, restraining, prohibiting or otherwise making the consummation of the transactions contemplated by the merger agreement illegal; provided, that this termination right is not available to a party whose breach of, or failure to fulfill, any obligation under the merger agreement has been the primary cause of or primarily resulted in, such injunction; or

•
the required stockholder approval of the merger is not obtained at the special meeting or any adjournment or postponement thereof;

•
by the Company (acting upon the recommendation of the special committee), if:

•
Parent or Merger Sub has breached or failed to perform any of its representations, warranties or covenants under the merger agreement, which breach or failure has given rise to or would give rise to the failure of any mutual condition to the obligations of the parties to consummate the merger or a condition to the obligation of the Company to consummate the merger, and such breach or inaccuracy is not capable of being cured prior to the termination date, or has not been cured within thirty business days of the receipt by Parent or Merger Sub of written notice of such breach or failure from the Company stating the Company’s intention to terminate the merger agreement; provided that this termination right is not available to the Company if it is then in material breach of the merger agreement that would result in any mutual conditions to the obligations of the parties to consummate the merger or any conditions to the obligations of Parent and Merger Sub to consummate the merger not being satisfied;

•
(i) all of the mutual conditions to the obligations of the parties to consummate the merger and the conditions to the obligations of Parent and Merger Sub to consummate the merger are satisfied, (ii) the Company has irrevocably confirmed by written notice to Parent that (a) all the conditions to the obligations of the Company to consummate the merger are satisfied or that the Company is willing to waive any such unsatisfied conditions, (b) the Company is ready, willing and able to consummate the closing and (c) the Company will terminate the merger agreement if Parent and Merger Sub fail to consummate the closing within the time period specified in (iii) below, and (iii) Parent and Merger Sub fail to consummate the closing within seven business days following the date on which the closing should have occurred pursuant to the merger agreement; or

•
prior to the receipt of the required stockholder approval, (i) the board of directors of the Company (upon recommendation of the special committee) has effected a change of recommendation after receipt of a superior proposal for a competing transaction and authorized termination of the merger agreement in accordance with the terms of the merger agreement (as described under “The Agreement and Plan of Merger — Competing Transactions”) and (ii) concurrently with such termination, the Company pays to Parent in immediately available funds a termination fee in accordance with the merger agreement;

•
by Parent, if:

•
the Company has breached or failed to perform any of its representations, warranties or covenants under the merger agreement, which breach or failure would give rise to the failure of a mutual condition to the obligations of the parties to consummate the merger or acondition to the obligations of Parent and Merger Sub to consummate the merger, and such breach or failure is not capable of being cured prior to the termination date, or has not been cured within thirty business days of the receipt by the Company of written notice from Parent; provided, that Parent will not have the right to terminate the merger agreement if it is in material breach of the merger agreement that would result in any mutual conditions to the obligations of the parties to consummate the merger or any conditions to the obligations of the Company to consummate the merger not being satisfied; or

•
(i) the board of directors of the Company or the special committee has (a) effected and not withdrawn a change of recommendation, (b) failed to include the company recommendation in this proxy statement, or (c) authorized, approved or recommended, or caused or permitted the Company or any of its subsidiaries to enter into any alternative acquisition agreement, or (ii) the Company has committed, authorized or permitted a willful and material breach with respect to any competing transactions under the terms of the merger agreement and such breach, if capable of being cured, has not been cured within five business days of the receipt by the Company of written notice of such breach from Parent stating Parent’s intention to terminate the merger agreement; provided that Parent will not have the right to terminate the merger agreement as described in clause (ii) above if it is in material breach of the merger agreement that would result in any mutual conditions to the obligations of the parties to consummate the merger or any conditions to the obligations of the Company to consummate the merger not being satisfied.

Termination Fee (Page 93)
The merger agreement contains certain termination rights for the Company and Parent. The Company is required to pay Parent a termination fee of US$3.13 million, if:
•
the merger agreement is terminated by Parent after (i) the board of directors of the Company or the special committee has (a) effected and not withdrawn a change of recommendation, (b) failed to include the company recommendation in this proxy statement, or (c) authorized, approved or recommended, or caused or permitted the Company or any of its subsidiaries to enter into any alternative acquisition agreement, or (ii) the Company has committed, authorized or permitted a willful and material breach with respect to any competing transactions under the terms of the merger agreement and failed to cure such breach within a specified time;

•
the merger agreement is terminated by the Company, where prior to the receipt of the required stockholder approval, the board of directors of the Company (upon the recommendation of the special committee) has effected a change of recommendation and authorized termination of the merger agreement; or

•
the merger agreement is terminated by the Company or Parent, where (i)(a) the merger has not been consummated on or before the termination date without the required stockholder approval having being obtained or (b) the required stockholder approval of the merger is not obtained at the special meeting or any adjournment or postponement thereof, (ii) at the time of such termination, a bona fide proposal or offer relating to a competing transaction has been made known to the Company, or has been publicly announced or publicly made known, and not publicly and unconditionally withdrawn prior to the earlier of such termination or five business days prior to the special meeting, and (iii) within twelve months after such termination the Company or any of its subsidiaries enters into a definitive agreement in connection with any competing transaction that is later consummated or consummates a competing transaction, whether or not it is the same competing transaction.

However, if the merger agreement is terminated by the Company where the board of directors of the Company (upon the recommendation of the special committee) has effected a change of recommendation and authorized termination of the merger agreement prior to the receipt of the required stockholder approval, or by Parent where (i) the board of directors of the Company or the special committee has (a) effected and not withdrawn a change of recommendation, (b) failed to include the company recommendation in this proxy statement, or (c) authorized, approved or recommended, or caused or permitted the Company or any of its subsidiaries to enter into any alternative acquisition agreement, or (ii) the Company has committed, authorized or permitted a willful and material breach with respect to any competing transactions under the terms of the merger agreement and failed to cure such breach within a specified time, in each case in connection with an offer or proposal in connection with a competing transaction received by the Company on or before the go-shop period end date, the Company is only required to pay Parent a termination fee of US$2.5 million.
Parent is required to pay the Company a termination fee of US$6.26 million, if:
•
the merger agreement is terminated by the Company due to a material breach by Parent or Merger Sub, and such breach is not capable of being cured prior to the termination date or has not been cured within thirty business days after Parent’s or Merger Sub’s receipt of the written notice of such breach from the Company; or

•
the merger agreement is terminated by the Company if the merger is not consummated within seven business days following the date on which the closing should have occurred pursuant to the merger agreement, provided that (i) all of the mutual conditions to the obligations of the parties to consummate the merger and the conditions to the obligations of Parent and Merger Sub to consummate the merger are satisfied, and (ii) the Company has irrevocably confirmed by written notice to Parent that (a) all the conditions to the obligations of the Company to consummate the merger are satisfied or that the Company is willing to waive any such unsatisfied conditions, (b) the Company is ready, willing and able to consummate the closing and (c) the Company will terminate the merger agreement if Parent and Merger Sub fail to consummate the closing within the specified time period.

Remedies (Page 94)
Other than with respect to the Company’s claims for any indemnification and reimbursement of costs and expenses relating to financing of the transactions contemplated by the merger agreement and any equitable remedies the Company may be entitled to, the Company’s right to receive from Parent a reverse termination fee of US$6.26 million is the sole and exclusive remedy of the Company, its subsidiaries, the direct or indirect stockholders of the Company or any other person or any of their respective affiliates or representatives against Parent, Merger Sub, Mr. Zhang, Ms. Meng and certain related parties as described in the merger agreement with respect to any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement under the merger agreement, or any failure of the transactions contemplated by the merger agreement to be consummated.
Other than any equitable remedies Parent and Merger Sub may be entitled to, in the event that the Company will pay a termination fee of US$3.13 million or US$2.5 million, as applicable, the right of Parent to receive the payment of such termination fee is the sole and exclusive remedy of Parent, Merger Sub, Mr. Zhang, Ms. Meng and certain related parties as described in the merger agreement against the Company, its subsidiaries, the direct or indirect stockholders of the Company or any other person or any of their respective affiliates or representatives with respect to any loss or damage suffered as a result of any breach of representation, warranty, covenant or agreement under the merger agreement, or any failure of the transactions contemplated by the merger agreement to be consummated.
In the event of any breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in the merger agreement, the Company, on the one hand, or Parent or Merger Sub, on the other hand, subject to the relevant provisions under the merger agreement, will be entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement by any party. The Company is entitled to an injunction or injunctions, or other appropriate form of specific performance or equitable relief to cause Parent and Merger Sub to consummate the merger under certain circumstances. However, under no circumstances are Parent and Merger Sub, on the one hand, or the Company, on the other hand, permitted or entitled to both a grant of specific performance that results in completion of the merger and payment of the termination fee.
Rights of Appraisal (Page 99 and Annex D)
Under Delaware law, holders of the Common Stock who do not vote in favor of the proposal to adopt the merger agreement, who properly demand appraisal of their shares of the Common Stock, who continuously hold such shares from the date of the demand through the effective time of the merger, and who otherwise comply with the requirements of Section 262 of the DGCL will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined “fair value” (as described in Section 262 of the DGCL) of, their shares of the Common Stock in lieu of receiving the per share merger consideration of US$6.05 if the merger is completed, but only if they comply with all applicable requirements of Delaware law, including Section 262 of the DGCL. This appraised value could be more than, the same as, or less than the per share merger consideration of US$6.05. Any holder of record of shares of the Common Stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to us prior to the vote on the proposal to adopt the merger agreement, must not vote in favor of the proposal to adopt the merger agreement, must continue to hold the shares through the effective time of the merger and comply with all of the procedures required by Section 262 of the DGCL. The text of Section 262 of the DGCL is included as Annex D to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with these provisions will result in loss of the right of appraisal.
Material U.S. Federal Income Tax Consequences of the Merger (Page 69)
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the caption “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of the Common Stock in the merger generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of the Common Stock surrendered in the merger.
A Non-U.S. Holder (as defined under the caption “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of the Common Stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.
For more information, see the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders of the Company are encouraged to consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Material PRC Tax Consequences of the Merger (Page 71)
The Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law or that the gain recognized on the receipt of cash for the shares of the Common Stock should otherwise be subject to PRC tax to holders of such shares of the Common Stock that are not PRC residents. However, there is uncertainty regarding whether the PRC tax authorities would deem the Company to be a resident enterprise. If the PRC tax authorities were to determine that the Company should be considered a resident enterprise, then gain recognized on the receipt of cash for the shares of the Common Stock pursuant to the Merger by our stockholders who are not PRC residents could be treated as PRC-sourced income that would be subject to PRC income tax at a rate of 10% in the case of enterprises or 20% in the case of individuals (subject to applicable tax treaty relief, if any), and, even in the event that the Company is not considered a resident enterprise, gain recognized on the receipt of cash for the shares of the Common Stock is subject to PRC tax if the stockholders are PRC residents. For more information, please see the section of this proxy statement captioned “Special Factors — Material PRC Tax Consequences of the Merger.” Stockholders of the Company are encouraged to consult their own tax advisor concerning the tax consequences of the Merger to you, including any PRC tax consequences.
Fees and Expenses (Page 94)
Except for the right to reimbursement of costs and expenses under certain circumstances, whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party to the merger agreement incurring such costs and expenses. Please see “The Agreement and Plan of Merger — Fees and Expenses” beginning at page 94 for additional information.
Delisting and Deregistration of the Common Stock (Page 72)
If and only after the merger is completed, the Common Stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act and we will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) .
Litigation Relating to the Merger (Page 72)
Four purported stockholder class action complaints have been filed against the Company and certain officers and directors thereof in connection with the proposed transaction. The first, Rudy Murillo v. Synutra International, Inc., et al., Case No. 12990-VCL, was filed on December 15, 2016, in the Court of Chancery of the State of Delaware, and was amended on January 5, 2017. The plaintiff in this action also filed a motion for expedited proceedings, and a hearing on this motion is scheduled to take place on February 3, 2017. The second, Abraham Atachbarian Roth Ira v. Synutra International, Inc., et al., Case No. 1:16-cv-01302-LPS, was filed on December 22, 2016, in the United States District Court for the District of Delaware. The third, Robert Garfield v. Synutra International, Inc., et al., Case No. 428880-v, was filed on January 5, 2017, in the Circuit Court for Montgomery County, Maryland. The fourth, Arthur Flood v. Synutra International, Inc., et al., Case No. 2017-0032-JTL, was filed on January 17, 2017, in the Court of Chancery of the State of Delaware. These complaints challenge the proposed transaction and allege, among other things, that the individual defendants breached their fiduciary duties to the minority stockholders by approving the proposed transaction following an inadequate process and failing to disclose material information in connection with the proposed transaction. The complaints seek, among other relief, to enjoin defendants from consummating the proposed transaction. The Company has reviewed the allegations contained in the complaints, believes they are without merit and intends to defend these actions vigorously.
One of the conditions to the closing of the merger is that no order by a court or other governmental authority shall be in effect that prohibits the consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe. Please see “Special Factors — Litigation Relating to the Merger” beginning at page 72 for additional information.
Where You Can Find More Information (page 109)
You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see “Where You Can Find More Information” beginning on page 109.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:
What is the proposed transaction?

A:
Under the merger agreement entered into by and among the Company, Parent and Merger Sub as of November 17, 2016, the proposed transaction provides for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. Parent is directly owned by the buyer group and the merger is a going-private transaction involving Mr. Zhang, our chairman and chief executive officer, his spouse, Ms. Meng, Parent and Merger Sub.

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
approval of the adoption of the merger agreement; and

•
approval of the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q:
As a stockholder, what will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive US$6.05 in cash, without interest thereon and subject to any applicable withholding taxes, for each share of the Common Stock that you own immediately prior to the effective time of the merger as described in the merger agreement, unless you have properly exercised your appraisal rights with respect to the merger and have not failed to perfect, withdrawn, or otherwise lost your right to appraisal, and certain other conditions and statutory requirements associated with Section 262 of the DGCL are met, in which case, you will receive the fair value of your shares of the Common Stock in accordance with the provisions of Section 262 of the DGCL.

Q:
Is the merger a taxable transaction to the Company’s stockholders for U.S. federal income tax purposes?

A:
The exchange of shares of the Common Stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. If you are a U.S. Holder (as defined under the caption “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of the Common Stock for cash in the merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by you in the merger and your adjusted tax basis in the shares of the Common Stock surrendered in the merger. If you are a Non-U.S. Holder (as defined under the caption “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”), you generally will not be subject to U.S. federal income tax with respect to the exchange of the Common Stock for cash in the merger unless you have certain connections to the United States. See “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 69 for a more detailed description of the U.S. federal income tax consequences of the merger. You are encouraged to consult your own tax advisor for a full understanding of the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

For a description of the PRC tax consequences of the merger, please see “Special Factors — Material PRC Tax Consequences of the Merger” beginning on page 71.

Q:
When will I receive the merger consideration for my shares of the Common Stock?

A:
After the merger is completed, you will receive written instructions, including a letter of transmittal, that will explain how to exchange your shares for the merger consideration. When you properly complete and return the required documentation described in the written instructions, you will promptly receive from the paying agent payment of the merger consideration for your shares of the Common Stock.

Q:
When and where is the special meeting of our stockholders?

A:
The special meeting of stockholders will be held on            , starting at                 (Beijing time), at the Synutra International Building, 106 Dong Lu Yuan Tongzhou District, Beijing 101101, China.

Q:
What vote of our stockholders is required to adopt the merger agreement and the other proposal?

A:
Adoption of the merger agreement by our stockholders requires the affirmative vote (in person or by proxy) of  (i) the holders of at least a majority of the issued and outstanding shares of the Common Stock entitled to vote and (ii) the holders of at least a majority of the issued and outstanding shares of the Common Stock (other than the excluded shares), in each case in accordance with the Company’s certificate of incorporation and bylaws and the DGCL.

The adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement will be approved if holders of the majority of the voting power of the outstanding shares of the Common Stock entitled to vote at the special meeting that are represented at the special meeting vote in favor of such proposal.
Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement or the proposal to adjourn or postpone the special meeting.
As of the date of this proxy statement, 56,690,400 shares of the Common Stock are outstanding.
At the close of business on             , the record date,                 shares of the Common Stock are expected to be outstanding and entitled to vote at the special meeting. On the record date, the buyer group is expected to own                 shares of the Common Stock, which represent approximately       % of the total outstanding shares of the Common Stock. Accordingly, due to the “majority of the minority stockholders” vote requirement described in clause (ii) above, based on the                 shares of the Common Stock expected to be outstanding on the record date, more than                 shares of the Common Stock owned by the minority stockholders (representing greater than 50% of the total outstanding shares of the Common Stock owned by the minority stockholders and       % of the total outstanding shares of the Common Stock) must be voted in favor of the proposal to adopt the merger agreement for it to be approved.
Q:
Who can attend and vote at the special meeting?

A:
All stockholders of record as of the close of business on            , the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. Stockholders may vote by attending the special meeting and voting in person. In order to attend the special meeting in person, arrive at the meeting time at the address listed above with your proxy card and a form of valid photo identification. Specific directions to the Synutra International Building, the location of the special meeting, are attached as Annex E to this proxy statement. If you are a beneficial owner of shares held in “street name” and you want to vote in person at the special meeting, you must contact the bank, brokerage firm or other nominee that holds your shares of the Common Stock in its name prior to the meeting and obtain from it a valid proxy issued by it in your name giving you the right to vote the shares of the Common Stock registered in its name. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:
How does our board of directors recommend that I vote?

A:
After carefully considering the unanimous recommendation of the special committee and other factors, the Company’s board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the holders of the excluded shares), and adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that you vote “FOR” the proposal to adopt the merger agreement, and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Please see “Special Factors — Recommendation of the Board of Directors and the Special Committee and Their Reasons for the Merger” beginning on page 35 for a discussion of the factors that the special committee and our board of directors considered in deciding to recommend the approval of the proposal to adopt the merger agreement. In addition, in considering the recommendation of the special committee and the board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers may have interests that are different from, or in addition to, the interests of our stockholders generally. See “Special Factors — Interests of Certain Persons in the Merger” beginning on page 66 for additional information.
Q:
How will our directors and executive officers vote on the proposal to adopt the merger agreement?

A:
As of            , the record date of the special meeting, Mr. Zhang is expected to beneficially own                 shares of the Common Stock entitled to vote at the special meeting, or approximately    % of the outstanding shares of the Common Stock, which include                 shares of the Common Stock directly held by Parent. Ms. Meng is the sole shareholder and director of Parent.

As of            , the record date, the directors and executive officers of the Company (other than Mr. Zhang) are expected to beneficially own and be entitled to vote, in the aggregate, 400 shares of the Common Stock. The directors and executive officers (other than Mr. Zhang) have informed the Company that they currently intend to vote all of their shares of the Common Stock “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. Please see “The Special Meeting” beginning on page 74 for additional information.
Q:
Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of the Common Stock?

A:
Stockholders who do not vote in favor of the proposal to adopt the merger agreement and who collectively satisfy certain ownership requirements described further herein, who continuously hold such shares from the date of making demand through the effective time of the merger, and who otherwise comply with applicable requirements of Section 262 of the DGCL are entitled to statutory appraisal rights under Delaware law in connection with the merger. This means that if you comply with the requirements of Section 262 of the DGCL and certain other conditions and statutory requirements are met, you are entitled to have the “fair value” (as described in Section 262 of the DGCL) of your shares of the Common Stock determined by the Delaware Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the merger consideration, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery of the State of Delaware (subject, in the case of interest payments, to any voluntary cash payments made by the Company pursuant to subsection (h) of Section 262 of the DGCL, as described in more detail below). The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must comply with the requirements of the DGCL, including Section 262 of the DGCL and certain other requirements must be met. Any holder of record of shares of the Common Stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to us prior to the vote on the proposal to adopt the merger agreement, must not vote in favor of the proposal to adopt the merger agreement, must continue to hold the shares from the date of demand through the effective time of the merger and comply with all of the procedures required by Section 262 of the DGCL. See “Rights of Appraisal” and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex D to this proxy statement.
Q:
How do I cast my vote if I am a holder of record?

A:
If you were a holder of record as of the close of business on            , you may submit your proxy or vote your shares of the Common Stock on matters presented at the special meeting in any of the following ways: by telephone, via the Internet, by mail or by voting in person at the meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of the Common Stock should be voted on a matter, the shares of the Common Stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
Q:
How do I cast my vote if my shares of the Common Stock are held in “street name” by a bank, brokerage firm or other nominee?

A:
If your shares of the Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of the Common Stock held in “street name.” You will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of the Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Q:
What will happen if I abstain from voting or fail to vote on the proposal to adopt the merger agreement?

A:
If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of the Common Stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. If you are a stockholder of record, you have the right to revoke a proxy (whether delivered over the Internet, by telephone or by mail) at any time before it is voted at the special meeting by (i) submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy, (ii) signing another proxy card with a later date and returning it to us prior to the special meeting, or (iii) attending the special meeting and voting in person. Any such new or later-dated proxy should be delivered (over the Internet, by facsimile over the telephone or by mail) to                . If delivered by Internet, please email                . If sent by mail or facsimile, please send it to Synutra International, Inc.,                , Attn.:                , or via facsimile to                . Any such new or later-dated proxies must be received by the Company prior to the special meeting. Receipt by the Company of such new or later-dated proxy prior to the special meeting is, in itself, sufficient to revoke a prior proxy by that stockholder. If you hold your shares of the Common Stock in “street name,” you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of the Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of the Common Stock. If you are a holder of record and your shares of the Common Stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.

Q:
If I am a holder of certificated shares of the Common Stock, should I send in my stock certificates now?

A:
No. Promptly after the merger is completed, each holder of record as of the time of the merger will be sent written instructions for exchanging their stock certificates for the merger consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. Please do not send in your stock certificates with your proxy.

Holders of uncertificated Common Stock represented by book-entry interests will receive a check or wire transfer without such holder being required to deliver a stock certificate or an executed letter of transmittal to the paying agent, provided an “agent’s message” has been previously delivered to the paying agent with respect to such shares.
Q:
What constitutes a quorum for the special meeting?

A:
The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes are included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned.

Q:
Will any proxy solicitors be used in connection with the special meeting?

A:
Yes. To assist in the solicitation of proxies, the Company has engaged                .

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, you will not receive any payment for your shares of the Common Stock pursuant to the merger agreement. Instead, we will remain as a publicly traded company and the Common Stock will continue to be registered under the Exchange Act and listed and traded on the NASDAQ Global Select Market. Under certain circumstances specified in the merger agreement, we may be required to pay Parent a termination fee of US$3.13 million or US$2.5 million, or Parent may be required to pay us a termination fee of US$6.26 million. See “The Agreement and Plan of Merger — Termination Fee” beginning on page 93 for additional information.

Q:
When is the merger expected to be completed?

A:
We are working to complete the merger as quickly as possible and expect the merger to close no later than the termination date under the merger agreement, subject to all conditions to the merger having been satisfied or waived. However, we cannot assure you that all conditions to the merger will be satisfied or waived by then or at all.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of certain disclosure documents to any household at which two (2) or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. As a result of householding, certain stockholders who share an address are being delivered only one copy of this proxy statement unless the Company or one of its mailing agents has received contrary instructions. Upon the written or oral request of a stockholder at a shared address to which a single copy of this proxy statement was delivered, the Company will promptly deliver a separate copy of this proxy statement to such stockholder. Written requests should be made to Synutra International, Inc., Attention:                 and oral requests may be made by calling the Company at                .

Q:
Who can help answer my questions?

A:
If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact                 toll-free at                , collect at                , by email at                .

SPECIAL FACTORS
The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.
Overview of the Transaction
The Company, Parent and Merger Sub entered into the merger agreement on November 17, 2016. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. The Company, as the surviving corporation, will continue to do business under the name “Synutra International, Inc.” following the merger. At the effective time of the merger, the following will occur in connection with the merger:
•
each share of the Common Stock issued and outstanding immediately prior to the effective time of the merger (other than the excluded shares and the dissenting shares) will be converted into the right to receive the per share merger consideration of US$6.05 without interest and subject to any applicable withholding taxes;

•
each of the excluded shares will be automatically cancelled and cease to exist and no payment or distribution will be made to the holders of such excluded shares; and

•
each of the dissenting shares will be cancelled, and each holder of the dissenting shares will cease to have any rights with respect thereto, except for the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL.

Following and as a result of the merger:
•
the unaffiliated stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

•
shares of the Common Stock will no longer be listed on the NASDAQ Global Select Market, and price quotations with respect to shares of the Common Stock in the public market will no longer be available; and

•
the registration of shares of the Common Stock under the Exchange Act will be terminated.

Background of the Merger
Our board of directors and senior management periodically review the Company’s long-term strategic plans, industry trends and potential opportunities, the goals of which include enhancing shareholder value. As part of this ongoing process, our board of directors and senior management have, from time to time, considered potential strategic alternatives that may be available to the Company.
On January 14, 2016, Mr. Zhang and Parent submitted a preliminary non-binding proposal to our board of directors (the “January 14 Proposal”) to acquire all of the issued and outstanding shares of the Common Stock not already beneficially owned by the buyer group for US$5.91 per share in cash, which represented a premium of approximately 63.0% to the closing price per share on January 13, 2016, and a premium of approximately 30.0% to the volume-weighted average closing price per share during the last twenty trading days prior to such date. Mr. Zhang and Parent proposed the price of US$5.91 per share in cash because they determined it would represent a fair and attractive opportunity for the minority stockholders to exit their investment in the Company based on a number of factors, including but not limited to the recent trading prices of the Common Stock, the recent negative public attention toward China-based companies listed on U.S. stock exchanges, U.S. investor skepticism toward China-based companies, and the uncertain business conditions and substantial competition that the Company faced in the Chinese market. At the time the January 14 Proposal was submitted, the buyer group collectively owned approximately 62.95% of the total issued and outstanding shares of the Common Stock (based on the number of shares of the Common Stock issued and outstanding as of November 9, 2015, as reported in the

Company’s quarterly report on Form 10-Q filed with the SEC on November 9, 2015). In the January 14 Proposal, Mr. Zhang and Parent indicated, among other things, that (i) they intended to finance the proposed transaction with a combination of debt and equity capital and that debt financing would be expected to be provided by loans from third party financial institutions; (ii) they would conduct customary business, legal and financial due diligence for the proposed transaction; (iii) they had engaged Davis Polk & Wardwell LLP (“Davis Polk”) as their U.S. legal counsel and they were prepared to negotiate and finalize the definitive agreements for the proposed transaction promptly; (iv) they were interested only in acquiring the outstanding shares of the Common Stock that the buyer group did not already own, and they did not intend to sell their shares to any third party; and (v) the January 14 Proposal was not a binding offer, agreement or agreement to make a binding offer or agreement.
On January 15, 2016, the Company issued a press release regarding its receipt of the January 14 Proposal and the transactions proposed therein, and filed the press release as an exhibit to its current report on Form 8-K. On the same day, Mr. Zhang, Ms. Meng and Parent filed an amendment to their Schedule 13D to disclose the terms of the January 14 Proposal. To avoid any conflict of interest arising from the role of Davis Polk, the then-outside U.S. legal counsel to the Company, in the transactions contemplated in the January 14 Proposal, the Company decided to engage separate U.S. legal counsel. Therefore, on January 15, 2016, Ms. Ning Cai, the chief financial officer of the Company, approached Wilson Sonsini Goodrich & Rosati (“WSGR”) for potential retention as the Company’s U.S. legal counsel in connection with the transactions contemplated in the January 14 Proposal. The Company’s decision to approach and eventually engage WSGR was based upon, among other things, WSGR’s qualifications and experiences representing China-based public companies and advising on mergers and acquisitions transactions (including going-private transactions) and the fact that WSGR had not been engaged by or received fees from the buyer group.
On January 21, 2016, our board of directors held a special meeting via teleconference, which was also attended by Ms. Ning Cai, and representatives of Davis Polk, in its capacity as the then-outside U.S. legal counsel to the Company. Although our board of directors understood that Davis Polk was representing the buyer group in connection with the January 14 Proposal, it requested the attendance at the meeting of representatives of Davis Polk who had frequently advised our board of directors because those representatives were not involved in Davis Polk’s representation of the buyer group and the Company was still evaluating, and had not yet engaged, other U.S. legal counsel. Furthermore, our board of directors agreed that it would not substantively evaluate the January 14 Proposal at this meeting and that Davis Polk’s advice to our board of directors would be limited to reminding the directors of their fiduciary duties under Delaware law and advising our board of directors on establishing a special committee to evaluate and, if appropriate, negotiate the January 14 Proposal, which committee would be composed solely of independent directors and would be advised by outside legal and financial advisors to be selected by it. Based on this understanding, the Company signed a waiver of Davis Polk’s conflicts and Davis Polk agreed that these representatives would attend the board meeting. The waiver of Davis Polk’s conflicts was negotiated and signed by Ms. Cai on behalf of the Company before the Company’s board meeting, and neither Mr. Zhang nor any other members of the buyer group participated in the Company’s decision to have Davis Polk attend this board meeting or to waive Davis Polk’s conflicts.
At the board meeting, our board of directors first discussed appointing a new independent director. As disclosed in the Company’s current report on Form 8-K dated November 9, 2015, Ms. Min Zhang resigned from her position as an independent director on the board of directors of the Company, effective November 6, 2015. In early December 2015, Mr. Yalin Wu was referred by a personal friend to Mr. Zhang as a potential candidate as an independent director of the Company. Mr. Wu had not worked with the Company before, but Mr. Zhang was impressed by the credentials of Mr. Wu, and recommended to Ms. Ning Cai that our board of directors consider Mr. Wu as a candidate for the independent director. In early December 2015, Ms. Ning Cai started to conduct a background check on Mr. Yalin Wu. On January 19, 2016, Ms. Ning Cai nominated Mr. Yalin Wu as an independent director of our board of directors. At the board meeting, our board of directors unanimously elected Mr. Yalin Wu as an independent director of our board of directors based on, among other things, his extensive experience in financial and strategic consulting, including his roles as the chief executive officer of Northern Investment & Financial Consultants Ltd. Co., director of Deloitte Corporate Finance (HK) Ltd. and deputy executive CEO of Deloitte Consultants (Shanghai) Ltd. Mr. Yalin Wu then joined the meeting as an independent director and discussed the terms of the January 14 Proposal together with the other directors present at the meeting. Representatives of Davis Polk advised the directors as to their fiduciary duties under Delaware law in considering and evaluating the January 14 Proposal and further stated that it would be advisable for our board of directors to consider forming a special committee solely consisting of independent and disinterested directors to ensure that unaffiliated stockholders would be adequately protected during the board’s evaluation of the January 14 Proposal and any other alternative offers involving the Company. Following discussion of the benefits of establishing a special committee and the composition of and the powers to be delegated to such special committee, our board of directors unanimously resolved that it was in the best interests of the Company to form a special committee comprised of three independent directors, Ms. Jinrong Chen, Mr. Lei Lin and Mr. Yalin Wu, with Ms. Jinrong Chen acting as the chairperson of the special committee, to consider and attend to all matters in connection with the January 14 Proposal and any other alternative proposals, and to ensure that the unaffiliated stockholders would be adequately protected during the Company’s consideration and evaluation of the proposed transaction. Although Mr. Zhang participated in the meeting, he abstained from voting upon the formation of the special committee and any other related matters due to his interest in the January 14 Proposal and affiliation with the other members of the buyer group. Our board of directors authorized the special committee to, among other things, retain its own legal counsel, financial advisor or other agents relating to the transaction contemplated under the January 14 Proposal; and authorized the special committee members to receive reasonable compensation for their time and work and be reimbursed for all their expenses relating to their duties as members of the special committee. Our board of directors further resolved that (a) the special committee would pass resolutions by majority vote, and the presence of a majority of the special committee members (in person or by teleconference or other telecommunication facilities) would constitute a quorum; and (b) the Company’s officers, advisors and employees would be directed to provide any information and assistance to the special committee or its advisors that would be helpful in discharging the duties of the special committee.
On January 22, 2016, the Company issued a press release announcing the appointment of Mr. Yalin Wu as an independent director of our board of directors and the formation of the special committee.
Between January 21, 2016 and February 1, 2016, the special committee and Ms. Ning Cai met with four law firms, including Cleary Gottlieb Steen & Hamilton LLP (“Cleary”). On January 23, 2016, the special committee and Ms. Ning Cai had a meeting with a representative of Cleary, during which a representative of Cleary introduced Cleary’s qualifications and experience in mergers and acquisitions transactions.
On January 29, 2016, Mr. Yalin Wu and Ms. Ning Cai met with representatives of Cleary in person again, with Ms. Jinrong Chen, Mr. Lei Lin and a team of Cleary representatives based in its New York office participating in the meeting by teleconference. During this meeting, Cleary further introduced its practice and expertise, and specifically explained the fiduciary duties of the special committee in connection with the proposed transaction. On the same day, WSGR began to take on the role of the Company U.S. legal counsel by reviewing the Company’s periodic filings.
On January 30, 2016, before having any negotiations with the Company’s board or special committee regarding the January 14 Proposal, either directly or through their advisors, Mr. Zhang and Parent submitted a letter to the special committee (the “January 30 Letter”), in which the buyer group reiterated its interest in acquiring all of the outstanding shares of the Common Stock not already beneficially owned by them for US$5.91 per share in cash, and confirmed that (i) they would not proceed with the proposed transaction unless it was approved by the special committee, which was composed entirely of independent directors, taking into account the advice of its independent advisors, and (ii) the proposed transaction would be subject to a non-waivable condition requiring the approval by holders of a majority of the shares of the Common Stock not beneficially owned by the buyer group.
On February 1, 2016, Mr. Zhang, Ms. Meng and Parent amended their Schedule 13D to reflect the terms of the January 30 Letter. On the same day, the special committee held a telephonic meeting with Ms. Ning Cai and representatives of Cleary participating. During this meeting, the special committee determined to retain Cleary as its independent U.S. legal counsel with respect to the proposed transaction and any alternative transaction proposals. The special committee’s decision to engage Cleary was based on, among other factors, Cleary’s qualifications, its extensive experience with mergers and acquisitions transactions, including going-private transactions, its extensive experience working with China-based companies, its ability to easily communicate in both English and Mandarin, and the fact that Cleary had not been engaged by or received fees from the Company or the buyer group. At the meeting, Cleary provided advice on the key issues and implications with respect to a going-private transaction, including the special committee’s evaluation of the fairness of the proposed transaction to the Company’s unaffiliated stockholders and the directors’ fiduciary duties under Delaware law. The special committee then proceeded to discuss with Cleary the next steps of the proposed transaction, including the process for engaging an independent financial advisor to the special committee and the functions of such financial advisor, and the appropriate compensation for each member of the special committee. Cleary reiterated the fiduciary duties of the special committee in connection with the proposed transaction. At the end, the special committee resolved (i) to initiate the process of engaging an independent financial advisor to assist its evaluation of the proposed transaction; and (ii) that each member of the special committee would receive US$12,500 per month for his or her service on the special committee, the payment of which would not be contingent upon the completion of the proposed transaction or the special committee’s recommendation of the proposed transaction to our board of directors.
Following the meeting, as instructed by the special committee, Ms. Ning Cai and Cleary contacted three investment banks, which had experience serving as financial advisor to special committees in going-private transactions, to solicit their interest in submitting their qualifications and proposals to act as the independent financial advisor to the special committee.
On February 2, 2016, the Company issued a press release announcing the special committee’s receipt of the January 30 Letter and filed the press release as an exhibit to its current report on Form 8-K. On the same day, the special committee interviewed three investment banks and asked each of them to disclose any potential conflicts of interest such investment bank might have, and held a telephonic meeting with representatives of Cleary to discuss, among other things, the proposed terms of engagement received from these three financial advisors, including Houlihan Lokey. After comparing the proposed terms of engagement, credentials, experience, team composition and commitment to the proposed transaction of the selected investment banks, the special committee decided to further evaluate the capacity of two investment banks and instructed Cleary to begin negotiating the terms of engagement letters with them as appropriate. The special committee also decided to appoint Ms. Xuan Xie as the coordinator of the special committee based on, among other things, her communication skills and her familiarity with the administration of the Company, including her role as a U.S. GAAP manager in the financial department and the secretary to the board of directors of the Company, and the fact that she had no connection to the buyer group. The duties and responsibilities of the coordinator of the special committee mainly included, among others, provision of administrative support to the special committee (e.g., meeting scheduling, logistics, budget management), internal and external communication in connection with the proposed transaction, and supervision of the communication and provision of information by the directors and employees of the Company in connection with the proposed transaction. The special committee then instructed Cleary to draft a letter to the directors and employees of the Company informing them that (i) the special committee had engaged Cleary as its independent U.S. legal counsel and had appointed Ms. Xuan Xie as the coordinator of the special committee, and that the directors and employees of the Company were not permitted to (a) have contact, discussions or agreements with any person, including the buyer group or any representative thereof, in connection with the proposed transaction without the prior approval of the special committee or (b) provide any information or respond to any requests other than through, and with the approval and under the supervision of, Ms. Xuan Xie; (ii) the directors and employees of the Company were required to keep the proposed transaction in strict confidence; and (iii) the existence of, and discussions regarding, the proposed transaction might be considered material non-public information regarding the Company and consequently that the directors and employees of the Company were instructed to refrain from purchasing, selling or otherwise trading in the shares of the Company during this time. The Company then provided such letter to the directors and employees of the Company on February 3, 2016.
On February 3, 2016, our board of directors held a meeting with representatives of WSGR in attendance, during which our board of directors (except Mr. Zhang, who abstained from voting at this meeting) delegated to the special committee the exclusive power and authority to, among other things (i) formulate, establish, oversee and direct a process for the identification, solicitation, evaluation and negotiation of any potential sale transaction involving the Company; (ii) negotiate the terms and conditions of any potential sale transaction involving the Company; (iii) communicate with relevant parties in respect of any potential sale transaction involving the Company; (iv) make recommendations to our board of directors in respect of any potential sale transaction involving the Company, including any recommendation not to proceed with or to recommend that the Company’s stockholders reject such transaction; (v) make recommendations to our board of directors that the board shall take other actions or consider other alternatives that the special committee deemed necessary or appropriate; (vi) exercise the power and authority as our board of directors would exercise regarding any potential sale transaction involving the Company; and (vii) take any and all actions in connection with any litigation, investigation or other proceeding relating to the special committee or its members in connection with any potential sale transaction involving the Company. Our board of directors further resolved that it would not approve or recommend the proposed transaction without the favorable recommendation of the special committee.
On February 4, 2016, after considering Houlihan Lokey’s expertise in mergers and acquisitions transactions, experience in advising special committees in going-private transactions involving China-based target companies, ability to communicate in both English and Mandarin and the fact that based on a review of its records, Houlihan Lokey had not been engaged by or received fees from the Company or the buyer group, the special committee decided to engage Houlihan Lokey as its independent financial advisor and executed an engagement letter with Houlihan Lokey on the same day. Please see “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 42 for further details.
On February 5, 2016, the Company issued a press release announcing (i) the special committee’s engagement of Cleary and Houlihan Lokey as its U.S. legal counsel and independent financial advisor in connection with its review and evaluation of the January 14 Proposal and the January 30 Letter, and the proposed transaction contemplated therein and (ii) the Company’s engagement of WSGR as its U.S. legal counsel in connection with such proposed transaction. Davis Polk had ceased to advise the Company in connection with the proposed transaction following the Company’s initial board meeting on January 21, 2016 and had advised the Company to select new counsel. Davis Polk continued to represent the Company on securities law matters unrelated to the proposed transaction until March 5, 2016.
From time to time, Mr. Zhang discussed with various investment firms and banks with possible financing opportunities to refinance Parent’s existing US$55 million debt facility executed in February 2014 and due to mature in March 2016 (the “Nomura Facility”), as disclosed in the Company’s current report on Form 8-K dated March 5, 2014. On February 16, 2016, Cleary received a request from Davis Polk on behalf of the buyer group that the special committee facilitate a proposed transaction (the “Refinancing”) between Parent and Forebright Capital (or one of its affiliates, “Forebright”) to refinance the Nomura Facility. In its request, the buyer group stated that although they did not believe that the Refinancing would implicate Section 203 of the DGCL or cause any party (including Forebright) to be deemed an “interested stockholder” thereunder, they sought approval of the special committee and our board of directors to facilitate the timely execution of the Refinancing, as well as in the interest of transparency and good corporate governance. The buyer group believed that the Refinancing would be in the best interest of the Company, because: (i) it would remove the risk of Parent, the Company’s majority stockholder, being exposed to a default under the Nomura Facility, which risk would result in negative effects and instability for the Company; (ii) it would allow the buyer group to focus its attention on negotiating a possible transaction with the special committee and its advisors, increasing the possibility of a value-maximizing transaction for the unaffiliated stockholders; and (iii) the terms of the Refinancing would not negatively affect the unaffiliated stockholders because, under the proposed terms of the Refinancing, equity of Parent would only be issued to Forebright after the Company consummated the proposed transaction or three years after the Refinancing if the proposed transaction was not consummated. Along with such request, the buyer group provided a summary of the key terms of the Refinancing, including, among other things, that (a) Parent would issue a three-year convertible exchangeable note (the “Forebright Note”) to Forebright, the net proceeds of which would be used to repay the existing loan under the Nomura Facility; (b) if the Company consummated a going-private transaction and ceased to be listed on Nasdaq or if the Company remained listed on Nasdaq at the maturity of the Forebright Note, Forebright would have the right to convert the Forebright Note (in whole or in part) into preferred shares to be issued by Parent representing an approximately 20% stake in Parent; (c) at the maturity of the Forebright Note, if the Company remained listed on Nasdaq, Forebright would have the right to exchange the Forebright Note (in whole or in part) for shares of the Company owned by Parent; and (d) Mr. Zhang and Ms. Meng would guarantee the obligations of Parent in connection with the Refinancing. All of the issued shares of Parent and all of the shares of the Company owned by Parent would be pledged to Forebright.
On February 18, 2016, the special committee held a telephonic meeting with representatives of Houlihan Lokey and Cleary. At the meeting, upon the request of the special committee, representatives of Cleary and Houlihan Lokey discussed with the special committee the anticipated process, structure and timetable for the special committee’s consideration of the proposed transaction. The special committee then discussed with Houlihan Lokey and Cleary the request from the buyer group with respect to the Refinancing. After such discussion, the special committee determined that the Refinancing would be in the best interest of the Company given the risk of default by Parent under the Nomura Facility and the fact that the Refinancing would not adversely affect the proposed transaction or any other potential sale transaction if conducted on the terms provided by Davis Polk on February 16, 2016, because equity of Parent would only be issued to Forebright after the Company consummated the proposed transaction or three years after the Refinancing if the proposed transaction was not consummated, and the special committee unanimously resolved that Parent was approved to continue its discussions and negotiations with Forebright regarding the Refinancing; provided that (i) the special committee’s approval with respect to the Refinancing, and its recommendation of such approval to our board of directors, would be subject to (a) the special committee’s review of the definitive transaction documents for the Refinancing (the “Refinancing Documents”); (b) the Refinancing Documents containing terms consistent with the summary of the key terms provided by Davis Polk on February 16, 2016 and no other material terms; and (c) each of Mr. Zhang, Ms. Meng, and Forebright having entered into a confidentiality agreement with the Company in the form and substance as agreed by the special committee, which would contain, among other things, standstill and non-collusion provisions, and (ii) any other agreements, arrangements or understandings between Parent, Mr. Zhang and Ms. Meng, on the one hand, and Forebright, on the other hand, would be subject to separate consideration and approval by the special committee. The special committee instructed Cleary to discuss with Davis Polk to ensure that the Refinancing would not adversely affect the proposed transaction, including that the buyer group should not be restricted from working with any third parties other than Forebright in connection with the proposed transaction or any other potential sale transaction. The special committee further unanimously resolved that (1) Potter Anderson & Corroon LLP (“Potter Anderson”) be engaged as the special committee’s Delaware legal counsel based on its qualifications and experience in representing special committees in going-private transactions involving Delaware-incorporated companies; and (2) the Company was authorized to provide information to Houlihan Lokey for purposes of facilitating its financial analysis with respect to the Company.
On February 19, 2016, upon the request of the special committee, Cleary informed Davis Polk of the special committee’s decisions regarding the Refinancing, and delivered a form of the confidentiality agreement.
On February 22, 2016, the Company and Forebright entered into a confidentiality agreement based on the form agreed by the special committee. On February 24, 2016, the Company, Parent, Mr. Zhang and Ms. Meng entered into a confidentiality agreement based on the form agreed by the special committee.
Between February 23, 2016 and March 2, 2016, Davis Polk circulated to Cleary various drafts of the Refinancing Documents and Cleary reported to and advised the special committee on key terms from time to time.
On February 24, 2016, Cleary, acting on the instructions of the special committee, held a telephonic meeting with Davis Polk to clarify certain key terms in the Refinancing Documents, during which Cleary requested that (i) the share pledge to be granted by Parent in favor of Forebright in connection with the Refinancing should carve out the proposed transaction, such that Parent should not be restricted from transferring or rolling over its shares of the Company to participate in the proposed transaction; and (ii) the share charge to be granted by Ms. Meng in favor of Forebright in connection with the Refinancing should be subordinated to the indebtedness to be incurred by Parent in connection with the proposed transaction. On the same day, Davis Polk circulated to Cleary the revised drafts of the Refinancing Documents.
On February 25, 2016, the special committee held a telephonic meeting with representatives of Houlihan Lokey and Cleary. At the meeting, representatives of Cleary provided to the special committee updated information on the Refinancing and a summary of the key terms of the Refinancing Documents circulated by Davis Polk on February 24, 2016, which were generally consistent with the terms summarized in the buyer group’s request of February 16, 2016. The key terms included, among other things, that (i) after the completion of the proposed transaction and on or prior to the maturity date of the Forebright Note (i.e., three years after the issuance date of the Forebright Note), the outstanding amount of the Forebright Note could be converted into shares of Parent; (ii) if the proposed transaction was not completed, the outstanding amount of the Forebright Note, plus certain interest, could be exchanged into certain shares of the Company held by Parent; (iii) Mr. Zhang and Ms. Meng would provide personal guarantees to Forebright to secure the obligations of Parent under the Refinancing Documents; (iv) all of the issued shares of Parent and all of the shares of the Company owned by Parent would be pledged to Forebright, and such share pledges would be subordinated to any additional share pledges to be incurred by the buyer group in connection with the proposed transaction; and (v) Parent, Mr. Zhang and Ms. Meng would enter into a securities holders’ agreement upon the issuance of the Forebright Note, which would set forth the corporate governance of Parent following the completion of the Refinancing and include certain standard provisions on transfer restrictions. The memorandum and articles of association of Parent would be amended and restated to reflect the terms in the securities holders’ agreement. The special committee discussed the implications of the Refinancing on the proposed transaction. After discussion, the special committee unanimously resolved to approve the Refinancing, and unanimously resolved to recommend that our board of directors approve the Refinancing, subject to the following conditions: (i) the definitive Refinancing Documents, which were to be submitted to the special committee for review once available, would contain terms that were substantially similar to the terms included in, and no other material terms that were not contained in, the drafts of the Refinancing Documents that the buyer group submitted to the special committee on February 24, 2016; (ii) the amended and restated memorandum and articles of association of Parent to be adopted in connection with the Refinancing, which were to be submitted to the special committee for review once available, would contain terms that were substantially similar to the terms included in, and no other material terms that were not contained in, the draft of the securities holders’ agreement to be entered into by and among the buyer group and Forebright that the buyer group submitted to the special committee; and (iii) any other agreements, arrangements or understandings between the buyer group, on the one hand, and Forebright, on the other hand, would be subject to separate consideration and approval by the special committee.
On February 26, 2016, our board of directors held a special meeting via teleconference, which was attended by all members of our board of directors except Mr. Zhang, who abstained from participating in this meeting, and representatives of WSGR and Cleary. During the meeting, representatives of Cleary introduced the background information of the Refinancing and a summary of the key terms of the Refinancing Documents and a representative of WSGR provided advice regarding the implication of the Refinancing upon the Company under the applicable U.S. securities laws. After discussion among the members of our board of directors, they decided that additional time should be provided to the board members to further consider the Refinancing. On the same day, Davis Polk circulated the revised drafts of the Refinancing Documents, which were substantially similar to the drafts circulated by Davis Polk on February 24, 2016.
On February 29, 2016, our board of directors adopted a unanimous written consent to approve the Refinancing. Subsequently, Cleary delivered a consent letter on behalf of the special committee to Davis Polk, in which the special committee approved the Refinancing subject to conditions that were substantially similar to the conditions adopted by the special committee in its resolutions on February 25, 2016, and WSGR informed Davis Polk of our board of directors’ approval regarding the Refinancing.
On March 2, 2016, Davis Polk delivered the execution version of the Refinancing Documents to Cleary, which contained terms that were substantially similar to the terms included in, and no other material terms that were not contained in, the drafts of the Refinancing Documents that the buyer group previously submitted to the special committee on February 26, 2016. On the same day, Mr. Zhang, Ms. Meng and Parent entered into a note purchase agreement (the “FNOF NPA”) with FNOF Sharing Economy Limited (“FNOF”), an affiliate of Forebright, for the sale of a note in a principal amount of US$60 million (the “FNOR Note”). The transactions contemplated by the FNOF NPA were subject to customary closing conditions. On March 10, 2016, Mr. Zhang, Ms. Meng and Parent amended their Schedule 13D to reflect the entry into the FNOF NPA and to disclose the terms of the FNOF NPA (including certain Refinancing Documents attached as exhibits to the FNOF NPA).

On March 18, 2016, Parent issued the FNOF Note and pledged the shares of the Common Stock held by Parent to FNOF to secure the FNOF Note. The Company did not provide any financial projections to Forebright or any of its affiliates in connection with the Refinancing.
On March 22, 2016, following several conversations with management regarding the need for financial projections of the Company, representatives of Houlihan Lokey met with Ms. Ning Cai and discussed that the special committee and Houlihan Lokey would need to review the Company’s financial projections to perform financial analyses with respect to the Company and the proposed transaction. At the meeting, Ms. Ning Cai indicated that she would coordinate with other management members to provide the financial projections in due course, taking into account that management of the Company was anticipating that its initial focus would be on preparing the financial statements of the Company for the fiscal year ended March 31, 2016.
On March 23, 2016, the special committee held a telephonic meeting with representatives of Houlihan Lokey and Cleary. At the meeting, (i) representatives of Cleary informed the special committee that Cleary had started to prepare an initial draft of a merger agreement for the proposed transaction, which would be circulated for the special committee’s review in due course, (ii) representatives of Houlihan Lokey provided an update with respect to the information they had been provided with respect to the debt financing of the proposed transaction, and (iii) representatives of Houlihan Lokey updated the special committee regarding their meeting with Ms. Ning Cai and indicated that they would complete their preliminary financial analyses regarding the Company and the proposed transaction after receiving the financial projections from management.
Starting in early March 2016, the buyer group held preliminary discussions with several potential debt financing sources for the proposed transaction.
On April 7, 2016, Davis Polk delivered to Cleary a draft of the merger agreement prepared by Davis Polk. On April 8, 2016, representatives of Cleary informed Davis Polk that they would discuss with the special committee whether the parties should use the draft of the merger agreement prepared by Davis Polk as the basis for further discussion of the terms of the proposed transaction. The special committee determined that it would be premature to engage with the buyer group on the terms of the merger agreement until the special committee, with the assistance of Houlihan Lokey, based on its preliminary financial analyses, had concluded that the proposed transaction merited further consideration. Accordingly, the special committee instructed Cleary not to revise the draft merger agreement from Davis Polk or to discuss any issues reflected in the draft with the buyer group or Davis Polk.
After Houlihan Lokey communicated with management of the Company on several occasions with respect to their progress in preparing the financial projections, as instructed by the special committee, on or about April 22, 2016, management of the Company provided the special committee and Houlihan Lokey with an initial draft of certain financial projections relating to the Company, which were subsequently updated on May 27, 2016 (the “May Projections”) to reflect changes in exchange rate, refinements to capital expenditures estimates, refinements to projected volume of certain products (based on the market condition), and refinements to SG&A assumptions. The Company also provided the above financial projections to several potential debt financing sources.
On April 28, 2016, representatives of Houlihan Lokey, at the special committee’s instruction, met with management of the company to discuss the May Projections and other financial information relating to the Company. At the meeting, members of management explained to Houlihan Lokey that they were finalizing the financial results for the fiscal year that ended on March 31, 2016, and committed to provide Houlihan Lokey with additional financial information later.
In late May 2016, management provided Houlihan Lokey with preliminary estimates of financial results for the fiscal year ended March 31, 2016 and advised Houlihan Lokey that the Company’s results for the first two months of the first quarter were trailing the projected results in the May Projections.
On June 3, 2016, Houlihan Lokey delivered to the special committee preliminary financial discussion materials relating to the Company and the proposed transaction (the “June Discussion Materials”). The June Discussion Materials included, among other things, (i) the May Projections; (ii) enterprise value multiples derived from the US$4.13 closing price per share of the Common Stock on June 1, 2016 and relative to the proposed consideration of US$5.91 per share of the Common Stock; (iii) historical trading prices and volume of the Common Stock; (iv) financial information relating to the selected publicly traded companies described below under “Special Factors — Opinion of the Special Committee’s Financial Advisor— Selected Companies Analysis”; (v) a preliminary illustrative market approach sensitivities analysis; (vi) a preliminary illustrative discounted cash flow sensitivities analysis; and (vii) financial information relating to the selected transactions described below under “Special Factors — Opinion of the Special Committee’s Financial Advisor— Selected Transactions Analysis” (other than the recent transactions involving Hengda Dairy Co., Ltd. and Challenger Global Investments Limited and Engro Foods Limited).
On June 12, 2016, the special committee held a telephonic meeting with representatives of Houlihan Lokey and Cleary. At the meeting, the special committee and the representatives of Houlihan Lokey reviewed the June Discussion Materials and discussed the historical performance of the Company and the May Projections. The special committee also observed that the closing price per share of the Common Stock on June 10, 2016 was US$4.06. After discussion, taking into account, among other things, the preliminary financial analyses contained in the June Discussion Materials, the special committee decided that the offer price of US$5.91 per share merited further consideration. Houlihan Lokey advised the special committee that, because (a) the Company had materially failed to meet its revenue and net income forecasts for four consecutive quarters before the quarter ended June 30, 2016, (b) the financial results of the Company for the quarter ended June 30, 2016 (the “First Quarter Financials”) were expected to be available in the next few weeks and, based on information provided by management, were expected to be lower than the projected results in the May Projections, and (c) the impacts on the financial results of the Company by the newly launched liquid milk products, which were expected by the Company to drive the increase in the Company’s revenue and net income, would be disclosed in the First Quarter Financials, Houlihan Lokey would conduct further financial analyses with respect to the Company and the proposed transaction following the release of the First Quarter Financials. Accordingly, the special committee decided to review with Houlihan Lokey the updated financial analyses after the First Quarter Financials became available and further consider whether the offer price represented a favorable valuation for the unaffiliated stockholders at such time. The special committee also decided to explore and consider potential strategic alternatives that might be available to the Company, including, but not limited to, (i) discussing with other potential qualified parties other potential offers that would be more beneficial to the unaffiliated stockholders of the Company and (ii) rejecting the proposed transaction and having the Company remain as a public company.
On June 13, 2016, the Company filed its annual report on Form 10-K for the fiscal year ending March 31, 2016.
On June 29, 2016, the special committee held a telephonic meeting with representatives of Houlihan Lokey and Cleary. At the meeting, at the special committee’s request, representatives of Houlihan Lokey addressed certain questions raised by the special committee regarding the June Discussion Materials and discussed, among other things, the various methods Houlihan Lokey planned to use in conducting financial analyses with respect to the Company, which included a discounted cash flow analysis and comparable transaction analysis. Houlihan Lokey reminded the special committee that, based on information provided by management, the First Quarter Financials were expected to be lower than the projected results in the May Projections. Houlihan Lokey reiterated that they would conduct further financial analyses after the release of the First Quarter Financials. The representatives of Houlihan Lokey also recommended that the special committee consider conducting a market check to solicit alternative transaction opportunities. In response to questions from the special committee, representatives of Cleary then introduced the general procedures for conducting a market check, as well as certain factors that special committees in other going-private transactions of China-based companies usually take into consideration in determining whether to conduct a market check in connection with such going-private transactions, including the fiduciary duties of the special committee in a going-private transaction. It was noted that, since the date that our board of directors received the January 14 Proposal, neither Houlihan Lokey nor any member of the special committee had received any inquiries from any third party (other than the buyer group) demonstrating such third party’s interest in acquiring any equity interests of the Company, whether by joining the buyer group or through an independent alternative transaction. The special committee decided to have an in-person meeting on July 7, 2016 with representatives of Houlihan Lokey and Cleary to further (i) discuss the valuation of the Company and (ii) consider potential strategic alternatives that might be available to the Company, including, but not limited to, conducting a potential pre-signing market check to seek other potential offers that would be more beneficial to the unaffiliated stockholders and rejecting the proposed transaction and having the Company remain as a public company.
On July 7, 2016, the special committee had a meeting at the offices of Houlihan Lokey in Beijing, China with representatives of Houlihan Lokey and Cleary. At the meeting, representatives of Houlihan Lokey reviewed the financial analyses contained in the June Discussion Materials and confirmed that they would conduct further financial analyses after the release of the First Quarter Financials. Representatives of Houlihan Lokey also reiterated their recommendation that the special committee consider conducting a market check to solicit alternative transaction opportunities. The special committee discussed with Houlihan Lokey and Cleary (i) potential benefits and limitations of potential strategic alternatives that might be available to the Company, including, but not limited to, a pre-signing market check to seek other potential offers that would be more beneficial to the unaffiliated stockholders and rejecting the proposed transaction and having the Company remain as a public company, (ii) the factors that might affect the potential strategic alternatives that might be available to the Company, including the fact that the buyer group owned 63.5% of the total outstanding shares of the Common Stock as of the date of this meeting (based on the number of shares of the Common Stock issued and outstanding as of June 13, 2016, as reported in the Company’s annual report on Form 10-K filed with the SEC on June 13, 2016) and had indicated that it was unwilling to sell its shares to a third party, and (iii) potential procedures associated with conducting a meaningful pre-signing market check. After deliberation, the special committee instructed Houlihan Lokey to prepare a proposal for the special committee’s consideration with respect to a potential market check process (the “Market Check Proposal”), which should include both a proposed timeline for a market check process and a list of the parties that Houlihan Lokey would suggest they be authorized to approach for purposes of soliciting alternative transaction opportunities. The special committee decided that they would further consider potential strategic alternatives that might be available to the Company, including whether to conduct a pre-signing market check based on the Market Check Proposal.
On July 19, 2016, Houlihan Lokey shared with the special committee a draft of the Market Check Proposal and a proposed form of letter (the “Invitation Letter”) for potential bidders for the Company to solicit alternative transaction opportunities. Houlihan Lokey proposed sending the Invitation Letters to 25 parties, including 13 strategic investors and 12 financial investors, which Houlihan Lokey had identified based on a review of, among other things, each investor’s operational profile and past investment activities. Following review, the special committee approved both of these documents.
On July 20, 2016, after discussion with Houlihan Lokey, the special committee decided to initiate a market check to solicit interest from, and engage in discussions with, other potential qualified parties regarding a potential transaction involving the Company, and instructed Houlihan Lokey to commence the market check process. Although the buyer group indicated in the January 14 Proposal that it was not willing to sell its shares in the Company to any third party (and separately informed Houlihan Lokey that it was not willing to sell its shares to a third party, even at a price higher than the proposed per share consideration of US$5.91), the special committee determined that a meaningful pre-signing market check would still be beneficial to the unaffiliated stockholders, as it could attract indicative offers that could potentially be used to negotiate an increase in the purchase price offered by the buyer group should the special committee determine that the buyer group’s proposed transaction merited consideration. Commencing on July 25, 2016, at the special committee’s instruction, Houlihan Lokey contacted 25 potential bidders (including 13 strategic investors and 12 financial investors) that were proposed by Houlihan Lokey and approved by the special committee, and delivered Invitation Letters to them, consistent with its proposal to the special committee on July 19, 2016. The Invitation Letters requested that the potential bidders submit an indication of interest on or before 5:00 PM, Beijing time, on August 24, 2016. Although Davis Polk had prepared a draft of the merger agreement in April, the special committee further decided that the initial draft of the merger agreement be prepared by legal counsel of the special committee, especially given the market check process.
On July 27, 2016, Cleary delivered to the special committee an initial draft of the merger agreement prepared by Cleary, together with a summary of the key terms included in the initial draft of the merger agreement.
In late July 2016, based on preliminary discussions it had with potential debt financing sources since early March 2016, the buyer group identified Shanghai Pudong Development Bank Co., Ltd. (“SPDB” or

the “lender”) as the most attractive potential source to provide debt financing for the proposed transaction and engaged in further negotiations with SPDB on the key terms of the debt financing.
On August 9, 2016, the Company issued a press release regarding its First Quarter Financials, and filed the press release as an exhibit to its current report on Form 8-K. As instructed by the special committee, Houlihan Lokey started to update the June Discussion Materials to take into account the First Quarter Financials, which were subsequently delivered to the special committee on September 8, 2016.
On August 11, 2016, the special committee held a telephonic meeting with representatives of Houlihan Lokey and Cleary. During the meeting, at the special committee’s request, Cleary discussed with the special committee the key terms of the initial draft of the merger agreement prepared by Cleary and the implications of such key terms in connection with the proposed transaction. At the same meeting, Houlihan Lokey provided the special committee with an update on the market check process. None of the 25 potential bidders who received Invitation Letters had yet expressed interest in any transaction with the Company. Houlihan Lokey also noted to the special committee that the financial results in the First Quarter Financials had not met the May Projections and informed the special committee that management would provide revised financial projections. The special committee and Houlihan Lokey discussed the key drivers and rationale behind the revision of the financial projections as explained by management, including that (i) the Company had materially failed to meet its revenue and net income forecasts for four consecutive quarters before the quarter ended June 30, 2016 and the financial results of the Company in the First Quarter Financials did not meet the May Projections, (ii) the sales of the Company’s liquid milk products were materially below expectations of the Company for the quarter ended June 30, 2016 and July 2016, and (iii) the Company’s French project, which was expected by the Company to be fully operational in the summer of 2016, had been delayed due to certain technical issues. After representatives of Houlihan Lokey addressed certain questions raised by the special committee regarding the revised financial projections of the Company and discussion among the special committee, Houlihan Lokey and Cleary, the special committee considered whether the May Projections would be appropriate for Houlihan Lokey’s use in connection with its financial analyses and, based on that discussion, instructed Houlihan Lokey to provide an updated financial analysis of the Company reflecting the revised financial projections at the next special committee meeting. The special committee also decided that it would continue to consider potential strategic alternatives that might be available to the Company, including rejecting the proposed transaction and having the Company remain as a public company.
On August 17, 2016, management provided the updated financial projections to the special committee and Houlihan Lokey (the “August Projections”). Management also provided the August Projections to SPDB. Management did not provide SPDB with any projections that were different from the projections provided to the special committee.
On September 8, 2016, the special committee held a telephonic meeting with representatives of Houlihan Lokey and Cleary. Representatives of Houlihan Lokey (i) reviewed updated financial analyses (the “September Discussion Materials”) taking into account, among other things, the First Quarter Financials and the August Projections, and (ii) updated the special committee regarding the market check process, which ended on August 24, 2016. Among the 25 potential bidders who received Invitation Letters, 17 potential bidders expressly indicated that they were not interested in pursuing any alternative transaction opportunities and eight potential bidders did not respond to the Invitation Letters or subsequent follow-up requests. Those parties that provided a response noted a number of reasons for their decision, including a difficult market environment in China, challenging industry conditions and the stock ownership of the buyer group. None of the potential bidders requested to enter into a confidentiality agreement or expressed interest in evaluating the Company. The September Discussion Materials included, among other things, (i) a comparison of the May Projections and the August Projections; (ii) preliminary selected companies analysis; (iii) preliminary selected transactions analysis; and (iv) preliminary discounted cash flow analysis. The special committee then discussed whether the offer price of US$5.91 per share represented an attractive valuation for the unaffiliated stockholders of the Company. The special committee observed that the closing price per share of the Common Stock on September 7, 2016 was US$3.88. Given the offer price of US$5.91 per share was either at the high end of or within the preliminary implied per share equity value reference ranges contained in the September Discussion Materials, the special committee concluded that the offer price did represent an attractive valuation. Notwithstanding such conclusion, in an effort to maximize the financial benefit of the proposed transaction to the unaffiliated stockholders, after discussion with Houlihan Lokey, the special committee decided to request that the buyer group increase the offer price. The special committee authorized and instructed Houlihan Lokey to negotiate with the buyer group and seek a “meaningful increase” in the price, and to report to the special committee after Houlihan Lokey received feedback from the buyer group regarding the increase in the offer price proposed by the special committee. On the same day, as instructed by the special committee, Cleary delivered to Davis Polk an initial draft of the merger agreement.
On September 9, 2016, at the direction of the special committee, representatives of Houlihan Lokey met with Mr. Zhang in Beijing. At this meeting, representatives of Houlihan Lokey requested that the buyer group meaningfully increase the proposed merger consideration, suggesting that a higher price was warranted based upon, among other things, their preliminary financial analyses and premiums paid in other going-private transactions. After negotiations, Mr. Zhang, on behalf of the buyer group, offered to increase the price to US$6.05 per share but indicated that it was a “best-and-final” offer. Mr. Zhang also suggested that the parties accelerate the negotiation of the merger agreement and the debt commitment letter such that the parties could sign the merger agreement by the end of September 2016. On the same day, Houlihan Lokey informed the special committee of its discussion with Mr. Zhang, including the buyer group’s increased offer of US$6.05 per share for the special committee’s consideration.
On September 19, 2016, Davis Polk provided a revised draft of the merger agreement to Cleary, which reflected the buyer group’s positions with respect to the terms of the merger agreement, including, among other things, that (i) the Company should broaden the scope of its representations, warranties and covenants, (ii) the buyer group would not provide any guaranty with respect to the obligations of Parent and Merger Sub under the merger agreement, (iii) the Company should not be allowed a “go-shop” period post-signing to solicit alternative transaction proposals (the “Go-Shop Provision”), (iv) regardless of whether our board of directors changed its recommendation to the stockholders, the proposed transaction would have to be submitted to the stockholders’ meeting unless the merger agreement had been terminated (the “Force the Vote Provision”), (v) the closing of the proposed transaction should be conditioned on no more than ten percent of the outstanding shares exercising appraisal rights (the “Appraisal Rights Condition”), (vi) if the proposed transaction was not consummated within fifteen months after the signing of the merger agreement, then either the Company or Parent may terminate the merger agreement (the “Termination Date”), (vii) the Company would not be entitled to terminate the merger agreement in the event that (a) there is a superior proposal from a third party unless the Company enters into an alternative acquisition agreement with respect to such superior proposal concurrently with the termination of the merger agreement or (b) our board of directors has changed its recommendation to the stockholders after the occurrence of any event that does not involve or relate to an offer or proposal regarding any competing transaction and was neither known nor reasonably foreseeable to our board of directors (the “Intervening Event”), (viii) both the Company termination fee and Parent termination fee should be equal to 3.5% of the aggregate merger consideration, and (ix) in the event of a termination of the merger agreement, the out-of-pocket expenses incurred by the Company should be borne by the Company and under certain circumstances, the Company should reimburse Parent for its out-of-pocket expenses subject to a cap of US$2,500,000.
On September 21, 2016, Cleary provided a summary of the key issues raised by the revised draft of the merger agreement to the special committee for its consideration.
On September 22, 2016, the special committee held a telephonic meeting with representatives of Cleary and Houlihan Lokey in attendance, at which (i) representatives of Houlihan Lokey discussed with the special committee the buyer group’s increased offer price of US$6.05 per share and (ii) representatives of Cleary discussed with the special committee the key issues raised by the revised draft of the merger agreement circulated by Davis Polk on September 19, 2016. The special committee discussed and considered the offer price of US$6.05 per share in light of the results of the market check process, the information contained in the September Discussion Materials which indicated that the offer price of US$6.05 per share was within or, in one case, above the implied per share value reference ranges derived from each analysis, the fact that the buyer group described it as its “best-and-final” offer, and the fact that the unaffiliated stockholders would have the chance to determine whether to accept the revised offer price given that the proposed transaction would be subject to a non-waivable condition requiring the approval by holders of a majority of the shares of the Common Stock not beneficially owned by the buyer group. The special committee also observed that the closing price per share of the Common Stock on September 21, 2016 was US$3.91. Based on all of the relevant facts and circumstances, the special committee decided that the offer price of US$6.05 per share represented an attractive valuation for the unaffiliated stockholders. The special committee also concluded that it would better serve the interests of the unaffiliated stockholders for the special committee to focus its additional negotiating efforts on certain key terms of the merger agreement, including those relating to deal certainty and funding certainty, rather than seeking a new “best-and-final” offer from the buyer group, subject to any changes in the market conditions or the Company’s business that might affect the valuation. With regard to the terms of the merger agreement, the special committee and its advisors discussed, among other things, (a) whether the obligations of Parent and Merger Sub would be guaranteed by the other members of the buyer group; (b) the conditions to the proposed transaction; (c) the special committee’s rights and limitations in soliciting and dealing with third party proposals after the execution of the merger agreement; and (d) the amount of the proposed termination fee payable by the Company and Parent, respectively. The special committee asked certain questions to which representatives of Cleary responded. The special committee discussed and deliberated with Cleary and Houlihan Lokey on the strategy and approach in general, consistent with its fiduciary duties, to maximize value for the unaffiliated stockholders. The special committee thereafter instructed Cleary to revise the merger agreement to reflect the original positions of the special committee on the key issues raised by the revised draft of the merger agreement, including, among other thing, that (1) the buyer group should provide a guaranty with respect to the obligations of Parent and Merger Sub under the merger agreement, (2) the merger agreement should include the Go-Shop Provision, (3) the Force the Vote Provision should be removed, (4) the Appraisal Rights Condition should be removed, (5) the Termination Date should be set on a date that is nine months after the signing of the merger agreement, (6) the Company should be allowed to terminate the merger agreement in the event that our board of directors has changed its recommendation to the stockholders even if no alternative acquisition agreement is entered into, (7) the Company termination fee and Parent termination fee should equal 3.5% and 7.0% of the aggregate merger consideration, respectively, and (8) Parent should bear the Company’s out-of-pocket expenses (subject to a certain cap) under certain termination provisions, while the Company should not be required to bear Parent’s out-of-pocket expenses.
On September 29, 2016, as instructed by the special committee, Cleary provided a revised draft of the merger agreement to Davis Polk. On the same day, Davis Polk circulated a draft debt commitment letter and a draft term sheet to Cleary, which reflected the proposed terms of the debt financing to be provided by SPDB to the buyer group in connection with the transactions contemplated under the merger agreement.
On September 30, 2016, after reviewing the terms of the debt commitment letter and term sheet with the special committee, Cleary provided comments on the debt commitment letter and term sheet to Davis Polk.
On October 11, 2016, Cleary circulated a further revised draft of the merger agreement to Davis Polk, which reflected technical comments to certain provisions.
On October 13, 2016, Davis Polk provided a revised draft of the merger agreement to Cleary, which reflected the buyer group’s updated positions with respect to the terms of the merger agreement, including, among other things, that (i) the Company should broaden the scope of its representations, warranties and covenants, (ii) Mr. Zhang and Ms. Meng would provide a limited guaranty to guarantee the obligations of Parent and Merger Sub under the merger agreement with respect to the Parent termination fee; (iii) the Go-Shop Provision should be removed, (iv) the Force the Vote Provision should be included, (v) the buyer group would agree to removal of the Appraisal Rights Condition, (vi) the Termination Date should be set on a date that is fifteen months after the signing of the merger agreement, (vii) the Company should not be entitled to terminate the merger agreement in the event that (a) there is a superior proposal from a third party unless the Company enters into an alternative acquisition agreement with respect to such superior proposal concurrently with the termination of the merger agreement or (b) our board of directors has changed its recommendation to the stockholders in response to the occurrence of the Intervening Event, (viii) the Company termination fee and Parent termination fee should equal 3.5% and 5.0% of the aggregate merger consideration, respectively, and (ix) the agreement should not provide for reimbursement of any expenses by Parent or the Company to the other party in the event of a termination of the merger agreement.

On October 14, 2016, representatives of Cleary and Davis Polk had a telephonic meeting, during which they discussed the outstanding issues in the revised draft of the merger agreement circulated by Davis Polk on October 13, 2016 and indicated their clients’ positions and concerns on these issues.
On October 16, 2016, Davis Polk circulated to Cleary the revised drafts of the debt commitment letter and the term sheet, and Cleary updated the special committee on the status of such drafts.
On October 17, 2016, Davis Polk circulated an initial draft of the limited guarantee to be provided by Mr. Zhang and Ms. Meng to Cleary.
On October 18, 2016, Cleary provided a summary of the key issues raised by the revised draft of the merger agreement circulated by Davis Polk on October 13, 2016 to the special committee for its consideration.
On October 19, 2016, the special committee held a telephonic meeting with representatives of Cleary and Houlihan Lokey in attendance. At the special committee’s request, representatives of Cleary (i) discussed with the special committee the key issues raised by the revised draft of the merger agreement circulated by Davis Polk on October 13, 2016, and (ii) reported to the special committee that the latest drafts of the limited guarantee, the debt commitment letter and the term sheet provided by Davis Polk generally reflected comments provided by Cleary, and that Cleary would discuss further with Davis Polk to resolve the remaining issues. The special committee discussed and deliberated, and taking into account its fiduciary duties and its aim to maximize value for the unaffiliated stockholders, decided to consider all of the remaining key issues together and offer a package proposal to the buyer group. During the meeting, representatives of Houlihan Lokey also provided an update with respect to information they had received with respect to the debt financing documents in relation to Parent’s payment obligations under the merger agreement, which the buyer group was working to finalize with SPDB. On the same day, Davis Polk circulated to Cleary further revised drafts of the debt commitment letter and the term sheet.
On October 20, 2016, Cleary provided revised drafts of the merger agreement and the limited guarantee to Davis Polk, which reflected the special committee’s package proposal on the key issues in the merger agreement and the limited guarantee, including, among other things, that (i) the special committee insisted on including the Go-Shop Provision, (ii) the special committee agreed to include the Force the Vote Provision in regard to Intervening Events (i.e., the special committee agreed not to request a termination right of the Company upon the occurrence of an Intervening Event), (iii) the Termination Date would be set on a date that is twelve months after the signing of the merger agreement, (iv) in the event there is a superior proposal from a third party and our board of directors has changed its recommendation to the stockholders, the Company should be allowed to terminate the merger agreement without concurrently entering into an alternative acquisition agreement with respect to such superior proposal and (v) the Company termination fee and Parent termination fee would be equal to 3.0% and 6.0% of the aggregate merger consideration, respectively. On the same day, Cleary also circulated to Davis Polk the first draft of the disclosure letter to be attached to the merger agreement.
On October 21, 2016, representatives of Davis Polk and Cleary had a telephonic meeting to discuss the key issues in the revised draft of the merger agreement circulated by Cleary. Representatives of Davis Polk indicated, among other things, that (i) the Go-Shop Provision is unacceptable to the buyer group and (ii) the Company should not be entitled to terminate the merger agreement without concurrently entering into an alternative acquisition agreement with respect to a superior proposal even if our board of directors has changed its recommendation to the stockholders. Representatives of Cleary reiterated that the special committee insisted that its positions be reflected in the package proposal.
On October 22, 2016, Cleary provided an update on its negotiations with Davis Polk of the merger agreement to the special committee.
On October 23, 2016, Davis Polk provided revised drafts of the merger agreement, the disclosure letter and the limited guarantee to Cleary.
On October 24, 2016, the special committee held a telephonic meeting with representatives of Cleary and Houlihan Lokey in attendance. During the meeting, representatives of Cleary discussed with the special committee the buyer group’s updated positions with respect to the remaining key issues of the merger agreement, including, among other things, that (i) the buyer group agreed to keep the Go-Shop Provision, with a few revisions on the notice period regarding a competing transaction, (ii) in the event there is a superior proposal from a third party and our board of directors has changed its recommendation to the stockholders, the Company may terminate the merger agreement without concurrently entering into an alternative acquisition agreement with respect to such superior proposal, (iii) the buyer group agreed to set the Termination Date on a date that is twelve months after the signing of the merger agreement, (iv) the Company termination fee and Parent termination fee would be equal to 2.5% and 5.0% of the aggregate merger consideration, respectively, (v) Parent should have the right to terminate the merger agreement and receive the Company termination fee if the Company has conducted any willful and material breach to the provisions relating to competing transactions under the merger agreement, and (vi) the Company termination fee should be Parent’s sole and exclusive remedy only in the event that the Company Termination Fee is paid or payable in accordance with the terms of the merger agreement. After further discussion and careful consideration, the special committee determined that the buyer group’s updated positions were generally consistent with the special committee’s positions included in the package proposal and instructed Cleary to work toward finalizing the merger agreement, the disclosure letter and the limited guarantee with Davis Polk.
On October 25, 2016, Cleary provided revised drafts of the merger agreement, the disclosure letter and the limited guarantee to Davis Polk, which also reflected WSGR’s comments on the drafts of the merger agreement and the disclosure letter.
Considering that the buyer group had agreed to retain the Go-Shop Provision in the merger agreement, the special committee requested that Houlihan Lokey prepare a proposal with respect to the post-signing “go-shop” process (the “Go-Shop Proposal”) on October 27, 2016, which should include a proposed timeline of the “go-shop” process and a list of the companies that Houlihan Lokey recommend the special committee authorize it to contact to solicit alternative transaction opportunities.
Between October 25, 2016 and the signing of the merger agreement, representatives of Cleary and Davis Polk held a number of discussions and exchanged multiple versions of the merger agreement, the disclosure letter and the limited guarantee in an effort to finalize the transaction documentation. Cleary further informed Davis Polk that the special committee would not be prepared to approve any of the transaction documentation until the buyer group obtained committed debt financing in an amount sufficient to pay the aggregate merger consideration.
On November 4, 2016, Cleary received revised drafts of the debt commitment letter and the term sheet from Davis Polk. On the same day, Houlihan Lokey informed the special committee that the management of the Company had updated the financial projections of the Company, which were later further revised by the management of the Company on November 10, 2016 and November 11, 2016, respectively, to reflect refinements to the model and corrections with respect to exchange rates (the “Company Projections”).
On November 7, 2016, Houlihan Lokey circulated to the special committee and Cleary a draft of the Go-Shop Proposal.
On November 11, 2016, the special committee held a telephonic meeting with representatives of Cleary and Houlihan Lokey in attendance. During the meeting, representatives of Houlihan Lokey reviewed the Company Projections with the special committee, which primarily reflected management’s lower financial projections as compared with the August Projections. The special committee and Houlihan Lokey discussed the differences between the August Projections and the Company Projections and the key drivers and rationale behind the differences as explained by management of the Company, including, among other factors, that (i) after failing to achieve the financial results for the quarter ended June 30, 2016 reflected in the May Projections, the Company again failed to achieve the financial results for the quarter ended September 30, 2016 reflected in the August Projections, (ii) certain equipment of Synutra France International SAS, one of the Company’s operating subsidiaries in France, had not yet been put into production as originally planned by the management of the Company, which adversely affected the Company’s profitability and (iii) updates with respect to RMB/US dollar and RMB/Euro exchange rates. The special committee discussed and deliberated with respect to the Company Projections and indicated that they understood the changes to the financial projections and that Houlihan Lokey would use the Company Projections for purposes of its financial analyses. The special committee considered whether the

Company Projections were appropriate for Houlihan Lokey’s use in connection with its financial analyses and requested that Houlihan Lokey update its financial analyses regarding the Company, which Houlihan Lokey would report to the special committee in a subsequent meeting of the special committee. Representatives of Cleary then discussed with the special committee the timetable of and logistics for the execution of the merger agreement and the other transaction documents. The special committee understood that the merger agreement was substantially finalized and could be executed pending the delivery of the executed debt commitment letter by the buyer group, and determined not to consider the approval of the merger agreement and other transaction documentation until Houlihan Lokey had updated its financial analyses so that the special committee would have the most current and complete information to evaluate the buyer group’s offer, as well as the other terms of the proposed transaction. During the meeting, representatives of Houlihan Lokey also introduced different approaches for conducting a post-signing “go-shop” process. The special committee discussed and deliberated, and decided that they would further consider the list of potential buyers Houlihan Lokey should reach out to during the “go-shop” process.
Later on the same day, Davis Polk circulated the final drafts of the debt commitment letter and the term sheet to Cleary, which would be executed and delivered by SPDB to Parent concurrently with the signing of the merger agreement. Davis Polk also confirmed that the buyer group would like to proceed with the execution of the merger agreement and the limited guarantee.
On November 17, 2016, the special committee held a telephonic meeting with representatives of Cleary and Houlihan Lokey in attendance. Prior to the meeting, Houlihan Lokey circulated to the special committee updated discussion materials dated as of November 17, 2016, which took into account the information contained in the Company Projections. At the request of the special committee, representatives of Houlihan Lokey first reviewed and discussed Houlihan Lokey’s financial analyses. Thereafter, at the request of the special committee, Houlihan Lokey verbally rendered its opinion to the special committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated November 17, 2016), as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Company Common Stock (other than the Excluded Persons) of the merger consideration of US$6.05 per share in cash to be received by such holders in the merger pursuant to the merger agreement. Please see “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 42 for further details. Representatives of Cleary then provided to the special committee an overview of the key terms of the final drafts of the merger agreement, the limited guarantee and the debt commitment letter, and discussed with the special committee their fiduciary duties in connection with the proposed merger. Following a comprehensive and detailed discussion of the merger agreement, as well as Houlihan Lokey’s financial presentation and opinion, the special committee unanimously determined that the merger agreement, the merger and other transactions contemplated by the merger agreement were advisable and fair to and in the best interests of the Company and its unaffiliated stockholders. The special committee thus resolved (i) to recommend that our board of directors adopt the merger agreement, approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) to recommend that our board of directors submit the merger agreement to the stockholders of the Company for adoption and resolve to recommend that the stockholders of the Company adopt the merger agreement and the transactions contemplated thereby, including the merger, (iii) to recommend that our board of directors authorize and approve the limited guarantee, including, without limitation, for purposes of Section 203 of the DGCL and (iv) that, following execution of the merger agreement, the Company initiate, solicit and encourage alternative transaction proposals in the manner permitted by the merger agreement.
Later on the same day, our board of directors held a telephonic meeting with representatives of WSGR, Houlihan Lokey and Cleary in attendance. At the meeting, representatives of Houlihan Lokey reviewed the financial analysis they had previously provided to and discussed with the special committee. Representatives of Cleary then gave an overview of the key terms of the merger agreement as recommended by the special committee to our board of directors. Representatives of WSGR then reviewed with our board of directors the directors’ fiduciary duties in connection with approving the proposed transaction. Based upon the unanimous recommendation of the special committee, our board of directors adopted resolutions approving the terms of the merger agreement and the ancillary documents and the transactions contemplated by the merger agreement, and recommending that the Company’s stockholders vote to approve the merger agreement and the transactions contemplated thereby, including the proposed merger.

Thereafter, on the same day, (i) the Company, Parent and Merger Sub executed and delivered the merger agreement, (ii) the Company, Mr. Zhang and Ms. Meng executed and delivered the limited guarantee and (iii) SPDB and Parent executed and delivered the debt commitment letter, which was acknowledged by FNOF.
On November 17, 2016, after the close of the NASDAQ Global Select Market, the Company issued a press release announcing its entry into a definitive merger agreement, and filed the press release, the merger agreement and the limited guarantee as exhibits to its current report on Form 8-K.
On November 18, 2016, Mr. Zhang, Ms. Meng and Parent amended their Schedule 13D to reflect the entry into the merger agreement, the limited guarantee and the debt commitment letter.
Starting on November 18, 2016, at the special committee’s instructions, Houlihan Lokey commenced the post-signing “go-shop” process in accordance with the terms of the merger agreement. During the go-shop period, which expired on December 16, 2016, Houlihan Lokey initiated contact with 36 parties to gauge their interest in a potential transaction involving the Company. Of the 36 potential bidders Houlihan Lokey contacted, 28 were not responsive and 8 expressly declined to make an offer. None of the parties indicated any preliminary interest in a transaction involving the Company or entered into a confidentiality agreement with the Company.
Recommendation of the Board of Directors and the Special Committee and Their Reasons for the Merger
Both the special committee and our board of directors determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is advisable, fair to, and in the best interests of, the Company and its unaffiliated stockholders.
The Special Committee
The special committee, acting with the advice and assistance of its independent legal advisors and its independent financial advisor, evaluated the merger, including the terms of the merger agreement. At a meeting on November 17, 2016, the special committee unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, on the terms and subject to the conditions set forth in the merger agreement, are advisable, fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) recommended that our board of directors adopt, approve, and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger and (iii) recommended that our board of directors submit the merger agreement to the stockholders for adoption and resolve to recommend the stockholders adopt the merger agreement and the transactions contemplated thereby, including the merger.
In the course of reaching its determinations, the special committee considered a number of substantive factors and potential benefits of the merger, each of which the special committee believed supported its decisions, including, but not limited to, the following factors (which are not listed in any relative order of importance):
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the all-cash merger consideration, which will allow our unaffiliated stockholders an opportunity to immediately realize a fixed amount of cash for their investment, which amount the special committee believes to be fair to the unaffiliated stockholders, without incurring brokerage and other costs typically associated with market sales and not to be exposed to the risks and uncertainties relating to the Company’s prospects, taking into account, without limitation, the Company’s history of failing to meet management projections for prior periods and the risks associated with the Company’s newly launched liquid milk business and new manufacturing facility for milk powder production;

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the current and historical market prices of the Common Stock, including the fact that the US$6.05 per share merger consideration represents an approximately 58% premium over the closing price of US$3.83 per share on the NASDAQ Global Select Market on January 14, 2016 and a premium of approximately 31% and 20%, respectively, over the 30- and 60-trading day volume weighted average price on the NASDAQ Global Select Market on January 14, 2016, the last trading day prior to the Company’s announcement on January 15, 2016 that it had received the buyer group’s going-private proposal;

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the extensive negotiations with respect to the merger consideration, which led to an increase from US$5.91 per share to US$6.05 per share and the special committee’s determination that US$6.05 per share was the highest price that the buyer group would agree to pay, with the special committee basing its belief on a number of factors, including the duration and tenor of negotiations and the experience of the special committee and its advisors, and that further negotiation ran the risk that the buyer group might determine to offer an amount less than US$6.05 per share, or be unable to enter into the merger agreement and the transactions contemplated thereby, including the merger, in which event the Company’s stockholders would lose the opportunity to accept the premium being offered;

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the possibility that it could take a considerable period of time for the trading price of the Common Stock to reach and sustain at least the per share merger consideration of US$6.05 (or that such price would never be reached), as adjusted for the time value of money;

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the limited trading volume of the Common Stock on the NASDAQ Global Select Market;

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the belief by the special committee that the merger consideration being offered by the buyer group was the most favorable price that could be obtained, taking into account that the Company had not received any actionable offer from any third party since the Company’s receipt of the proposal letter from the buyer group, which was announced via press release on January 15, 2016 and filed with the SEC on the same date, and the process undertaken to market the Company to other potential bidders;

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the financial analysis reviewed by Houlihan Lokey with the special committee, and the oral opinion of Houlihan Lokey rendered to the special committee on November 17, 2016 (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the special committee dated as of November 17, 2016), as to the fairness, from a financial point of view of the date of the opinion, to the holders of the Common Stock (other than the Excluded Persons) of the merger consideration of US$6.05 per share in cash to be received by such holders in the merger pursuant to the merger agreement. Please see “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 42 for additional information;

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the belief of the special committee that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

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the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

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the fact that Parent had obtained a committed loan facility from SPDB which is in full force and effect and provides Parent with sufficient financing to fund the merger consideration and other transactions contemplated by the merger agreement;

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the likelihood and anticipated timing of completing the merger in light of the scope of the conditions to completion, including the absence of significant regulatory approvals being required in connection with the merger;

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the fact that the merger agreement provides that, in the event of the failure of the merger to be completed under certain circumstances, Parent will pay the Company a US$6.26 million termination fee, and the guarantee of such payment obligation of Parent by Mr. Zhang and Ms. Meng, jointly and severally, pursuant to the limited guarantee;

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the Company’s right, pursuant to the merger agreement, to obtain an injunction, specific performance or other equitable relief to cause Parent and Merger Sub to consummate the merger; and

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the buyer group’s agreement in the merger agreement to use its reasonable best efforts to consummate the merger;

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the ability of the Company, under certain circumstances, based on the recommendation of the special committee, to change, withhold, withdraw, qualify or modify our recommendation that our stockholders vote to adopt the merger agreement;

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the ability of the Company, subject to compliance with the terms and conditions of the merger agreement, to terminate the merger agreement prior to the receipt of the required stockholder approvals in order to accept an alternative transaction proposed by a third party that is a “superior proposal” (as defined in the merger agreement and further explained under “The Agreement and Plan of Merger — Competing Transactions” below);

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the fact that the outreach to other potential bidders during the pre-signing market check had not resulted in any alternative acquisition proposals; and

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the negative impact of the bulletin issued by the SEC in June 2011 on the risks of investing in companies that had initially been listed in the U.S. through reverse mergers, as well as the related enforcement actions by the SEC, on liquidity and trading price, of publicly-traded stock of such companies in general.

In addition, the special committee believes that sufficient procedural safeguards were and are present to ensure that the merger is procedurally fair to our unaffiliated stockholders and to permit the special committee and our board of directors to represent effectively the interests of such unaffiliated stockholders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:
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in considering the merger and the other transactions contemplated by the merger agreement with the buyer group, the special committee acted solely to represent the interests of the unaffiliated stockholders, and the special committee had independent control of the extensive negotiations with the buyer group and its legal advisors on behalf of such unaffiliated stockholders;

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all of the directors serving on the special committee during the entire process were and are independent directors. In addition, none of such directors is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the merger that is different from that of the unaffiliated stockholders other than the members’ receipt of board and special committee compensation in connection with their evaluation of the merger (which are not contingent upon the completion of the merger or the special committee’s or board’s recommendation of the merger) and continued indemnification and liability insurance for such directors following the completion of the merger for certain claims and liabilities arising from their actions taken prior to the effective time of the merger;

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the special committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from the buyer group and the transactions contemplated by the merger agreement from the date the committee was established, and no evaluation, negotiation, or response regarding the transactions or any documentation in connection therewith from that date forward was considered by our board of directors for approval unless the special committee had recommended such action to the Company’s board of directors;

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the recognition by the special committee that it had no obligation to recommend the approval of the merger proposal from the buyer group or any other transaction;

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the special committee held numerous meetings and met regularly to consider and review the terms of the merger, and each member of the special committee was actively engaged in the process on a continuous and regular basis;

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the special committee was assisted in negotiations with the buyer group and in its evaluation of the merger by Houlihan Lokey, Cleary and Potter Anderson, its financial and legal advisors, respectively;

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the special committee, with the assistance of its financial and legal advisors, had extensive opportunity to evaluate and negotiate the buyer group’s going-private proposal as well as to explore and evaluate other alternative transactions for the Company, and more than ten months elapsed from the date the buyer group delivered its going-private proposal to the date the merger agreement was entered into;

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the fact that the special committee conducted a pre-signing market check to identify and seek offers from interested third parties, during which (i) Houlihan Lokey contacted 25 potential bidders regarding their potential interest in the Company and (ii) Houlihan Lokey had not received any feedback from any of such potential bidders that they were interested in evaluating the Company;

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the terms and conditions of the merger agreement were the product of extensive negotiations between the special committee and its advisors, on the one hand, and the buyer group and its advisors, on the other hand, which, among other things, resulted in an increase in the merger consideration from the buyer group’s initial offer of US$5.91 per share to US$6.05 per share;

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the fact that, under the terms of the merger agreement, the Company has a period of thirty days from November 17, 2016 to actively solicit competing proposals for the Company and furthermore, that the Company has the ability, after the expiration of such “go-shop” period, to consider and engage in discussions with respect to any unsolicited acquisition proposal that constitutes or could reasonably be expected to result in a superior proposal until the date our stockholders vote upon and adopt the merger agreement. As of December 8, 2016, Houlihan Lokey had initiated contact with 36 parties to gauge their interest in a potential transaction involving the Company and none had expressed any interest as of such date;

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the Company has the ability under certain circumstances to specifically enforce certain terms of the merger agreement;

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the Company may under certain circumstances terminate the merger agreement in order to enter into an agreement relating to a superior proposal; and

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the fact that, under the terms of the merger agreement, the merger must be approved by an affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of the Common Stock held by the minority stockholders.

The special committee also considered a variety of potentially negative factors, including the factors discussed below, concerning the merger agreement and the merger (which are not listed in any relative order of importance):
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the fact that the unaffiliated stockholders will have no ongoing equity participation in the Company following the merger, and that they will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the shares of the Common Stock, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company, which could include a dividend to stockholders;

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the possibility that the buyer group could sell part or all of the Company following the merger to one or more purchasers at a valuation higher than that being paid in the merger;

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the fact that the buyer group, which holds approximately 63.5% of the total outstanding shares of the Common Stock, has expressed unwillingness to consider a sale of their stake to any third party, which (i) made the special committee believe that it was less likely that any transaction with a third party could be completed at this time and (ii) may have discouraged, and may in the future discourage, third parties from submitting competing transactions with terms and conditions, including price, that may be superior to the merger;

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the restrictions on the conduct of the Company’s business prior to the completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the merger;

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the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition, the potential disruptive effect on business and customer relationships, and the negative impact of a public announcement of the merger on our sales and operating results and our ability to attract and retain key management, marketing and technical personnel;

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the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by the Company’s stockholders;

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the risk of incurring substantial expenses related to the merger, including in connection with litigation related to the merger;

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the Company will be required, under certain circumstances, to pay Parent, which is beneficially owned by the buyer group, a termination fee of US$3.13 million or US$2.5 million, as applicable, in connection with the termination of the merger agreement;

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the Company’s remedy for damages in the event of breach of the merger agreement by Parent or Merger Sub is limited to receipt of a reverse termination fee of US$6.26 million, guaranteed by the limited guarantee, and under certain circumstances the Company may not be entitled to such reverse termination fee at all;

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the fact that since the Company became publicly listed in 2007, the highest historical closing price of the Common Stock (US$52.24 per share) exceeds the merger consideration offered to our unaffiliated stockholders;

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the terms of the buyer group’s participation in the merger and the fact that the buyer group may have interests in the transaction that are different from, or in addition to, those of our unaffiliated stockholders (please see “Special Factors — Interests of Certain Persons in the Merger” beginning on page 66 for additional information);

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the taxability of an all cash transaction to our unaffiliated stockholders that are U.S. holders for U.S. federal income tax purposes; and

•
the possibility that Parent and Merger Sub may be unable or unwilling to complete the merger, including if the financing as described above cannot be obtained despite Parent and Merger Sub’s compliance with their financing obligations set forth in the merger agreement or if Parent or Merger Sub chooses not to complete despite the availability of financing.

The foregoing discussion of information and factors considered by the special committee is not intended to be exhaustive, but includes all the material factors considered by the special committee. In view of the wide variety of factors considered by the special committee, the special committee found it impracticable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the special committee may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The special committee recommended that our board of directors adopt, and our board of directors adopted, the merger agreement based upon the totality of the information presented to and considered by it.
In the course of reaching its conclusion regarding the fairness of the merger to the unaffiliated stockholders and its decision to recommend the approval of the proposal to adopt the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, the special committee considered financial analyses presented by Houlihan Lokey on November 17, 2016. These analyses included, among others, selected companies analysis, selected transactions analysis and discounted cash flow analysis. The material analyses as presented to the special committee on November 17, 2016 are summarized below under the caption “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 42. The special committee expressly adopted these analyses and the opinion of Houlihan Lokey, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement, including the merger.

The special committee did not consider the liquidation value of the Company’s assets because the special committee considers the Company to be a viable going concern business that will continue to operate regardless of whether the merger is consummated, where value is derived from cash flows generated from its continuing operations. In addition, the special committee believes that the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value. The special committee believes the analyses and additional factors it reviewed provided an indication of the Company’s going concern value. The special committee also considered the historical market prices of the Common Stock. The special committee did not consider the Company’s net book value, which is defined as total assets minus total liabilities, attributable to the stockholders of the Company, as a factor. The special committee believes that net book value is not a material indicator of the value of the Company as a going concern. The Company’s net book value per share was US$2.43 based on the weighted average number of outstanding shares of the Common Stock as of September 30, 2016. Net book value does not take into account the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry.
Position of the Board of Directors as to Fairness of the Merger and Recommendation of the Board of Directors
The Company’s board of directors believes that the merger, on the terms and subject to the conditions set forth in the merger agreement, is advisable and fair to, and in the best interests of, the Company and its unaffiliated stockholders.
In reaching these determinations, our board of directors considered and adopted:
•
the special committee’s unanimous determination that the merger, on the terms and subject to the conditions set forth in the merger agreement, is advisable, fair to, and in the best interests of, the Company and its unaffiliated stockholders; and

•
the special committee’s unanimous recommendation that our board of directors adopt, approve, and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and that our board of directors submit the merger agreement to the stockholders for adoption and resolve to recommend the stockholders adopt the merger agreement and the transactions contemplated thereby, including the merger.

In making these determinations, the Company’s board of directors also considered a number of other factors, including the following material factors (which are not listed in any relative order of importance):
•
the consideration and negotiation of the merger agreement was conducted entirely under the control and supervision of the special committee, which consists of three independent directors, each of whom is an outside, non-employee director, and that no limitations were placed on the special committee’s authority with respect to the proposed merger;

•
following its formation, the special committee’s independent control of the sale process with the advice and assistance of Houlihan Lokey, Cleary and Potter Anderson as its financial advisor and legal advisors, respectively, reporting solely to the special committee;

•
the process undertaken by the special committee and its advisors in connection with evaluating the merger, as described above in the section “Special Factors — Background of the Merger” beginning on page 19;

•
the oral opinion of Houlihan Lokey rendered to the special committee on November 17, 2016 (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the special committee dated November 17, 2016) as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of the Common Stock (other than the Excluded Persons) of the merger consideration of US$6.05 per share in cash to be received by such holders in the merger pursuant to the merger agreement. Please see “Special Factors — Opinion of the Special Committee’s Financial Advisor” beginning on page 42 for additional information;

•
as a publicly traded company, the Company faces pressure from public stockholders and investment analysts to make decisions that might produce better short-term results, but over the long term might lead to a reduction in the per share price of its publicly traded equity securities;

•
the offer price of US$6.05 per share from the buyer group in all-cash consideration represents a significant premium over recent market prices and gives shareholders the opportunity to immediately realize a fixed amount of cash for their investment, which the Company’s board of directors may be particularly valuable for shareholders in light of the limited trading volume of the Common Stock on the NASDAQ Global Select Market; and

•
Parent was able to obtain a committed loan facility from SPDB to fund the transaction contemplated by the merger agreement, including the merger, and will have to pay a reverse termination fee to the Company in certain circumstances if that financing fails to be realized.

The Company’s board of directors also believes that it is appropriate for the Company to undertake the merger and to terminate the registration of the Common Stock with the SEC at this time because (i) the offer price of US$6.05 per share from the buyer group represents a significant premium over recent market prices, (ii) the limited trading volume of the Common Stock on the NASDAQ Global Select Market does not justify the costs of remaining a public company, including the cost of complying with the Sarbanes-Oxley Act of 2002 and other U.S. federal securities laws, which totaled approximately US$1.3 million for each of the fiscal years ended March 31, 2015 and 2016, and (iii) of the fact that Parent was able to obtain a committed loan facility from SPDB to fund the transaction contemplated by the merger agreement, including the merger. With respect to (ii) above, these costs are ongoing, comprise a significant element of the Company’s corporate overhead expenses, and are difficult to reduce. In addition to the direct out-of-pocket costs associated with SEC reporting and compliance, the Company’s management and accounting staff, which comprise a handful of individuals, need to devote significant time to these matters. Furthermore, as an SEC-reporting company, the Company is required to disclose a considerable amount of business information to the public, some of which would be considered proprietary and need not be disclosed by a non-reporting company. As a result, the Company’s actual or potential competitors, customers, lenders and vendors all have ready access to the information which potentially may help them compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be.
The Company’s board of directors noted that the opinion of Houlihan Lokey addressed the fairness of the merger consideration to the holders of shares of the Common Stock other than the Excluded Persons. Even if  “the holders of the shares of the Common Stock other than the Excluded Persons” may include one or more affiliated stockholders of the Company that are not members of the buyer group, since the consideration to be received by such affiliated stockholders of the Company is identical in all respects to the consideration to be received by the unaffiliated stockholders, the Company’s board of directors believed that there was no meaningful distinction to be drawn between the concepts of  “fairness to the unaffiliated stockholders of the Company” and “fairness to the holders of shares of the Common Stock other than the Excluded Persons.” As a result, the Company’s board of directors believed that, even though the opinion of Houlihan Lokey addressed fairness with respect to the holders of shares of the Common Stock other than the Excluded Persons rather than with respect to the unaffiliated stockholders, it was still reasonable and appropriate to consider the opinion of Houlihan Lokey as a material factor in its determination as to the fairness of the transaction to the unaffiliated stockholders.
The Company’s board of directors did not consider other offers made by any unaffiliated person, other than as described in this proxy statement and prior filings with the SEC, as the Company is not aware of any firm offers made by any other persons prior to the date of the merger agreement for (i) a merger or consolidation of the Company with another company, or vice versa, (ii) a sale or transfer of all or any substantial part of the Company’s assets, or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company.
To the extent known by each filing person after making reasonable inquiry, except as set forth under “Special Factors — Recommendation of the Board of Directors and the Special Committee and Their Reasons for the Merger,” no executive officer, director or affiliate of the Company or such filing person has made a recommendation either in support of or opposed to the merger and other transactions contemplated by the merger agreement.

Except as set forth under “Special Factors — Background of the Merger,” “Special Factors — Recommendation of the Board of Directors and the Special Committee and Their Reasons for the Merger,” and “Special Factors — Opinion of the Special Committee’s Financial Advisor,” no director who is not an employee of the Company has retained an unaffiliated representative to act solely on behalf of the unaffiliated stockholders for purposes of negotiating the terms of the merger and other transactions contemplated by the merger agreement and/or preparing a report concerning the fairness of the merger and other transactions contemplated by the merger agreement.
After carefully considering the unanimous recommendation of the special committee and other factors, the Company’s board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders (other than the holders of the excluded shares), and adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as the Company’s board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Opinion of the Special Committee’s Financial Advisor
On November 17, 2016, Houlihan Lokey verbally rendered its opinion to the special committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the special committee dated November 17, 2016), as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of shares of the Common Stock, other than the Excluded Persons, of the merger consideration of US$6.05 per share in cash to be received by such holders in the merger pursuant to the merger agreement.
Houlihan Lokey’s opinion was directed to the special committee (in its capacity as such) and only addressed the fairness, from a financial point of view and as of the date of the opinion, to the holders of the Common Stock (other than the Excluded Persons) of the merger consideration of US$6.05 per share in cash to be received by such holders in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the special committee, the board of directors of the Company, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the merger.
In arriving at its opinion, Houlihan Lokey, among other things:
1.
reviewed a draft dated November 17, 2016 of the merger agreement;

2.
reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including the Company Projections;

4.
spoke with certain members of the management of the Company and certain representatives and advisors of the Company and the special committee regarding the business, operations, financial condition and prospects of the Company, the merger and related matters;

5.
compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;

6.
considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

7.
reviewed the current and historical market prices and trading volume for the Common Stock and the current market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

8.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or Houlihan Lokey’s opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey also took into account information comparing the financial projections for certain periods issued by management of the Company from time to time with the Company’s actual results for such periods.
Houlihan Lokey noted that Parent and Mr. Zhang had indicated that they were interested only in acquiring the outstanding shares of the Common Stock that they did not already own, and that they did not intend to sell their stake in the Company to a third party.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein were true and correct, (b) each party to the merger agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger will be satisfied without waiver thereof, and (d) the merger will be consummated in a timely manner in accordance with the terms described in the merger agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the merger will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the merger or the Company that would be material to Houlihan Lokey’s analyses or its opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the merger agreement would not differ from the draft of the merger agreement identified above in any respect material to its analysis or opinion.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection, independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

Houlihan Lokey’s opinion was furnished for the use of the special committee (in its capacity as such) and, if directed and deemed appropriate by the special committee, the board of directors of the Company (solely in its capacity as such), in connection with its evaluation of the merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and did not constitute, a recommendation to the special committee, the board of directors of the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the merger or otherwise.
Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not and will not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of its opinion.
Houlihan Lokey was not requested to opine as to, and Houlihan Lokey’s opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the special committee, the board of directors of the Company, the Company, its security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the merger or otherwise (other than the merger consideration to the extent expressly specified in Houlihan Lokey’s opinion), including, without limitation, the terms or aspects of any arrangements involving Mr. Zhang or Ms. Meng or any potential financing for the merger or the likelihood of the consummation thereof, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the merger as compared to any alternative business strategies or transactions that might have been available to the Company or any other party, (v) the fairness of any portion or aspect of the merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the merger, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the merger consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the special committee, on the assessments by the special committee, the board of directors of the Company, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the merger or otherwise. The issuance of Houlihan Lokey’s opinion was approved by a Houlihan Lokey committee authorized to approve opinions of this nature.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean or median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the financial forecasts prepared by the management of the Company and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of our company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the special committee in evaluating the proposed merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the merger consideration or of the views of the special committee, the board of directors or management of the Company with respect to the merger or the merger consideration. Under the terms of its engagement by the special committee , neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed merger or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Company, Parent, Merger Sub, any of their respective affiliates, the special committee, the board of directors, any security holder or creditor of the Company, Parent, Merger Sub, any of their respective affiliates or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the merger were determined through negotiation between the special committee and Parent, and the decision to enter into the merger agreement was solely that of the special committee and the board of directors of the Company.
Financial Analyses
In preparing its opinion to the special committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the special committee on November 17, 2016. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
Furthermore, in accordance with SEC rules, the discussion materials prepared by Houlihan Lokey regarding the analyses summarized below were filed as exhibit C(5) to the Schedule 13E-3 filed by Synutra on December 9, 2016 and are available to stockholders on the SEC website at https://www.sec.gov/Archives/edgar/data/1293593/000157104916020493/0001571049-16-020493-index.htm.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:
•
Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

•
EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

•
Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items, for a specified time period.

Specifically, because the Company’s results for the 12-month period ended September 30, 2016 and the Company Projections for fiscal 2017 and 2018 reflect EBITDA losses from the introduction of new products of approximately US$5.3 million, US$26.3 million and US$22.4 million respectively, as described below, Houlihan Lokey performed certain of its analyses utilizing Adjusted EBITDA calculated by adding such amounts back to EBITDA for such 12-month period and projected EBITDA for fiscal 2017 and 2018 as reflected in the Company Projections.
Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of the Common Stock and the common stock of the selected companies listed below as of November 14, 2016, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of the future financial and operating performance of the Company relied upon for the financial analyses described below were based on the Company Projections. The estimates of the future financial and operating performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.
Selected Companies Analysis.   Houlihan Lokey reviewed certain data for the following selected dairy based nutritional products companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant:
Ausnutria Dairy Corp Ltd
Beijing Sanyuan Foods Co., Ltd
Beingmate Baby & Child Food Co., Ltd
Biostime International Holdings Limited (China)
Bright Dairy & Food Co., Ltd.
Dutch Lady Milk Industries Bhd
Hochdorf Holding AG
Maeil Dairies Co., Ltd.
Morinaga Milk Industry Co., Ltd.
Nam Yang Dairy Product Co., Ltd.
Synlait Milk Limited
Yashili International Holdings Limited
The financial data reviewed included:
•
Enterprise value as a multiple of Adjusted EBITDA for the latest twelve month (“LTM”) period for which financial information was made public;

•
Enterprise value as a multiple of estimated Adjusted EBITDA for the next fiscal year (“NFY”) for which financial information has not been made public; and

•
Enterprise value as a multiple of estimated Adjusted EBITDA for the fiscal year following NFY (“NFY + 1”).

This analysis indicated the following multiples for the selected companies, as compared to the corresponding multiples for the Company based upon the closing price of the Common Stock on November 14, 2016 and the merger consideration of US$6.05 per share utilizing the Company’s actual EBITDA for the 12-month period ended September 30, 2016 and estimated fiscal 2017 and 2018 EBITDA included in the Company Projections as well as the Company’s Adjusted EBITDA for the 12-month period ended September 30, 2016 and estimated fiscal 2017 and 2018 Adjusted EBITDA calculated based upon the Company Projections:

Enterprise Value to Adjusted EBITDA(1)
	LTM	NFY	NFY+1
Selected Companies
Ausnutria Dairy Corp Ltd	15.3x	NA	NA
Beijing Sanyuan Foods Co., Ltd	NMF	NMF	NMF
Beingmate Baby & Child Food Co., Ltd	NEG	NEG	NEG
Biostime International Holdings Limited (China)	13.7x	10.5x	9.6x
Bright Dairy & Food Co., Ltd.	10.6x	9.7x	8.8x
Dutch Lady Milk Industries Bhd	17.5x	16.4x	NMF
Hochdorf Holding AG	14.9x	13.7x	11.7x
Maeil Dairies Co., Ltd.	7.5x	7.0x	6.5x
Morinaga Milk Industry Co., Ltd.	7.5x	8.0x	7.7x
Nam Yang Dairy Product Co., Ltd.	3.4x	NA	NA
Synlait Milk Limited	8.0x	6.4x	5.5x
Yashili International Holdings Limited	NMF	NMF	14.9X
High	17.5x	16.4x	14.9x
Mean	10.9x	10.2x	9.2x
Median	10.6x	9.7x	8.8x
Low	3.4x	6.4x	5.5x
Company (EBITDA)
11/14/16	9.7x	10.6x	7.1x
Merger consideration	11.5x	12.6x	8.4x
Company (Adj. EBITDA)
11/14/16	8.9x	6.9x	5.4x
Merger Consideration	10.5x	8.2x	6.5x

(1)
NA means “not available figure”, NEG means “negative” and NMF means “not meaningful figure”. NA, NEG and NMF amounts were excluded for purposes of calculating means and medians.

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 8.0x to 10.0x LTM Adjusted EBITDA and 5.5x to 7.5x estimated NFY + 1 Adjusted EBITDA to corresponding EBITDA for the Company to derive implied enterprise value references ranges for the Company. In selecting these ranges, Houlihan Lokey made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies. The selected companies analysis indicated implied per share value reference ranges of US$2.63 to US$4.56 per share of the Common Stock based on the selected range of multiples of LTM Adjusted EBITDA and US$2.22 to US$4.87 per share of the Common Stock based on the selected range of multiples of estimated NFY + 1 Adjusted EBITDA, as compared to the proposed merger consideration of US$6.05 per share of the Common Stock.
In addition, Houlihan Lokey applied selected multiple ranges of 8.0x to 10.0x LTM Adjusted EBITDA, 7.0x to 9.0x NFY Adjusted EBITDA and 5.5x to 7.5x estimated NFY + 1 Adjusted EBITDA to corresponding Adjusted EBITDA for the Company to derive implied enterprise value references ranges for the Company. In selecting these ranges, Houlihan Lokey made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies. This analysis indicated implied per share value reference ranges of US$3.38 to US$5.50 per share of the Common Stock based on the selected range of multiples of LTM Adjusted EBITDA, US$4.37 to US$7.07 per share of the Common Stock based on the selected range of multiples of estimated NFY Adjusted EBITDA and US$4.39 to US$7.84 per share of the Common Stock based on the selected range of multiples of estimated NFY + 1 Adjusted EBITDA, as compared to the proposed merger consideration of US$6.05 per share of the Common Stock.
Selected Transactions Analysis.   Houlihan Lokey considered certain financial terms of the 16 transactions described in the table below involving target companies whose primary products consisted of dairy based nutritional products that Houlihan Lokey deemed relevant.
The financial data reviewed included:
•
Transaction value, which refers to the implied enterprise value of the target company, based on the announced transaction equity price and other public information available at the time of the announcement; and

•
Transaction value as a multiple of LTM EBITDA (or, in the case of the acquisition of Oushi Mengniu (Inner Mongolia) Dairy Products, Adjusted EBITDA).

This analysis indicated the following multiples for the selected transactions, as compared to the corresponding multiples for the merger based upon the merger consideration of US$6.05 per share and utilizing the Company’s EBITDA and Adjusted EBITDA for the 12-month period ended September 30, 2016:
Selected Transactions			Transaction Value as a Multiple of EBITDA(1)
Date Announced	Target	Acquirer
09/28/2016	Hengda Dairy Co., Ltd and Challenger Global Investments Limited	Shenzhen Mingcheng Duling Commerce Co., Ltd; Sunlight Property Management Limited	NA
03/03/2016	Engro Foods Limited	FrieslandCampina International Holding	14.1x
12/30/2015	China Dairy Group Ltd.	Huaguo Liu (Chairman); Jinji Wang (Director)	8.4x
09/21/2015	Oushi Mengniu (Inner Mongolia) Dairy Products	Yashili International Group Limited	10.2x
07/24/2015	Dumex Baby Food Co., Ltd.	Yashili International Group Limited	NMF
04/18/2015	Dunhua Meilijian Dairy Co., Ltd.	Beingmate Baby & Child Food Co., Ltd.	13.2x
06/16/2014	Zhangjiakou Chahaer Dairy Co., Ltd.	Rightcom Co., Ltd.	NA
12/31/2013	Adimil (Changsha) Nutrition Products Limited	Biostime Inc.; Biostime (Guangzhou) Health Products	NA
06/18/2013	Yashili International Holdings Limited	China Mengniu Dairy Co. Ltd.	9.9x
10/03/2012	Feihe International, Inc.	Morgan Stanley Private Equity Asia Limited	10.6x
06/15/2012	New Zealand Dairies Limited (nka:Ex NZDL Limited)	Fonterra Co-Operative Group Ltd.	NA
04/23/2012	Pfizer Nutrition Inc.	Nestlé S.A.	19.8x
02/24/2012	Nutricion para el Conosur S.A	Mead Johnson Nutrition Company	NA
08/02/2011	Wockhardt Ltd., Nutritional Business	G&K Baby Care Private Limited	NA
03/29/2011	Hyproca Dairy Group B.V. (nka:Ausnutria Hyproca B.V.)	Ausnutria Dairy Corporation Ltd	10.3x
03/03/2011	Laticínios Vale do Taquari Ltda.	Tangará Foods S.A.	NA
High			19.8x
Mean			12.1x
Median			10.5x
Low			8.4x

Selected Transactions			Transaction Value as a Multiple of EBITDA(1)
Date Announced	Target	Acquirer
The Merger
EBITDA			11.5x
Adj. EBITDA			10.5x

(1)
NA means “not available figure” and NMF means “not meaningful figure”. NA and NMF amounts were excluded for purposes of calculating the mean and median.

Taking into account the results of the selected transactions analysis, Houlihan Lokey applied selected multiple ranges of 8.5x to 10.5x LTM EBITDA to the Company’s actual EBITDA and Adjusted EBITDA for the 12-month period ended September 30, 2016, which implied per share value reference ranges of US$3.11 to US$5.04 and US$3.91 to US$6.03 per share of the Common Stock, respectively, as compared to the proposed merger consideration of US$6.05 per share of the Common Stock. In selecting these ranges, Houlihan Lokey made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the target companies that participated in the selected transactions.
Discounted Cash Flow Analysis.   Houlihan Lokey performed a discounted cash flow analysis of the Company by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Company based on the Company Projections. Houlihan Lokey calculated terminal values for the Company by applying a range of perpetuity growth rates of 2.0% to 4.0% to the Company’s estimated 2020 unlevered free cash flows adjusted for a normalized tax rate and levels of long-term depreciation and amortization and capital expenditures. For purposes of this analysis, unlevered, after-tax free cash flow was calculated as EBIT as defined under “Special Factors — Certain Financial Projections”, less tax expense (assuming a 25% rate as provided management of the Company), plus depreciation and amortization, less capital expenditures, less change in net working capital. The net present values of the Company’s projected future cash flows and terminal values were then calculated using discount rates ranging from 12.0% to 15.0%. As Houlihan Lokey discussed with the special committee, Houlihan Lokey derived the foregoing range of discount rates by utilizing a blended analysis giving consideration to both the Company’s historic long-term infant milk formula business (the “existing business”) and the newly launched liquid milk business and new manufacturing facility for milk powder production (the “new business”), given the different characteristics of those businesses. The weighted average cost of capital for the existing business was weighted at 90% and derived based on certain financial metrics, including betas and capital structures, for the Company and the selected companies described under “— Selected Companies Analysis” above while the discount rate for the new business took into account the elevated risk profile of the new business, was weighted at 10% and was derived based upon expected rates of return by investors in businesses that are in the early stages of production and selling products. The discounted cash flow analysis indicated an implied per share value reference range of US$3.81 to US$9.29 per share of the Common Stock, as compared to the proposed merger consideration of US$6.05 per share of the Common Stock.
Miscellaneous
Houlihan Lokey was engaged by the special committee to act as its financial advisor in connection with the merger and provide financial advisory services, including an opinion to the special committee as to the fairness, from a financial point of view and as of the date of Houlihan Lokey’s opinion, to the holders of the Common Stock (other than the Excluded Persons) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement. The special committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement by the special committee, Houlihan Lokey is entitled to an aggregate fee of US$1,007,000 for its services, US$250,000 of which became payable upon execution of Houlihan Lokey’s engagement letter, US$100,000 of which became payable when the special committee requested that Houlihan Lokey identify and begin contacting potential acquirers other than Parent, US$450,000 of which became payable upon the earlier of the execution by the Company of a definitive agreement with respect to any sale, merger, consolidation, business combination or other corporate transaction and delivery of Houlihan Lokey’s opinion (without regard to the conclusion set forth therein), US$50,000 of which became payable when the special committee requested that Houlihan Lokey assist it with the go-shop process and US$157,000 of which is contingent upon the successful completion of the merger (of which final amount $57,000 is based upon the excess of the merger consideration over US$5.91 per share). The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the merger and their respective affiliates or any currency or commodity that may be involved in the merger. Houlihan Lokey has confirmed both that it did not own any shares of the Common Stock during its engagement and prior to delivery of its opinion and that, based on a review of data available from Houlihan Lokey’s information management system, none of the members of the team working on the engagement owned any Common Stock during such period (other than indirectly through mutual funds, index funds, blind trusts, ETF’s, investment accounts over which a professional manager exercises investment discretion or similar investment vehicles).
Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, other participants in the merger or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, other participants in the merger or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation. Since January 1, 2014, Houlihan Lokey has not received fees unrelated to the merger from the Company or any fees (whether or not related to the merger) from the buyer group.
Purposes and Reasons of the Buyer Group for the Merger
Under the SEC rules governing going-private transactions, each member of the buyer group is required to express its reasons for the merger to the unaffiliated stockholders. The buyer group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the buyer group, the purpose of the merger is to enable the buyer group to acquire 100% control of the Company in a transaction in which the unaffiliated stockholders will be cashed out in exchange for US$6.05 per share, so that the buyer group will benefit from the rewards and bear the risks of sole ownership of the Company after the merger, including any future earnings and growth of the Company as a result of improvements to the Company’s operations or acquisitions of other businesses. In addition, the merger will allow Mr. Zhang to maintain his leadership role with the Company.
The buyer group believes that the operating environment has become more challenging due to recent operating conditions, industry trends and China’s macroeconomic growth. The recent economic slowdown in China and expected sustained macroeconomic challenges place substantial pressure on the Company’s revenue growth and other financial metrics. These changes have increased the uncertainty and volatility inherent in the business models of companies similar to the Company. As a result, the buyer group is of the view that there is potential for considerably greater short- and medium-term volatility in the Company’s earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company’s business, and willingness to make business decisions focused on improving the Company’s long-term profitability. The buyer group believes that these strategies would be most effectively implemented in the context of a private company structure. Following the merger, the Company’s management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the U.S. public market’s valuation of the Company and the emphasis on short-term period-to-period performance.
As a privately held company, the Company will be relieved of many of the other expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002. In particular, the buyer group believes that as a privately held company, the Company would no longer be subject to (i) the increased costs of regulatory compliance as an SEC reporting company and (ii) the requirement to disclose a considerable amount of business information to the public, some of which would otherwise be considered competitively sensitive and may potentially help the Company’s actual or potential competitors, customers, lenders and vendors compete against the Company or make it more difficult for the Company to negotiate favorable terms with them, as the case may be.
The buyer group decided to undertake the going-private transaction at this time because it wants to take advantage of the benefits of the Company being a privately held company as described above and because the buyer group was able to obtain debt financing in connection with the merger. In the course of considering the going-private transaction, the buyer group did not consider alternative transaction structures, because the buyer group believed the merger was the most direct and effective way to enable the buyer group to acquire ownership and control of the Company.
Position of the Buyer Group as to the Fairness of the Merger
Under SEC rules governing going-private transactions, each member of the buyer group is required to express its belief as to the fairness of the proposed merger to the unaffiliated stockholders. The buyer group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the buyer group as to the fairness of the merger are not intended and should not be construed as a recommendation to any stockholder of the Company as to how to vote on the proposal to adopt the merger agreement. The buyer group has interests in the merger that are different from, and/or in addition to, those of the unaffiliated stockholders of the Company by virtue of its continuing interests in the surviving corporation after the completion of the merger. These interests are described under “Special Factors — Interests of Certain Persons in the Merger — Interests of the Buyer Group in the Merger” beginning on page 67.
The buyer group believes the interests of the unaffiliated stockholders were represented by the special committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal advisor and its financial advisor. The buyer group attempted to negotiate a transaction that would be most favorable to them, and not to the unaffiliated stockholders and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively and procedurally fair to such unaffiliated stockholders. The buyer group did not participate in the deliberations of the special committee regarding, and did not receive any advice from the special committee’s independent legal advisor or its financial advisor as to, the fairness of the proposed merger to the unaffiliated stockholders. The buyer group did not perform, or engage a financial advisor to perform, any independent valuation or other analysis for the buyer group to assist them in assessing the substantive and procedural fairness of the proposed merger to the unaffiliated stockholders.
Based on its knowledge and analysis of available information regarding the Company and the factors considered by, and findings of, the special committee and the board of directors of the Company discussed in “Special Factors — Recommendation of the Board of Directors and the Special Committee and Their Reasons for the Merger” beginning on page 35, the buyer group believes the proposed merger is substantively and procedurally fair to the unaffiliated stockholders based upon the following factors:
•
the fact that the special committee and, acting upon the unanimous recommendation of the special committee, the board of directors of the Company determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of the unaffiliated stockholders;

•
the fact that the special committee, consisting entirely of directors who are not officers or employees of the Company and who are not affiliated with any member of the buyer group, was established and given authority to, among other things, review, evaluate and negotiate the terms of the merger and to recommend to the board of directors of the Company what action should be taken by the Company, including not to engage in the merger;

•
the fact that the members of the special committee do not have any interests in the merger different from, or in addition to, those of the unaffiliated stockholders, other than the members’ receipt of board and special committee compensation in connection with their evaluation of the merger (which are not contingent upon the completion of the merger or the special committee’s or board’s recommendation of the merger) and continued indemnification and liability insurance for such directors following the completion of the merger for certain claims and liabilities arising from their actions taken prior to the effective time of the merger;

•
the fact that the special committee retained and was advised by independent legal advisors and a financial advisor who are each experienced in advising committees such as the special committee in similar transactions;

•
the fact that the special committee and the board of directors of the Company had no obligation to recommend the approval of the going-private proposal from the buyer group;

•
the current and historical market prices of the Common Stock, including the fact that the US$6.05 per share merger consideration represents an approximately 58% premium over the closing price of US$3.83 per share on the NASDAQ Global Select Market on January 14, 2016 and a premium of approximately 31% and 20%, respectively, over the 30- and 60-trading day volume weighted average price on the NASDAQ Global Select Market on January 14, 2016, the last trading day prior to the Company’s announcement on January 15, 2016 that it had received the buyer group’s going-private proposal;

•
given the adoption of the merger agreement is subject to the affirmative vote of the (i) the holders of at least a majority of the issued and outstanding shares of the Common Stock entitled to vote and (ii) the holders of at least a majority of the issued and outstanding shares of the Common Stock other than the excluded shares, the buyer group cannot unilaterally adopt the merger agreement at the special meeting and this would give the unaffiliated stockholders a meaningful opportunity to consider and vote upon the adoption of the merger agreement at the special meeting;

•
the fact that the merger consideration is all cash, which provides certainty of value and liquidity to the unaffiliated stockholders and allows the unaffiliated stockholders not to be exposed to risks and uncertainties relating to the prospects of the Company;

•
the fact that the merger consideration, other terms and conditions of the merger agreement and the transactions contemplated thereby were the result of extensive negotiations over an extended period of time between the special committee, the buyer group and their respective legal and financial advisors;

•
the fact that Parent and Merger Sub obtained debt financing commitment for the transaction, the limited number and nature of the conditions to the debt financing and the obligation of Parent to use its reasonable best efforts to obtain the debt financing;

•
the fact that Mr. Zhang and Ms. Meng have agreed to guarantee the obligations of Parent under the merger agreement to pay the termination fee to the Company and reimburse certain costs and expenses of the Company under certain circumstances;

•
notwithstanding that the opinion of Houlihan Lokey was provided for the information and assistance of the special committee and members of the buyer group are not entitled to, and did not, rely on such opinion, the fact that the special committee received from Houlihan Lokey an opinion dated November 17, 2016, as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of the Common Stock (other than the Excluded Persons) of the merger consideration of US$6.05 per share in cash to be received by such holders in the merger pursuant to the merger agreement;

•
the recognition of the potential disadvantages that the Company would continue to face as an SEC-reporting company, including continuing to be subject to the (i) increased costs of regulatory compliance; and (ii) requirement to disclose a considerable amount of business information to the public, some of which would otherwise be considered competitively sensitive and would not be disclosed by a non-reporting company and which potentially may help the Company’s actual or potential competitors, customers, lenders and vendors compete against the Company or make it more difficult for the Company to negotiate favorable terms with them, as the case may be;

•
under the terms of the merger agreement, from the date of the merger agreement until the go-shop period end date, the Company is permitted to (i) initiate, solicit or encourage acquisition proposals, including by way of public disclosure and by way of providing access to non-public information to any person (subject to certain limitations and restrictions) and (ii) enter into and maintain discussions or negotiations with respect to acquisition proposals or otherwise cooperate with, assist or participate in, facilitate, or take any other action in connection with any such inquiries, proposals, discussions or negotiations;

•
under the terms of the merger agreement, in certain circumstances relating to an unsolicited bona fide written proposal of an alternative transaction, at any time and after the go-shop period end date, and prior to obtaining the required stockholder approval of the merger, the Company is permitted (subject to certain limitations and restrictions set forth in the merger agreement) to (i) clarify and understand the terms of conditions of such acquisition proposal so as to determine whether it constitutes or could reasonably be expected to result in a superior proposal; and (ii) furnish information to and enter into discussions or negotiations with persons making such acquisition proposals;

•
the fact that in certain circumstances under the terms of the merger agreement, the special committee and the board of directors of the Company are able to change, withhold, withdraw, qualify or modify their recommendation of the merger, including in response to intervening events that are not acquisition proposals;

•
the fact that the Company is able to, subject to compliance with the terms and conditions of the merger agreement, terminate the merger agreement prior to the completion of the merger in order to accept an alternative transaction proposed by a third party that is a superior proposal;

•
the termination fee payable by the Company to Parent if the merger agreement is terminated under certain circumstances is US$3.13 million, which amount is reduced to US$2.5 million if certain triggering events are in connection with an acquisition proposal received by the Company on or before the go-shop period end date;

•
the termination fee payable by Parent to the Company if the merger agreement is terminated under certain circumstances is US$6.26 million, which is twice the maximum amount of the termination fee payable by the Company to Parent;

•
the Company, under certain circumstances as set out in the merger agreement, is able to specifically enforce the terms of the merger agreement;

•
the availability of appraisal rights to the Company’s stockholders; and

•
the fact that neither the buyer group nor any of its advisors participated in or sought to influence the deliberative process of the special committee.

In the course of reaching their determination as to the fairness of the merger to the Company’s unaffiliated stockholders, the buyer group also considered a variety of risks and other countervailing factors related to the merger agreement and the merger, including the following:
•
the fact that the unaffiliated stockholders will have no ongoing equity participation in the Company following the merger and that the unaffiliated stockholders will cease to participate in the Company’s future earnings or growth, if any;

•
the risk that the merger might not be completed in a timely manner or at all;

•
the fact that the buyer group, which holds approximately 63.5% of the total outstanding shares of the Common Stock, expressed unwillingness to consider a sale of their stake to any third party, which may have discouraged, and may in the future discourage, third parties from submitting competing transactions with terms and conditions, including price, that may be superior to the merger;

•
the restrictions on the conduct of the Company’s business prior to the completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the merger;

•
the fact that the Company has incurred and will continue to incur significant transaction costs and expenses in connection with the potential transaction, regardless of whether the merger is consummated;

•
the fact that since the Company became publicly listed in 2007, the highest historical closing price of the Common Stock (US$52.24 per share) exceeds the merger consideration offered to the unaffiliated stockholders; and

•
the taxability of an all cash transaction to our unaffiliated stockholders that are U.S. holders for U.S. federal income tax purposes.

The buyer group did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the merger.
In its consideration of the fairness of the merger, the buyer group did not undertake an appraisal of the assets of the Company to determine the Company’s liquidation value for the unaffiliated stockholders due to the impracticability of determining a liquidation value given the significant execution risk involved in any breakup. In addition, the buyer group did not consider the Company’s liquidation value to be a relevant valuation method because it considers the Company to be a viable going concern where value is derived from cash flows generated from its continuing operations, and because the Company will continue to operate its business following the merger.
The buyer group did not establish, and did not consider, a pre-merger going concern value for the shares of the Common Stock as a public company to determine the fairness of the proposed merger consideration to the unaffiliated stockholders, because following the merger the Company will have a significantly different capital structure. However, to the extent the pre-merger going concern value was reflected in the pre-announcement price of the Common Stock, the merger consideration of US$6.05 per share represented a premium to the per share going concern value of the Company.
The buyer group is not aware of, and thus did not consider in its fairness determination, any offers or proposals made by any unaffiliated third parties with respect to a merger or consolidation of the Company with or into another company, a sale of all or a substantial part of the Company’s assets, or the purchase of the Company voting securities that would enable the holder to exercise control over the Company.
The buyer group did not receive any independent reports, opinions or appraisals from any outside party related to the proposed merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the merger to the unaffiliated stockholders.
The buyer group did not specifically consider the purchase prices paid in the transactions described under “Common Stock Transaction Information” but notes that the consideration to be received by the unaffiliated stockholders generally represents a premium over such prices.
Mr. Zhang and Ms. Meng were jointly responsible for making the fairness determination described above on behalf of themselves and Parent and Merger Sub. They considered the factors described above and made this fairness determination once the terms of the merger agreement had been fully negotiated with the special committee and its advisors.

The foregoing discussion of the information and factors considered and given weight by the buyer group in connection with its evaluation of the substantive and procedural fairness to the unaffiliated stockholders of the merger agreement and the transactions contemplated by the merger agreement, including the proposed merger, is not intended to be exhaustive, but is believed by the buyer group to include all material factors considered by them. The buyer group did not find it practicable to and did not quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the substantive and procedural fairness of the merger agreement and the proposed merger to the unaffiliated stockholders. Rather, the buyer group made the fairness determinations after considering all of the foregoing as a whole. In addition, the buyer group considered and recognized the negative factors considered by the special committee and the Company’s board of directors described under “Special Factors — Recommendation of the Board of Directors and the Special Committee and Their Reasons for the Merger” beginning on page 35, the consideration of which is adopted by the buyer group.
The buyer group believes these factors provide a reasonable basis for its belief that the proposed merger is both substantively and procedurally fair to the unaffiliated stockholders. This belief, however, is not intended to be and should not be construed as a recommendation by the buyer group to any stockholder of the Company as to how such stockholder should vote with respect to the adoption of the merger agreement. The buyer group does not make any recommendation as to how such stockholders should vote relating to the proposal to authorize, approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting.
Management and Board of Directors of the Surviving Corporation
The board of directors of the surviving corporation will, from and after the effective time of the merger, consist of the directors of Merger Sub as of immediately prior to the effective time of the merger (identified below under “Annex C — Directors and Executive Officers of Each Filing Person”), until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal. The officers of the surviving corporation will, from and after the effective time of the merger, be the officers of the Company as of immediately prior to the effective time of the merger (identified below under “Annex C — Directors and Executive Officers of Each Filing Person”), until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.
Effects of the Merger on the Company
Private Ownership
The Common Stock is currently traded on the NASDAQ Global Select Market under the symbol “SYUT.” It is expected that, following the consummation of the merger, the Company will cease to be a publicly traded company and will instead become a private company beneficially owned by the buyer group. Following the completion of the merger, the Common Stock will no longer be listed on any securities exchange or quotation system, including the NASDAQ Global Select Market, and price quotations with respect to sales of the Common Stock in the public market will no longer be available. In addition, registration of the Common Stock under the Exchange Act may be terminated upon the Company’s application to the SEC if the Common Stock is not listed on a national securities exchange and there are fewer than 300 record holders of the Common Stock. Ninety days after the filing of Form 15 in connection with the completion of the merger or such longer period as may be determined by the SEC, registration of the Common Stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the U.S. federal securities laws, including the Sarbanes-Oxley Act of 2002, applicable to public companies. As a result, the Company will no longer incur the costs and expenses of complying with such requirements. After the completion of the merger, the Company’s stockholders will no longer enjoy the rights or protections that the U.S. federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.
At the effective time of the merger, each share of the Common Stock issued and outstanding immediately prior to such effective time (other than the excluded shares and the dissenting shares) will be automatically cancelled and converted into the right to receive the per share merger consideration of

US$6.05 without interest. At the effective time of the merger, (i) the excluded shares will be cancelled and cease to exist and no payment or distribution will be made to the holders of such excluded shares, and (ii) if certain conditions are met, the dissenting shares will be cancelled for the right to receive the fair value of such shares as determined in accordance with the provisions of the applicable Delaware law, including Section 262 of the DGCL. As a result, current stockholders of the Company, other than the holders of the excluded shares, will no longer have any equity interest in, or be stockholders of, the Company upon completion of the merger. As a result, the Company’s stockholders, other than the holders of the excluded shares, will not have the opportunity to participate in the earnings and growth of the Company and they will not have the right to vote on corporate matters. Similarly, the Company’s current stockholders, other than the holders of the excluded shares, will not be exposed to the risk of loss in relation to their investment in the Company.
Directors and Management of the Surviving Corporation
If the merger is completed, the current certificate of incorporation of the Company will be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger, and such amended and restated certificate of incorporation shall be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation; provided, however, that at the effective time of the merger, the certificate of incorporation of the surviving corporation shall be amended so that the name of the surviving corporation will be “Synutra International, Inc.” In addition, the directors of Merger Sub immediately prior to the completion of the merger will become the directors of the surviving corporation and the officers of the Company will remain the officers of the surviving corporation.
Primary Benefits and Detriments of the Merger
The primary benefits of the merger to the unaffiliated stockholders include the following:
•
the receipt by the unaffiliated stockholders of US$6.05 per share of the Common Stock (without accounting for any applicable withholding taxes), representing a premium of 31% and 20%, respectively, over the Company’s 30- and 60-trading day volume-weighted average price as quoted by the NASDAQ Global Select Market prior to January 14, 2016, the last trading day prior to the Company’s announcement on January 15, 2016 that it had received a non-binding going-private proposal; and

•
the avoidance of the risk associated with any possible decrease in the future revenues, cash flow, growth or value of the Company following the merger, as well as the uncertainty and risks associated with growing new businesses of the Company, including as a result of  (i) competition from other companies (some of which may have been in existence longer than the Company’s new businesses) and (ii) the fact that risks for new businesses may be greater.

The primary detriments of the merger to the unaffiliated stockholders include the following:
•
such stockholders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues, cash flow, growth or value of the Company; and

•
in general, the receipt of cash pursuant to the merger or through the exercise of the appraisal rights with respect to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. See “— Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 69 and “— Material PRC Tax Consequences of the Merger” beginning on page 71.

The primary benefits of the merger to the buyer group include the following:
•
if the Company successfully executes its business strategies, the value of the buyer group’s equity investment could increase because of possible increases in future revenues and cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent;

•
the Company will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded company, the Company currently faces pressure from public stockholders and investment analysts to make decisions that may produce better short-term results, but which may not maximize equity value in the long term;

•
the Company will have more freedom to focus on long-term strategic planning in a highly competitive business with increasing competition and regulation;

•
the Company will have more flexibility to change its capital expenditure strategies without public market scrutiny or analysts’ quarterly expectations;

•
the Company will be able to introduce new products and services or change its pricing strategies to attract customers without public market scrutiny or the pressure to meet short-term forecasts; and

•
there will be a reduction of the costs and administrative burden associated with operating the Company as a publicly traded company, including the costs associated with regulatory filings and compliance requirements.

The primary detriments of the merger to the buyer group include the following:
•
all of the risks of any possible decrease in the revenues, cash flow or value of the Company following the merger will be borne by Parent;

•
the business risks facing the Company, including increased competition and government regulation, will be borne by Parent; and

•
an equity investment in the surviving corporation by Parent following the merger will involve substantial risk resulting from the limited liquidity of such an investment since there will be no trading market for the surviving corporation’s equity securities.

Effects of the Merger on the Company’s Net Book Value and Net Earnings
The table below sets out the indirect interest in the Company’s net book value and net earnings for each member of the buyer group before and after the merger, based on the historical net book value and net earnings of the Company as of fiscal year ended March 31, 2016. The Company’s net earnings for the fiscal year ended March 31, 2016 was approximately US$21.0 million, and its net book value as of March 31, 2016 were approximately US$136.8 million.
	Ownership Prior to the Merger(1)				Ownership After the Merger(1)
	Net Book Value		Earnings		Net Book Value		Earnings
Name	$’000%		$’000%		$’000%		$’000%
Mr. Zhang(1)	86,868	63.5	13,310	63.5	136,800	100	20,961	100

(1)
Ownership represents shares of the Common Stock held by Parent. Ms. Meng, the spouse of Mr. Zhang, is the sole director and shareholder of Parent.

Effects on the Company if the Merger Is Not Completed
If the merger agreement is not authorized and adopted by the stockholders or if the merger is not completed for any other reason, the stockholders will not receive any payment for their shares of the Common Stock in connection with the merger. Instead, the Company will remain a publicly traded company and the Common Stock will continue to be registered under the Exchange Act and listed and traded on the NASDAQ Global Select Market, provided that the Company continues to meet its listing requirements. Therefore, the Company’s stockholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of the Common Stock. Accordingly, if the merger is not completed, we cannot assure you as to the effect of these risks and opportunities on the future value of the Common Stock, including the risk that the market price of the Common Stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

Under certain circumstances specified in the merger agreement, the Company may be required to pay Parent a termination fee of US$3.13 million or US$2.5 million, or Parent may be required to pay us a termination fee of US$6.26 million. See “The Agreement and Plan of Merger — Termination Fee” beginning on page 93 for additional information.
If the merger is not completed, the Company’s board of directors will, from time to time, evaluate and review, among other things, the business, operations, dividend policy and capitalization of the Company and make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by the stockholders or if the merger is not completed for any other reason, we cannot assure you that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely affected.
Plans for the Company after the Merger
After the effective time of the merger, the buyer group anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent. There are no current plans to repay the debt incurred to finance the merger, other than in accordance with the terms of the debt commitment letter.
The buyer group has advised the Company that, other than as described in this proxy statement, it does not have any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving the Company’s corporate structure, business, or management, such as a merger, reorganization, liquidation, or relocation of any material operations or sale or transfer of a material amount of assets of the Company.
However, after the effective time of the merger, the buyer group and the surviving corporation will continue to evaluate the surviving corporation’s business and operations from time to time, and may propose or develop new plans and proposals, including any of the foregoing actions and any actions to address the challenges referred to under the heading “Special Factors — Purposes and Reasons of the Buyer Group for the Merger” above, in each case, which they consider to be in the best interests of the surviving corporation and its equity holders, including the possibility of relisting the Company or a substantial part of its business on another stock exchange. The buyer group expressly reserves the right to make any changes it deems appropriate to the operation of the surviving corporation in light of such evaluation and review as well as any future developments.
Certain Financial Projections
The Company’s management does not, as a matter of course, make available to the public future financial projections. However, as part of the nearly eleven-month process leading to execution of the merger agreement, management provided the special committee and Houlihan Lokey with the May Projections, the August Projections and the Company Projections, in each case for the fiscal years ending March 31, 2017 through March 31, 2020 and Houlihan Lokey, as the financial advisor to the special committee, was authorized by the special committee to use the Company Projections, including for purposes of its financial analyses of the Company and the proposed transaction. Each of the May Projections, the August Projections and the Company Projections were based on management’s projection of the Company’s future financial performance as of the date provided, were prepared by the Company’s management for internal use and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC regarding forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or U.S. generally accepted accounting principles (“U.S. GAAP”).
The May Projections and the August Projections have been superseded by the Company Projections and are being included in this proxy statement solely to provide holders of the Common Stock with information that was made available to the special committee and Houlihan Lokey throughout the course of the transaction process. Further, the projections included in the May Projections, the August Projections and the Company Projections are not a guarantee of performance. They involve significant risks, uncertainties and assumptions. In compiling the projections, management took into account historical performance, combined with estimates of future performance. Although the projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by management that management believed were reasonable at the time the projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Further, since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. The assumptions the Company’s management made about future financial factors affecting the Company’s business included, among other factors, that (i) material costs and expenses would increase in line with the Company’s revenues increase, (ii) the growth of the infant formula industry in China would continue in line with the management’s expectation, (iii) the tightened PRC regulations over infant formula products would not adversely affect the Company’s business in a manner inconsistent with the management’s expectation, (iv) the Company’s new manufacturing facilities in France would commence operation and generate revenues in line with the management’s expectation, and (iv) China’s overall economy would remain stable, with no material change in competition adversely affecting the Company. In addition, factors such as industry performance, the market for the Company’s existing and new services and products, the competitive environment, expectations regarding future acquisitions or any other transactions and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of management, may cause actual future results to differ materially from the results forecasted in these financial projections.
The projections do not take into account any acquisitions of new businesses or assets, as management believed that the nature, timing and amount of any such acquisitions would be too difficult to predict. In addition, the projections do not take into account any circumstances or events occurring after the respective dates that they were prepared. For instance, the projections do not give effect to completion of the merger or any changes to our operations or strategy that may be implemented after the time the projections were prepared. As a result, there can be no assurance that the projections will be realized, and actual results may be significantly different from those contained in the Company Projections.
Neither the Company’s independent registered public accounting firm, Deloitte Touche Tohmatsu Certified Public Accountants LLP, nor any other independent accountants have examined, compiled or performed any procedures with respect to the May Projections, the August Projections or the Company Projections or any amounts derived therefrom or built thereupon and, accordingly, they have not expressed any opinion or given any form of assurance on the May Projections, the August Projections or the Company Projections or their achievability. The financial projections included in this proxy statement are included solely to give stockholders access to certain information that was made available to the special committee and to the special committee’s financial advisor and are not included for the purpose of influencing any stockholder to make any investment decision with respect to the merger, including whether or not to vote in favor of approval of the proposal to adopt the merger agreement or to elect not to seek appraisal rights.

The following table summarizes the May Projections:
	Fiscal Year Ending March 31,
	2017	2018	2019	2020
	(Dollars in millions)
Food Segment (Existing Products)	$364.8	$408.6	$448.0	$499.5
Food Segment (New Products)	69.3	163.7	324.7	407.0
Nutritional Supplement and Others (Existing Products)	34.5	37.9	39.8	41.8
Nutritional Supplement and Others (New Products)	49.0	80.2	82.5	78.5
Net Sales	$517.6	$690.4	$895.1	$1,026.8
Growth %	41.8%	33.4%	29.6%	14.7%
Cost of Sales	(325.5)	(465.8)	(642.6)	(744.9)
Gross Profit	$192.1	$224.6	$252.5	$281.8
Margin %	37.1%	32.5%	28.2%	27.4%
Selling and Marketing Expenses	(106.6)	(124.8)	(133.9)	(139.4)
General and Administrative Expenses	(29.9)	(35.4)	(36.4)	(38.0)
Depreciation & Amortization	23.2	25.8	25.8	25.8
EBITDA	$78.8	$90.1	$108.0	$130.2
Margin %	15.2%	13.1%	12.1%	12.7%
Growth %	21.6%	14.4%	19.8%	20.6%
Depreciation & Amortization	(23.2)	(25.8)	(25.8)	(25.8)
EBIT	$55.6	$64.3	$82.2	$104.4
Margin %	10.7%	9.3%	9.2%	10.2%
Additional Financial Information
Maintenance Capital Expenditure	$15.0	$15.0	$15.0	$15.0
New French Manufacturing Facility	41.8	—	—	—
Total Capital Expenditures	$56.8	$15.0	$15.0	$15.0
Net Working Capital	61.2	91.3	122.4	140.1
Change in Net Working Capital	($37.5)	($30.1)	($31.1)	($17.6)

The following table summarizes the August Projections:
	Fiscal Year Ending March 31,
	2017	2018	2019	2020
	(Dollars in millions)
Food Segment (Existing Products)	$360.3	$420.8	$433.7	$495.5
Food Segment (New Products)	49.4	159.6	329.6	424.6
Nutritional Supplement and Others (Existing Products)	19.4	29.1	32.0	33.6
Nutritional Supplement and Others (New Products)	27.5	74.5	82.1	84.1
Net Sales	$456.6	$684.1	$877.5	$1,037.9
Growth %	25.1%	49.8%	28.3%	18.3%
Cost of Sales	(282.2)	(471.1)	(643.8)	(757.7)
Gross Profit	$174.4	$213.0	$233.7	$280.3
Margin %	38.2%	31.1%	26.6%	27.0%
Selling and Marketing Expenses	(101.4)	(125.9)	(131.6)	(148.0)
General and Administrative Expenses	(31.1)	(33.6)	(33.7)	(36.1)
Depreciation & Amortization	22.5	25.0	25.0	25.0
EBITDA	$64.4	$78.4	$93.4	$121.1
Margin %	14.1%	11.5%	10.6%	11.7%
Growth %	-0.7%	21.8%	19.1%	29.7%
Depreciation & Amortization	(22.5)	(25.0)	(25.0)	(25.0)
EBIT	$41.9	$53.4	$68.4	$96.2
Margin %	9.2%	7.8%	7.8%	9.3%
Additional Financial Information
Maintenance Capital Expenditure	$15.0	$15.0	$15.0	$15.0
New French Manufacturing Facility	29.7	—	—	—
Total Capital Expenditures	$44.7	$15.0	$15.0	$15.0
Net Working Capital	52.6	69.5	100.9	119.8
Change in Net Working Capital	($26.7)	($16.9)	($31.3)	($18.9)

The following table summarizes the Company Projections:
	Fiscal Year Ending March 31,
	2017	2018	2019	2020
	(Dollars in millions)
Food Segment (Existing Products)	$359.2	$420.3	$431.4	$480.4
Food Segment (New Products)	22.5	148.5	311.0	394.5
Nutritional Supplement and Others (Existing Products)	22.2	33.3	36.6	38.5
Nutritional Supplement and Others (New Products)	27.6	74.5	82.1	84.0
Net Sales	$431.5	$676.5	$861.1	$997.4
Growth %	18.2%	56.8%	27.3%	15.8%
Cost of Sales	(264.4)	(468.1)	(633.9)	(732.6)
Gross Profit	$167.1	$208.5	$227.2	$264.7
Margin %	38.7%	30.8%	26.4%	26.5%
Selling and Marketing Expenses	(101.1)	(125.6)	(130.7)	(137.8)
General and Administrative Expenses	(31.0)	(33.6)	(33.5)	(35.0)
Depreciation & Amortization	15.3	26.0	26.0	26.0
EBITDA	$50.3	$75.3	$89.0	$117.9
Margin %	11.6%	11.1%	10.3%	11.8%
Growth %	-22.5%	49.7%	18.2%	32.5%
Depreciation & Amortization	(15.3)	(26.0)	(26.0)	(26.0)
EBIT	$34.9	$49.3	$63.0	$91.9
Margin %	8.1%	7.3%	7.3%	9.2%
Additional Financial Information
Maintenance Capital Expenditure	$15.0	$15.0	$15.0	$15.0
New French Manufacturing Facility	44.2	—	—	—
Total Capital Expenditures	$59.2	$15.0	$15.0	$15.0
Net Working Capital	49.8	70.6	101.1	117.9
Change in Net Working Capital	($23.9)	($20.8)	($30.5)	($16.8)
Certain of the prospective financial information prepared by the Company and included in the Company Projections may be considered non-U.S. GAAP financial measures. These non-U.S. GAAP measures are presented because management believes that they are useful financial indicators of the Company’s performance. The Company’s non-U.S. GAAP EBITDA and non-U.S. GAAP earnings before interest and taxes (“EBIT”) vary from the most comparable U.S. GAAP financial measures in that the non-U.S. GAAP measures do not include certain recurring charges. Although management uses these measures to assess the performance of the Company’s business compared to that of others in the industry, the use of these non-U.S. GAAP measures is limited because they do not include certain recurring charges that may be material in amount and are necessary to operate the Company’s business. As such, these non-U.S. GAAP measures should not be relied upon as alternatives to results prepared and presented in accordance with U.S. GAAP. Such measures are not defined under U.S. GAAP and, accordingly, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable measurements to results reported or forecasted by other companies.

A reconciliation of the non-U.S. GAAP measures used in the Company Projections with the most comparable financial measures calculated and presented in accordance with U.S. GAAP is set forth below.
	Fiscal Year Ending March 31,
	2017	2018	2019	2020
	(Dollars in millions)
EBITDA	50.3	75.3	89.0	117.9
Depreciation and amortization	(15.3)	(26.0)	(26.0)	(26.0)
EBIT	34.9	49.3	63.0	91.9
Net interest expenses	(10.8)	(15.0)	(14.0)	(12.0)
Income tax	(6.0)	(8.6)	(12.3)	(20.0)
Other (revenue) expenses	(2.8)	—	—	—
Net income attributable to common stockholders	15.3	25.7	36.8	59.9
The following table presents the calculation of unlevered free cash flow utilized by Houlihan Lokey in connection with its discounted cash flow analysis:
	Fiscal Year Ending March 31,
	2017(1)	2018	2019	2020
	(Dollars in millions)
EBIT	15.1	49.3	63.0	91.9
Tax Expense (@25% per Company Management)	(3.8)	(12.3)	(15.8)	(23.0)
Depreciation and Amortization	7.6	26.0	26.0	26.0
Capital Expenditures	(22.5)	(15.0)	(15.0)	(15.0)
Change in Net Working Capital	32.5	(20.8)	(30.5)	(16.8)
Unlevered After-Tax Free Cash Flow	28.8	27.1	27.8	63.1

(1)
Represents 4.5 month stub period.

The following table presents the calculation of Adjusted EBITDA utilized by Houlihan Lokey in connection with its financial analyses:
	LTM ended 9/30/16	Fiscal Year Ending March 31,
		2017	2018
	(Dollars in millions)
EBITDA	54.7	50.3	75.3
Add back: Loss from New Products	5.3	26.3	22.4
Adjusted EBITDA	60.0	76.5	97.7
The financial projections and forecasts included in this proxy statement should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with U.S. GAAP. See “Selected Financial Information” beginning on page 104.
The financial projections and forecasts included in this proxy statement are forward-looking statements. For information on factors that may cause our future financial results to materially vary, see “Special Note Regarding Forward-Looking Statements” beginning on page 107 and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, incorporated by reference into this proxy statement. As described above, the May Projections and the August Projections have been superseded by the Company Projections.
For the foregoing reasons, as well as the bases and assumptions on which the financial projections and forecasts were compiled, the inclusion of specific portions of the financial projections and forecasts in this proxy statement should not be regarded as an indication that the Company, the special committee, the

Company’s board of directors or any of its or their respective advisors considers such financial projections or forecasts to be an accurate prediction of future events, and the projections and forecasts should not be relied on as such an indication. No one has made or is making any representation to any stockholders of the Company or anyone else regarding the information included in the financial projections and forecasts discussed above.
NONE OF THE COMPANY OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY STOCKHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE MAY PROJECTIONS, THE AUGUST PROJECTIONS OR THE COMPANY PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.
BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS FINANCIAL PROJECTIONS AND FORECASTS INCLUDED IN THE MAY PROJECTIONS, THE AUGUST PROJECTIONS AND THE COMPANY PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.
Alternatives to the Merger
The board of directors of the Company did not independently determine to initiate a process for the sale of the Company. The special committee was formed on January 21, 2016, in response to the board of directors’ receipt of a preliminary non-binding proposal from Mr. Zhang and Parent on January 14, 2016 regarding a potential going-private transaction. The special committee and the board of directors have considered the going-private transaction and the possibility of remaining an independent entity on its own and with the assistance of its independent financial and legal advisors. The special committee and the board of directors determined to undertake the merger and not remain an independent entity given (i) the risks, uncertainties and costs involved in remaining a public company, (ii) that the adoption of the merger agreement requires the affirmative vote (in person or by proxy) of  (x) the holders of at least a majority of the issued and outstanding shares of the Common Stock entitled to vote and (y) the holders of at least a majority of the issued and outstanding shares of the Common Stock (other than the excluded shares), and the buyer group alone may not adopt the merger agreement, and (iii) the Company can terminate the merger agreement under certain circumstances. See “The Agreement and Plan of Merger — Competing Transactions” starting on page 86. The special committee and the board of directors did not consider alternative means to accomplish the purposes of the going-private transaction such as a tender offer or a reverse stock split because they believed that the merger was the most direct and understandable means to unaffiliated stockholders in terms of deal structure, and also was the most common deal structure used in going-private transactions. Since the Company’s receipt of the proposal letter from the buyer group, which was announced via press release on January 15, 2016 and filed with the SEC on the same date, the Company has not received any actionable offer from any third party for (a) a merger or consolidation of the Company with another company, (b) a sale or transfer of all or substantially all of the Company’s assets or (c) a purchase of all or a substantial portion of the shares that would enable such person to exercise control of or significant influence over the Company. The special committee and the board of directors also took into account that, under certain circumstances prior to the receipt of the requisite stockholder approval, the Company can terminate the merger agreement after receipt of a superior proposal, subject to the payment to Parent of a termination fee of US$3.13 million or US$2.5 million, as applicable, as set forth in the merger agreement. In this regard, the special committee and the board of directors recognized that the Company has flexibility under the merger agreement, subject to the contractual rights of the buyer group, to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a superior proposal, including the ability to provide information to and engage in discussions and negotiations with such party.

Financing of the Merger
The buyer group estimates that the total amount of funds necessary to complete the merger and the related transactions, including payment of the merger consideration to the Company’s stockholders other than the holders of the excluded shares pursuant to the merger agreement, is anticipated to be approximately US$125.2 million, assuming no exercise of appraisal rights by any stockholder of the Company. This amount is expected to be funded through a debt financing as described below.
The total amount of funds necessary to consummate the transactions contemplated under the merger agreement, including the merger, is expected to be provided through the aggregate debt financing commitments of up to US$150 million (the “debt financing”) as set forth in a debt commitment letter (the “debt commitment letter”). As of the date of this proxy statement, there are no alternative financing arrangements or plans in place to obtain the funds necessary for the consummation of transactions contemplated under the merger agreement, including the merger.
On November 17, 2016, Parent received the debt commitment letter from the lender, pursuant to which and subject to the conditions set forth therein, the lender committed to arrange and provide a term loan facility of up to US$150 million in aggregate principal amount (the “term facility”) for Parent to finance the merger.
The debt commitment letter terminates upon the following events: (i) Parent is abandoning the merger; (ii) the merger is rejected; (iii) the merger agreement is terminated in accordance with its terms or ceases to be in full force and effect; or (iv) Parent fails to make the first utilization before November 17, 2017. Parent, Merger Sub, the Company, Shengyuan Nutritional Food Co., Ltd., Ms. Meng, Mr. Zhang and FNOF are collectively referred to as obligors (the “obligors”) under the debt commitment letter.
The lender’s commitments to provide the debt financing to Parent are subject to, among other things:
•
the compliance by Parent in all material respects with all the terms of the debt commitment letter;

•
each of the representations and warranties made by Parent in the debt commitment letter being correct in all material respects;

•
the preparation, execution and delivery of the following finance documents by Parent and other obligors:

•
subject to the terms under the heading “Documentation” set forth in a term sheet associated with the debt commitment letter (the “term sheet”), a facility agreement incorporating the terms and conditions set forth in the term sheet or otherwise agreed between the lender and Parent (the “facility agreement”); and

•
the security documents and other facility documentation in respect of the term facility in each case required to be executed and delivered pursuant to the term sheet and the facility agreement;

•
it not being unlawful for the lender to fund, make available and maintain the term facility and perform its obligations under the finance documents, and upon satisfaction or waiver by the lender of such conditions precedent to the first utilization under the facility agreement.

The term facility will be available in multiple drawings from the date of the signing of the facility agreement. The term facility will mature on the fifth anniversary of the date of the first utilization. Parent is required to repay 20% of the total outstanding principal amount of the term facility on the 6-month anniversary of the first utilization and one third of the balance of the outstanding principal amount on the third, fourth and fifth anniversaries of the first utilization, respectively. The buyer group does not have any current plans or arrangements to refinance the term facility.
The term facility will be subject to mandatory prepayment in the following circumstances: (i) upon the occurrence of a change of control event (as defined in the term sheet), in full; or (ii) in the case of illegality in respect of the lender, to the extent of that illegality. Except with the prior written consent of the lender, a change of control will occur if: (i) Ms. Meng ceases to directly hold 100% of the voting shares of Parent, subject to an exception resulting from FNOF exercising its option to convert its convertible notes into the shares of Parent pursuant to the note purchase agreement (as defined in the term sheet); (ii) Parent ceases to directly hold at least 63.5% of the voting shares in the Company, subject to an exception resulting from FNOF exercising its option to convert its exchangeable notes into the shares of the Company pursuant to the note purchase agreement; or (iii) the Company ceases to hold, directly or indirectly, 100% of the voting shares in Shengyuan Nutritional Food Co., Ltd.
The interest rate of the term facility will be equal to the London interbank offered rate for U.S. dollar deposits for a three-month period equal to the applicable three-month interest period and a margin of 2% per annum.
The obligations of the obligors under the term facility will be secured by: (i) a first priority share charge over 100% of the shares in Parent; (ii) a first priority pledge over 63.5% of the shares in the Company; (iii) an escrow account agreement regarding the borrower escrow account (as defined in the term sheet) with the lender; (iv) an agreement regarding the US$60 million notes FNOF holds pursuant to the note purchase agreement; and (v) undertaking letters and/or acknowledgements from certain obligors. The obligors will be subject to certain customary affirmative and negative covenants and the term facility contain certain customary events of default.
The lender’s commitments to provide the debt financing are not conditioned upon a successful syndication of any of the term facility with other financial institutions.
On or prior to the date of the consummation of the merger, the lender may not assign or transfer by novation any of its rights and obligations under the debt commitment letter to any person. After the merger is consummated, the lender may assign or transfer by novation any of its rights and obligations under the debt commitment letter to any other bank or financial institutions or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, without the prior written consent of Parent. Parent may not assign or transfer by novation any of its rights and obligations under the debt commitment letter.
The foregoing summary of the debt commitment letter does not purport to be complete and is qualified in its entirety by reference to the debt commitment letter.
Limited Guarantee
On November 17, 2016, Mr. Zhang and Ms. Meng entered into a limited guarantee, pursuant to which they absolutely, unconditionally and irrevocably guaranteed to the Company, jointly and severally, on the terms and subject to the conditions therein, the due and punctual payment and discharge as and when due of the payment obligations of Parent with respect to (i) the termination fee that may be payable by Parent to the Company under the merger agreement, and (ii) the indemnification, reimbursement and expense obligations of Parent in connection with the cooperation of the Company and its subsidiaries for the financing arrangements, up to a defined maximum amount.
The limited guarantee will terminate as of the earliest of  (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms where the Parent termination fee is not payable and there is no unpaid expense obligation of Parent, and (iii) in the case of a termination of the merger agreement for which the Parent termination fee is payable, the date falling 90 days after such termination (unless, in the case of clause (iii) above, the Company has previously made a written claim under the limited guarantee prior to such date, in which case the limited guarantee shall terminate upon the final, non-appealable resolution of such action and satisfaction by Mr. Zhang and Ms. Meng of any of their obligations finally determined or agreed to be owed by them).
Interests of Certain Persons in the Merger
In considering the recommendation of the special committee and the Company’s board of directors with respect to the merger, you should be aware that each member of the buyer group has interests in the transactions that are different from, and/or in addition to, the interests of our stockholders generally. The Company’s board of directors and special committee were aware of such interests and considered them, among other matters, in reaching their decisions to adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the merger, and recommend that our stockholders vote in favor of approving the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Interests of the Buyer Group in the Merger
As a result of the merger, the buyer group will own 100% of the surviving corporation immediately following the completion of the merger. Ms. Meng, the spouse of Mr. Zhang will continue to own 100% of the equity interests in Parent immediately after the completion of the merger.
Because of Parent’s equity interests in the surviving corporation, the buyer group will directly or indirectly enjoy the benefits from any future earnings and growth of the Company after the merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company, including the amount paid by Parent as merger consideration to the unaffiliated stockholders. The buyer group will also bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company and given that the Company will become a privately-held company following the completion of the merger, the buyer group will have no certainty of any future opportunity to sell their shares in Parent or the surviving corporation at an attractive price, or that any dividends paid by the surviving corporation or Parent will be sufficient to recover their investment.
The merger may provide additional means to enhance stockholder value for the buyer group, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of short-term earnings comparisons, and additional means for making liquidity available to the buyer group, such as through dividends or other distributions.
Indemnification and Insurance
Pursuant to the merger agreement, the surviving corporation has agreed that it will, and will cause the Company’s subsidiaries to, indemnify and hold harmless (including any obligations to advance funds for expenses) the present and former officers and directors thereof against any and all costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities, obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs), fines and amounts paid in settlement in connection with any actual or threatened claim, action, suit, arbitration, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether initiated by the Company, the surviving corporation, any governmental authority or any other party, based in whole or in part on, arising out of, relating to or in connection with, (i) the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company or its subsidiaries, (ii) any acts or omissions occurring or alleged to have occurred prior to or at the effective time, including the adoption of the merger agreement, the merger, or the other transactions or arising out of or pertaining to the transactions contemplated by the merger agreement, in each case to the extent provided to each such person under the Company’s or its subsidiaries’ organizational and governing documents or agreements in effect on the date of the merger agreement and to the fullest extent as permitted by the applicable law, or (iii) any acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or its subsidiaries if such service was at the request or for the benefit of the Company or its subsidiaries, subject to certain limitations and restrictions.
The certificate of incorporation and by-laws of the surviving corporation will contain provisions no less favorable with respect to exculpation, advances of expenses and indemnification than are set forth in the certificate of incorporation and by-laws of the Company as in effect on the date of the merger agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who, at or prior to the effective time, were former or present directors or officers of the Company, unless such modification is required by applicable laws.
The Special Committee
On January 21, 2016, the Company’s board of directors established a special committee of directors to consider the proposal from the buyer group and to take any actions it deems appropriate to assess the fairness and viability of such proposal. The special committee is composed of three independent directors — Ms. Jinrong Chen, Mr. Lei Lin and Mr. Yalin Wu. Other than (i) their receipt of board and special committee compensation (which are not contingent upon the completion of the merger or the special committee’s or our board of directors’ recommendation of the merger), (ii) their indemnification and liability insurance rights under the merger agreement and (iii) the right of Mr. Yalin Wu to receive the merger consideration in respect of 400 shares of the Common Stock owned by him upon the completion of the merger, none of the members of the special committee has a financial interest in the merger or any of the transactions contemplated by the merger agreement and none of them is related to any member of the buyer group. The Company’s board of directors did not place any limitations on the authority of the special committee regarding its investigation and evaluation of the merger.
In consideration of the expected time and effort that would be required of the members of the special committee in evaluating the proposed transaction, we have compensated, and will continue to compensate, the members of the special committee for their service in such capacity at a rate of US$12,500 per month after the receipt of the January 14 Proposal, until the proposed transaction has either been terminated or completed or otherwise determined by our board of directors. As of the date of this proxy statement, each member of the special committee has received US$150,000 for his or her service in such capacity.
Position with the Surviving Corporation
After the completion of the merger, Mr. Zhang expects to continue to serve as a director of the surviving corporation. It is anticipated that the executive officers of the Company will hold positions with the surviving corporation that are substantially similar to their current positions.
Related Party Transactions
For a description of significant related-party transactions for the fiscal years ended March 31, 2015 and 2016, see “Item 13. Certain Relationships and Related Transactions, and Director Independence” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 109. There have been no other significant related-party transactions since March 31, 2016, except in connection with the merger as discussed elsewhere in this proxy statement.
Dividends
The Company has never declared or paid any dividends on shares of the Common Stock. Accordingly, the Company does not expect to declare or pay any further dividends prior to the merger, and under the terms of the merger agreement, is prohibited from so doing.
Regulatory Matters
The Company does not believe that any material federal, national, provincial, local or state, whether domestic or foreign, regulatory approvals, filings or notices are required in connection with the merger other than the approvals, filings or notices required under the U.S. federal securities laws and the rules and regulations of the NASDAQ Global Select Market and the filing of the certificate of merger with the Secretary of State of the State of Delaware with respect to the merger.
Fees and Expenses
Fees and expenses incurred or to be incurred by the Company and the buyer group in connection with merger are estimated at the date of this proxy statement to be as follows:
Description	Amount
Financing fees and expenses and related professional fees	US$
Financial advisory fees and expenses	US$
Legal fees and expenses	US$
Special committee fees	US$
Miscellaneous (including printing, proxy solicitation, filing fees, mailing costs, etc.)	US$
Total	US$

These expenses will not reduce the merger consideration to be received by the Company’s stockholders. Except for the right to reimbursement of costs and expenses under certain circumstances, the party incurring any costs and expenses in connection with the merger and the merger agreement will pay such costs and expenses.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) whose shares of the Common Stock are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to stockholders who hold their shares of the Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion is for information only and does not address all of the tax consequences that may be relevant to a stockholder of the Company in light of its particular circumstances. For example, this discussion does not address:
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tax consequences that may be relevant to the stockholders of the Company who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; partnerships, other entities or arrangements treated as partnerships for U.S. federal income tax purposes and other flow-through entities (and partners or investors therein); insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; stockholders who hold their Common Stock as “qualified small business stock” for purposes of Sections 1045 or 1202 of the Code; or certain former citizens or long-term residents of the United States;

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tax consequences to the stockholders of the Company holding their shares of the Common Stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

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tax consequences to the stockholders of the Company who received their shares of the Common Stock in a compensatory transaction or pursuant to the exercise of options or warrants;

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tax consequences to the stockholders of the Company who own an equity interest, actually or constructively, in Parent or the Company following the merger;

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tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

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tax consequences to the stockholders of the Company who hold their shares of the Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

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tax consequences to the stockholders of the Company who are “controlled foreign corporations,” “passive foreign investment companies” or “personal holding companies” for U.S. federal income tax purposes;

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tax consequences arising from the Medicare tax on net investment income;

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the U.S. federal estate, gift or alternative minimum tax consequences, if any;

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any state, local or non-U.S. tax consequences;

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tax consequences to the stockholders of the Company that do not vote in favor of the merger and who properly demand appraisal of their Common Stock under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of the Common Stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of the Common Stock and partners therein are encouraged to consult their tax advisors regarding the consequences of the merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a stockholder of the Company would ultimately prevail in a final determination by a court.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER OF THE COMPANY. A COMPANY STOCKHOLDER IS ENCOURAGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF HIS, HER OR ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of the Common Stock that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia (or treated as such for U.S. federal income tax purposes);

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of the Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of the Common Stock surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for such shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of certain non-corporate U.S. Holders, including individuals. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of the Common Stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of the Common Stock.
Any gain or loss recognized by U.S. Holders will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. U.S. HOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES IF PRC TAX IS IMPOSED ON GAIN ON A DISPOSITION OF THE SHARES OF THE COMMON STOCK, INCLUDING THE AVAILABILITY OF THE FOREIGN TAX CREDIT UNDER THEIR PARTICULAR CIRCUMSTANCES.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of the Common Stock that is neither a U.S. Holder nor a partnership (or entity or arrangement treated as such for U.S. federal income tax purposes).

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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the Company is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of the Common Stock, which we refer to as the “relevant period,” and, if shares of the Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly, or is deemed to own pursuant to attribution rules, more than 5% of the Common Stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply.

Information Reporting and Backup Withholding
Information reporting and backup withholding (at a current rate of 28%) may apply to the proceeds received by a stockholder of the Company pursuant to the merger. Backup withholding generally will not apply to: (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or (2) a Non-U.S. Holder that provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Material PRC Tax Consequences of the Merger
Under the Enterprise Income Tax Law (the “EIT Law”), which took effect on January 1, 2008, enterprises established outside of the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises,” and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the PRC State Council adopted the Regulation on the Implementation of Enterprise Income Tax Law, which defines the “de facto management body” as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. The PRC State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”) on April 22, 2009, which provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore incorporated enterprise is located in China and also defines a Chinese-controlled offshore incorporated enterprise as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Under the EIT Law and its implementation regulations, the PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of consideration by a “non-resident enterprise” from transfer of its equity in a PRC resident enterprise, provided that the “non-resident enterprise” does not have a de facto management body in the PRC and also (i) does not have an establishment or place of business in the PRC or (ii) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business, to the extent such gain is derived from sources within the PRC. Under the Individual Income Tax Law, an individual who disposes of a capital asset in China is subject to PRC individual income tax at the rate of 20%. Relief from these taxes may be sought under applicable income tax treaties with China.
The Company does not believe it is a resident enterprise defined and regulated by the aforesaid regulations or that the gain recognized on the receipt of cash consideration for the shares of the Common Stock should otherwise be subject to PRC income tax to holders of such shares of the Common Stock that are not PRC residents, however, as there has not been a definitive determination of the Company’s status by the PRC tax authorities, the Company cannot confirm whether it would be considered a PRC resident enterprise under the EIT Law or whether the gain recognized on the receipt of cash consideration for the shares of the Common Stock would otherwise be subject to PRC tax to holders of such shares of the Common Stock that are not PRC tax residents.
In addition, under the Circular on Strengthening the Administration of Enterprises Income Tax on Non-resident Enterprises’ Equity Transfer Income (“Circular 698”) issued by the PRC State Administration of Taxation, which became effective as of January 1, 2008, the Circular Concerning Various Questions on the Administration of Enterprises Income Tax on Non-resident Enterprises (“Bulletin 24”) issued by the PRC State Administration of Taxation, which became effective as of April 1, 2011, and the Bulletin on Certain Issues Relating to Indirect Transfer of Assets by Non-resident Enterprises (“Bulletin 7”) issued by the PRC State Administration of Taxation, which became effective on February 3, 2015 and replaced or supplemented certain previous rules under Circular 698 and Circular 24, if a non-resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, the non-resident enterprise may have an obligation to report to the competent PRC tax authorities within 30 days after the execution of relevant equity transfer agreement and be subject to a 10% PRC income tax on the gain from such equity transfer, unless such non-resident enterprise both acquired and disposed of shares of such offshore holding company on a public securities market in accordance with standard rules of such market.
Where a non-resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, a list of factors set out by Bulletin 7 should be taken into consideration to assess whether the transfer arrangement would be deemed as having a reasonable commercial purpose. Where non-resident enterprises indirectly transfer PRC resident enterprises’ equity and avoid obligations to pay enterprise income tax through arrangement without a reasonable commercial purpose, PRC taxation authorities have the power to redefine and deem the transaction as a direct transfer of PRC resident enterprises’ equity and impose a 10% income tax on the gain from such offshore share transfer. Circular 698 or Bulletin 7 may be determined by the PRC tax authorities to be applicable to the merger where non-PRC resident stockholders were involved, if the merger is determined by the PRC tax authorities to lack reasonable commercial purpose. As a result, if PRC tax authorities were to invoke Circular 698 or Bulletin 7 and impose tax on the receipt of consideration for the shares of the Common Stock, then any gain recognized on the receipt of consideration for such shares of the Common Stock pursuant to the merger by the Company’s non-PRC-resident stockholders could be treated as PRC-source income and thus be subject to PRC income tax at a rate of 10% (subject to applicable treaty relief).
You are encouraged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.
Delisting and Deregistration of the Common Stock
If the merger is completed, the Common Stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.
Litigation Relating to the Merger
Four purported stockholder class action complaints have been filed against the Company and certain officers and directors thereof in connection with the proposed transaction. The first, Rudy Murillo v. Synutra International, Inc., et al., Case No. 12990-VCL, was filed on December 15, 2016, in the Court of

Chancery of the State of Delaware, and was amended on January 5, 2017. The plaintiff in this action also filed a motion for expedited proceedings, and a hearing on this motion is scheduled to take place on February 3, 2017. The second, Abraham Atachbarian Roth Ira v. Synutra International, Inc., et al., Case No. 1:16-cv-01302-LPS, was filed on December 22, 2016, in the United States District Court for the District of Delaware. The third, Robert Garfield v. Synutra International, Inc., et al., Case No. 428880-v, was filed on January 5, 2017, in the Circuit Court for Montgomery County, Maryland. The fourth, Arthur Flood v. Synutra International, Inc., et al., Case No. 2017-0032-JTL, was filed on January 17, 2017, in the Court of Chancery of the State of Delaware. These complaints challenge the proposed transaction and allege, among other things, that the individual defendants breached their fiduciary duties to the minority stockholders by approving the proposed transaction following an inadequate process and failing to disclose material information in connection with the proposed transaction. The complaints seek, among other relief, to enjoin defendants from consummating the proposed transaction. The Company has reviewed the allegations contained in the complaints, believes they are without merit and intends to defend these actions vigorously.
One of the conditions to the closing of the merger is that no order by a court or other governmental authority shall be in effect that prohibits the consummation of the merger or that makes the consummation of the merger illegal. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.
Accounting Treatment of the Merger
The merger is expected to be accounted for, at historical cost, as a merger of entities under common control in accordance with Accounting Standards Codification 805-50, “Business Combinations — Related Issues.”

THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company’s board of directors for use at the special meeting to be held on             starting at              (Beijing time), at the offices of the Company located at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China, or at any postponement or adjournment thereof. At the special meeting, holders of the Common Stock will be asked to vote upon the proposal to adopt the merger agreement, and to approve the proposal to adjourn or postpone the special meeting in order to take such actions as the Company’s board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
The merger is subject to the adoption of the merger agreement by the affirmative vote (in person or by proxy) of  (i) the holders of at least a majority of the issued and outstanding shares of the Common Stock entitled to vote and (ii) the holders of at least a majority of the issued and outstanding shares of the Common Stock (other than the excluded shares), in each case in accordance with the Company’s certificate of incorporation and bylaws and the DGCL. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.
Record Date and Quorum
We have fixed the close of business on             as the record date for the special meeting, and only holders of record of the Common Stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you own shares of the Common Stock at the close of business on the record date. As of the date of this proxy statement, 56,690,400 shares of the Common Stock are outstanding. On the record date,                    shares of the Common Stock are expected to be outstanding and entitled to vote. Each share of the Common Stock entitles its holder to one vote on all matters properly coming before the special meeting.
The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes are included in determining the number of shares present or represented at the special meeting for purposes of determining whether a quorum exists. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned.
Attendance
Stockholders may vote by attending the special meeting and voting in person. In order to attend the special meeting in person, arrive on time at the address listed above with your proxy card and a form of valid photo identification. Specific directions to the Synutra International Building, the location of the special meeting, are attached as Annex E to this proxy statement. If you are a beneficial owner of shares held in street name and you want to vote in person at the special meeting, you must contact the bank, brokerage firm or other nominee that holds your shares in their name prior to the meeting and obtain from them a valid proxy issued by them in your name giving you the right to vote the shares registered in their name. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.
Vote Required
Adoption of the merger agreement requires the affirmative vote (in person or by proxy) of  (i) the holders of at least a majority of the issued and outstanding shares of the Common Stock entitled to vote and (ii) the holders of at least a majority of the issued and outstanding shares of the Common Stock (other than the excluded shares), in each case in accordance with the Company’s certificate of incorporation and bylaws and the DGCL. For the proposal to adopt the merger agreement, you may vote “FOR,”

“AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
If your shares of the Common Stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares of the Common Stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.
If your shares of the Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of the Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of the Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.
Under the rules of the NASDAQ Global Select Market, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of the Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of the Common Stock on non-routine matters, which we refer to generally as broker non-votes. THESE BROKER NON-VOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING A QUORUM, AND WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.
The proposal to adjourn or postpone the special meeting in order to take such actions as the Company’s board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, will be approved if holders of the majority of the voting power of the outstanding shares of the Common Stock entitled to vote at the special meeting that are represented at the special meeting vote in favor of such proposal. For the proposal to adjourn or postpone the special meeting in order to take such actions as the Company’s board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if you have given a proxy and abstained on this proposal, such abstention will have the same effect as a vote “AGAINST” this proposal. If there are broker non-votes on the issue, such broker non-votes will have the same effect as a vote “AGAINST” this proposal.
If you are a stockholder of record, you may submit your proxy or vote your shares of the Common Stock on matters presented at the special meeting in any of the following ways:
By Telephone:   You may submit your proxy by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to submit your proxy and confirm that your instructions have been properly recorded.
Via the Internet:   You may submit your proxy by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to submit your proxy and confirm that your instructions have been properly recorded.
By Mail:   You may submit your proxy by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares of the Common Stock according to your directions. If you sign and return your proxy card without specifying choices, your shares of the Common Stock will be voted by the persons named in the proxy “FOR” the proposals set forth in this proxy statement.
Vote at the Meeting:   You may cast your vote in person at the special meeting. Written ballots will be passed out to stockholders or legal proxies who want to vote in person at the meeting.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of the Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted.
Please note that if you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.
Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with                   , by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your stock certificates.
If you submit your proxy, regardless of the method you choose, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of the Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of the Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares of the Common Stock should be voted on a matter, the shares of the Common Stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
If you have any questions or need assistance voting your shares, please call                    at                   , or toll-free at                   .
IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF THE COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.
As of            , the record date, the directors and executive officers of the Company (other than Mr. Zhang) are expected to beneficially own and be entitled to vote, in the aggregate,                    shares of the Common Stock, representing       % of the outstanding shares of the Common Stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of the Common Stock “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting in order to take such actions as our board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
At the close of business on             , the record date,                    shares of the Common Stock are expected to be outstanding and entitled to vote at the special meeting. On the record date, the buyer group is expected to own                    shares of the Common Stock, which represent approximately       % of the total outstanding shares of the Common Stock. Accordingly, due to the “majority of the minority stockholders” vote requirement described above, based on the                    shares of the Common Stock expected to be outstanding on the record date, more than                    shares of the Common Stock owned by the minority stockholders (representing greater than 50% of the total outstanding shares of the Common Stock owned by the minority stockholders and       % of the total outstanding shares of the Common Stock), must be voted in favor of the proposal to adopt the merger agreement for it to be approved.

Proxies and Revocation
Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of the Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of the Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of the Common Stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
If you are a stockholder of record, you have the right to revoke a proxy (whether delivered over the Internet, by telephone or by mail) at any time before it is submitted at the special meeting by:
•
submitting a new proxy by telephone or via the Internet after the date of the earlier submitted proxy;

•
signing another proxy card with a later date and returning it to us prior to the special meeting; or

•
attending the special meeting and voting in person.

Any such new or later-dated proxy should be delivered (over the Internet, by facsimile over the telephone or by mail) to                   . If delivered by Internet, please email                . If sent by mail or facsimile, please send it to Synutra International, Inc. at                , Attn:                , or via facsimile to                . Any such new or later-dated proxies must be received by the Company prior to the special meeting. Receipt by the Company of such new or later-dated proxy prior to the special meeting is, in itself, sufficient to revoke a prior proxy by that stockholder. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.
Adjournments
Although it is not currently expected, the special meeting may be adjourned, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to adopt the merger agreement, or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.
Anticipated Date of Completion of the Merger
We are working towards completing the merger as quickly as possible and expect the merger to close no later than the termination date under the merger agreement. In order to complete the merger, we must obtain the required stockholder approval of the merger at the special meeting and the other closing conditions under the merger agreement must be satisfied or waived in accordance with the merger agreement.
Payment of Solicitation Expenses
The Company has retained                , a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately US$               . In addition, the Company may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Common Stock and in obtaining voting instructions from those owners.

Questions and Additional Information
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call                 at                , or toll-free at                .

THE AGREEMENT AND PLAN OF MERGER
This section of the proxy statement describes the material terms of the merger agreement but does not purport to describe all of the terms of the merger agreement. This description is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. This description of the merger agreement has been included to provide you with information regarding its terms.
Structure and Completion of the Merger
The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the merger agreement. Merger Sub is a Delaware corporation formed solely for purposes of the merger. Parent is a British Virgin Islands company and wholly-owned by Ms. Meng. If and only after the merger is completed, the Company will cease to be a publicly traded company. The closing will occur on a date to be specified by the special committee (on behalf of the Company) and Parent, which will be no later than ten business days following the date on which all of the closing conditions have been satisfied or waived. At the closing, Merger Sub and the Company will file a certificate of merger with respect to the merger with the Secretary of State of the State of Delaware. The merger will become effective upon such filing or at a later time as agreed by Parent, Merger Sub and the Company and specified in the certificate of merger in accordance with the DGCL.
In order to complete the merger, all conditions to the merger must be satisfied or waived in accordance with the merger agreement. We cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived; however, we intend to complete the merger as promptly as practicable.
Certificate of Incorporation and Bylaws of the Surviving Corporation; Directors and Officers of the Surviving Corporation
Upon completion of the merger, the certificate of incorporation and bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation and bylaws of the surviving corporation (except that at the effective time of the merger, the certificate of incorporation will be amended to reflect that the name of the surviving corporation is “Synutra International, Inc.”). The directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation and the officers of the Company immediately prior to the effective time of the merger will remain the officers of the surviving corporation, in each case, unless otherwise determined by Parent in a written notice delivered to the Company prior to the effective time, and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation and applicable law.
Treatment of the Common Stock
At the effective time of the merger, each issued and outstanding share of the Common Stock, other than any excluded shares and dissenting shares, will be automatically cancelled and converted into the right of its holder to receive US$6.05 in cash without interest and subject to any applicable withholding taxes. All the excluded shares will be automatically cancelled at the effective time of the merger, and no payment or distribution shall be made to the holders of such excluded shares. The dissenting shares will be cancelled for the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL.
At the effective time of the merger, each share of the common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger, par value US$0.0001 per share, will be converted into one validly issued, fully paid and non-assessable share of the common stock, par value US$0.0001 per share, of the surviving corporation.
Exchange Procedures
Prior to or at the effective time of the merger, Parent will deposit, or cause to be deposited with a paying agent, cash in an amount sufficient to pay the aggregate merger consideration under the merger agreement. The cash deposited, prior to the effective time of the merger, shall be held on behalf of Parent and, from and after the effective time of the merger, shall be held for the benefit of the holders of the shares of the Common Stock (other than holders of the excluded shares and the dissenting shareholders). Promptly after the effective time of the merger (but in no event later than five business days following the effective time of the merger), the surviving corporation shall cause the paying agent to mail to each stockholder of record (other than holders of the excluded shares and the dissenting shares) (i) a letter of transmittal in customary form and (ii) instructions for effecting the surrender of any stock certificates in exchange for the applicable merger consideration. Upon surrender of the stock certificates, or receipt of an “agent’s message” by the paying agent if the shares are represented by book-entry interests, each record holder of such stock certificates or book-entry interests will receive an amount (after giving effect to any required tax withholdings), equal to (a) the number of shares represented by the stock certificates multiplied by (b) the per share merger consideration.
Representations and Warranties
The merger agreement contains representations and warranties made by the Company to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to the Company, in each case, as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement. In addition, some of those representations and warranties may be subject to a contractual standard of materiality different from that generally applicable to stockholders, may have been made for the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party or parties prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the merger agreement rather than establishing matters as facts. Moreover, the representations and warranties made by the Company may be qualified by the matters contained in the disclosure letter delivered by the Company in connection with the merger agreement and its public disclosure with the SEC since January 1, 2013 and prior to the date of the merger agreement. It should also be noted that information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.
The representations and warranties made by the Company to Parent and Merger Sub include representations and warranties relating to, among other things:
•
due organization, existence, good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) and authority to carry on the businesses of the Company and each of its subsidiaries;

•
the truthfulness, correctness and completeness of the copy of the certificate of incorporation, bylaws or equivalent organizational documents of the Company and each of its subsidiaries furnished or otherwise made available to Parent, and the full force and effect of such documents;

•
the Company’s capitalization, and the absence of options, warrants, preemptive rights or other similar rights relating to the share capital of the Company or securities convertible into or exchangeable for capital stock or voting securities or other equity securities of the Company;

•
the Company’s corporate power and authority to execute, deliver and perform its obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement, including the merger;

•
the vote of the Company’s stockholders required to approve and adopt the merger agreement;

•
the declaration of advisability and recommendation to the stockholders of the Company of the merger agreement and the merger by the board of directors of the Company, acting upon the recommendation of the special committee, and the adoption of the merger agreement and the merger by the board of directors of the Company, acting upon the recommendation of the special committee;

•
the receipt of an opinion from the financial advisor to the special committee;

•
the subsidiaries of the Company, the absence of violations of preemptive right or other rights with respect to the share capital of such subsidiaries, and the absence of encumbrances on the Company’s or its subsidiaries’ ownership of the equity interests of such subsidiaries, the absence of options, warrants, preemptive rights or other similar rights relating to the share capital of the subsidiaries or securities convertible into or exchangeable for capital stock or voting securities or other equity securities of the subsidiaries;

•
the absence of violations of, default under, material breach of, or conflict with, the governing documents of the Company and its subsidiaries, any law applicable to the Company and its subsidiaries and certain agreements of the Company and its subsidiaries as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•
governmental consents and approvals in connection with the transactions contemplated by the merger agreement;

•
the possession of governmental permits, consents or approvals necessary for the Company or its subsidiaries to own or use its properties or to carry on its business; the absence of default under or violations of any law applicable to the Company or any of its subsidiaries;

•
the Company’s SEC filings since January 1, 2013 and the financial statements included or incorporated by reference in such SEC filings;

•
the absence of undisclosed liabilities;

•
compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Company’s disclosure control and procedures and internal controls over financial reporting;

•
no violation of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery law or anti-corruption law for the past three years;

•
the absence of a “Company Material Adverse Effect” (as defined below) and the absence of certain other changes or events since June 30, 2016 through the date of the merger agreement;

•
the absence of legal proceedings and governmental orders against the Company or its subsidiaries;

•
compliance with applicable PRC labor and employment laws, and the absence of collective bargaining agreement or other labor union contract;

•
real estate and title to assets;

•
intellectual property;

•
tax matters;

•
material contracts and the absence of any default under, or material breach or violation of, any material contract;

•
insurance matters;

•
environmental matters;

•
the accuracy of the information provided by the Company for inclusion in the Schedule 13E-3 and this proxy statement;

•
the absence of any undisclosed broker’s or finder’s fees;

•
the absence of a stockholder rights plan and the inapplicability of any antitakeover laws enacted under U.S. state or federal laws; and

•
the absence of any other representations and warranties made by the Company to Parent and Merger Sub, other than the representations and warranties made by the Company in the merger agreement.

Many of the representations and warranties in the merger agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, a “Company Material Adverse Effect” means any fact, event, circumstance, change, development or effect that, either individually or in the aggregate with all other effects, (a) has a material adverse effect on the business, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole; or (b) would prevent or materially delay the consummation of the transactions contemplated under the merger agreement by the Company or otherwise be materially adverse to the ability of the Company to perform its obligations under the merger agreement; provided, solely with respect to clause (a) above, that in no event shall any of the following, either alone or in combination, constitute, or be taken into account in determining whether there has been a Company Material Adverse Effect:
(i)
changes in general business, economic or political conditions or changes in financial, credit or securities markets in general;

(ii)
changes in GAAP or regulatory accounting requirements (or any interpretation or enforcement thereof) after the date of the merger agreement;

(iii)
changes in applicable laws (or any interpretation or enforcement thereof) that are binding on the Company or any of its subsidiaries;

(iv)
effects resulting from the consummation of the merger and the transactions contemplated by the merger agreement, or the public announcement of the merger agreement or the identity of the parties to the merger agreement, including the initiation of stockholder litigation or other legal proceeding related to the merger agreement or the transactions contemplated by the merger agreement, or any losses of customers or employees, or any disruption in or loss of suppliers, distributors, providers or similar parties with whom the Company or any of its subsidiaries has any relationship;

(v)
acts of God, natural disasters, epidemics, declarations of war, acts of sabotage or terrorism, or outbreak or escalation of hostilities;

(vi)
changes in the market price or trading volume of the shares of the Common Stock (the facts or occurrences giving rise to or contributing to such changes may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(vii)
actions or omissions of the Company or any of its subsidiaries (x) that are expressly required by the merger agreement, or (y) with the written consent or at the written request of Parent or Merger Sub;

(viii)
changes, effects or circumstances affecting the industries or markets in which the Company and its subsidiaries operate;

(ix)
the failure by the Company or any of its subsidiaries to meet any internal or industry estimates, expectations, forecasts, projections or budgets for any period (although the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred); or

(x)
any change or prospective change in the Company’s credit ratings (although the facts or occurrences giving rise to or contributing to such change or prospective change may be taken into account in determining whether a Company Material Adverse Effect has occurred);

provided, that events, circumstances, changes or effects set forth in clauses (i), (ii), (iii), (v) and (viii) above may be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur if and to the extent such events, circumstances, changes or effects individually or in the aggregate have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company and its subsidiaries conduct their businesses (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether or not a Company Material Adverse Effect has occurred).

The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:
•
their due organization, existence and good standing (to the extent the relevant jurisdiction recognizes such concept of good standing);

•
their memorandum and articles of association being in full force and effect;

•
the capitalization of Parent and Merger Sub;

•
their corporate power and authority to execute, deliver and perform their obligations under the merger agreement and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

•
the absence of violations of, conflict with, default under, or material breach of, the governing documents of Parent or Merger Sub, law applicable to Parent or Merger Sub and certain agreements of Parent or Merger Sub as a result of Parent or Merger Sub entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•
governmental consents and approvals in connection with the transactions contemplated by the merger agreement;

•
the delivery and the effectiveness and validity of the debt commitment letter, and the absence of any amendment or modification thereof or default or breach thereunder;

•
sufficiency of funds in the financing contemplated by the debt commitment letter to pay the aggregate merger consideration contemplated by the merger agreement, and to pay all reasonable related fees and expenses;

•
the absence of any side letters or other arrangements related to the funding, investing or contribution of the debt financing other than as set forth in the debt commitment letter;

•
the absence of legal proceedings and governmental orders against Parent, Merger Sub, or any of their respective affiliates;

•
the accuracy of the information provided by Parent or Merger Sub for inclusion in the Schedule 13E-3 and this proxy statement;

•
the absence of an “interested stockholder” (as defined in Section 203 of the DGCL) status of Parent, Merger Sub or any member of the buyer group or their respective affiliates in the past three years;

•
the operations of Merger Sub;

•
solvency of Parent and the surviving corporation on a consolidated basis immediately following completion of the merger;

•
the limited guarantee being in full force and effect and no default on the part of Mr. Zhang and Ms. Meng under the limited guarantee;

•
the absence of any oral or written contracts between Parent, Merger Sub or any of their respective affiliates, on the one hand, and any member of the Company’s directors, officers, employees or stockholders, on the other hand, that relate in any way to the transactions contemplated by the merger agreement, including the merger, and the absence of any oral or written contracts regarding the consideration, voting arrangements and provision of financing relating to the merger (except as provided under the merger agreement);

•
the independent investigation performed by Parent and Merger and the acknowledgment as to reliance solely upon such investigation;

•
the acknowledgment as to non-reliance of any estimates, forecasts, projections, plans and budgets provided by the Company and its subsidiaries;

•
the absence of any undisclosed broker’s or finder’s fees; and

•
the absence of any other representations and warranties made by Parent and Merger Sub to the Company, other than the representations and warranties made by Parent and/or Merge Sub in the merger agreement.

Conduct of Business Prior to Closing
Under the merger agreement, the Company has agreed that, subject to certain exceptions in the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, the Company and its subsidiaries will conduct their business in the ordinary course consistent with past practice in all material respects and use commercially reasonable efforts to preserve substantially intact their business organization and current relationships with customers and suppliers, government authorities, lenders and other persons with which the Company or any of its subsidiaries has material relations, maintain in effect all of the permits of the Company and its subsidiaries and keep available the services of current officers and key employees in all material aspects.
Subject to certain exceptions set forth in the merger agreement, unless Parent consents in writing (which consent cannot be unreasonably conditioned, withheld or delayed), the Company will not and will not permit any of its subsidiaries to, among other things, directly or indirectly:
•
amend or otherwise change the governing documents of the Company or any of its subsidiaries;

•
issue, deliver, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, delivery, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, any shares or securities, or any property or assets of the Company or any of its subsidiaries subject to certain exceptions;

•
declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its shares, or split, combine or reclassify any of its shares, other than dividends paid by a wholly-owned Company subsidiary to its parent or another subsidiary or amend any terms of shares or securities of the Company or any of its subsidiaries;

•
reclassify, combine, split, subdivide or redeem or offer to redeem, or purchase, offer to purchase or otherwise acquire, directly or indirectly, any of shares, or any options, warrants, convertible securities or other rights exchangeable into or convertible or exercisable for any of shares of the Company or any of its subsidiaries;

•
effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving the Company or any of its subsidiaries, or create any new subsidiaries that qualify as “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act, subject to certain exceptions;

•
acquire or make any capital contribution or investment in any corporation, partnership, other business organization or any division thereof, incur, assume or modify any debt or make loans or advances, or acquire any material assets or make any capital expenditures that are not budgeted, subject to certain exceptions;

•
make any changes with respect to any financial accounting policies, methods or procedures, except as required by changes in statutory or regulatory accounting rules, GAAP or law and as agreed to by its independent public accountants;

•
enter into, materially amend, or modify or consent to the termination of any material contract, or amend, waive, modify, release, assign or consent to the termination of the Company’s or any of its subsidiaries’ material rights thereunder;

•
pay, discharge or satisfy any material claims, liabilities or obligations subject to certain exceptions;

•
settle or offer or propose to settle any litigation or other action subject to certain exceptions;

•
engage in the conduct of any new line of business material to the Company and its subsidiaries, taken as a whole;

•
make, revoke or change any material tax election, materially amend any tax return or waive any statute of limitations with respect to any material tax claim or assessment, enter into any material closing agreement with respect to taxes, surrender any right to claim a material refund of taxes, or settle or finally resolve any material controversy with respect to material taxes for an amount in excess of the amount reserved or provided therefor in the financial statements, change any annual accounting period, or materially change any method of tax accounting or take any action outside the ordinary course of business that could reasonably be expected to result in the Company or any of its subsidiaries being required to include a material item of income in, or exclude a material deduction from, a tax return for a period beginning after the closing date;

•
(i) increase or amend the compensation payable or benefits provided to any personnel of the Company and its subsidiaries, or (ii) establish, adopt or amend any stock option, restricted stock or other benefit plan or arrangement, subject to certain exceptions; or

•
agree, authorize or enter into any agreement to take any of the foregoing.

During the period from the date of the merger agreement to the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms, each of Parent and Merger Sub shall not, (a) in the case of Merger Sub, undertake any businesses or activities other than in connection with the merger agreement and the transactions contemplated by the merger agreement, including the merger and the debt financing, or (b) enter into any agreements with respect to, or consummate, any acquisitions, mergers, consolidations or business combinations which would be reasonably likely to, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by the merger agreement by Parent or Merger Sub.
Financing
As of the date of the merger agreement, Parent delivered to the Company a true, correct and complete copy of the executed debt commitment letter from the lender, pursuant to which and subject to the conditions set forth therein, the lender committed to arrange and provide a term loan facility of up to US$150 million in aggregate principal amount for Parent to finance the merger.
Parent and Merger Sub represented and warranted to the Company that, as of the date of the merger agreement, (a) the debt commitment letter was in full force and effect and was the valid and binding obligation of Parent, (b) the debt commitment letter had not been amended or modified, and (c) the commitment contained in the debt commitment letter had not been withdrawn or rescinded in any respect. However, Parent and Merger Sub may amend or modify the debt commitment letter and/or elect to replace all or any portion of the debt financing with alternative debt and/or equity financing (the “alternative financing”), in each case so long as (i) the aggregate proceeds of the debt financing, as amended or modified, and/or any alternative financing will be sufficient for Merger Sub and the surviving corporation to pay (1) the aggregate merger consideration and (2) any other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement and all related fees and expenses associated therewith, and (ii) the amendment or modification or the alternative financing does not impose new or additional conditions or otherwise expands, amends or modifies the existing conditions, in each case would not or would not reasonably be expected to (1) prevent or materially delay the consummation of the transactions contemplated by the merger agreement, or (2) materially adversely impact the ability of Parent or Merger Sub to enforce their respective rights against the other parties to the debt commitment letter. Parent will promptly deliver to the Company copies of any such amendment, modification or replacement.
Parent and Merger Sub will use their respective reasonable best efforts to:
•
maintain in full force and effect the debt commitment letter, subject to any amendment, modification or replacement in accordance with the terms of the merger agreement;

•
negotiate definitive agreements with respect to the debt financing (including the financing contemplated by the debt commitment letter as permitted to be replaced, amended or supplemented) on the terms and conditions contained in the debt commitment letter (including any such replacement, amendment or supplement of the debt commitment letter);

•
satisfy on a timely basis all conditions in the debt commitment letter that are within their control and otherwise comply with their obligations thereunder;

•
consummate the debt financing at or prior to the effective time of the merger; and

•
enforce their rights under the debt commitment letter.

Parent will give the Company prompt notice (i) of any breach or default by any party to the debt commitment letter, which would be reasonably likely to result in any condition of the debt commitment letter not to be satisfied to the effect that the debt financing will cease to be available or the termination of the debt commitment letter, (ii) of the receipt of any written notice or other written communication from any party to the debt commitment letter with respect to any alleged or threatened breach, default, termination or repudiation by any party to the debt commitment letter which could result in any condition of the debt commitment letter not to be satisfied to the effect that the debt financing will cease to be available or the termination of the debt commitment letter, and (iii) if Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the debt financing on the terms, in the manner or from the sources contemplated by the debt commitment letter.
In the event that any portion of the debt financing becomes unavailable, Parent will promptly notify the Company and use its reasonable best efforts to arrange to obtain the alternative financing in an amount sufficient to consummate the transactions contemplated by the merger agreement, including the merger, as promptly as possible.
The obtaining of the debt financing or any alternative financing is not a condition to the consummation of the transactions contemplated by the merger agreement, including the merger.
Competing Transactions
From the date of the merger agreement until the go-shop period end date, the Company and its subsidiaries and their respective representatives are permitted to, directly and indirectly,
•
subject to certain conditions, initiate, solicit or encourage any competing transaction (as defined below) or inquiries, proposals or offers that could reasonably be expected to lead to a competing transaction, including by way of public disclosure and by way of providing access to non-public information to any person pursuant to one or more confidentiality agreements (it being understood that such confidentiality agreements shall not include any provision granting such person exclusive rights to negotiate with the Company or having the effect of prohibiting the Company from satisfying its obligations under the merger agreement); and

•
enter into and maintain discussions or negotiations with respect to any competing transaction (or inquiries, proposals or offers that could reasonably be expected to lead to a competing transaction), or otherwise cooperate with, assist or participate in or facilitate, or take any other action in connection with any such inquiries, proposals, discussions or negotiations.

Following the go-shop period end date, except as described in this section, the Company shall, and shall cause its subsidiaries and their respective representatives to, (i) immediately cease any activities permitted by the above paragraph and any discussions with any person (other than Parent and any excluded party as defined below) that are ongoing as of the go-shop period end date and that relate to, or could reasonably be expected to lead to, a competing transaction, and (ii) use its reasonable best efforts to promptly request each person (other than Parent and any excluded party) to return or destroy all information required to be returned or destroyed by such person under the terms of the applicable confidentiality agreement. Immediately after the go-shop period end date until the effective time of the merger or, if earlier, the termination of the merger agreement, neither the Company nor its subsidiaries nor any representatives of the Company or any of its subsidiaries is permitted to, directly or indirectly,

•
solicit, initiate, knowingly encourage or knowingly take any other action to facilitate any inquiries or the making of any proposal or offer that relates to, constitutes, or could reasonably be expected to lead to, any competing transaction;

•
enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information to or otherwise knowingly assist or cooperate with, any person or entity in furtherance of such inquiries, proposals or offers or to obtain a proposal or offer for a competing transaction;

•
agree to, approve, endorse or recommend any competing transaction or enter into any letter of intent or contract or commitment contemplating or otherwise relating to any competing transaction; or

•
release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

Following the go-shop period end date, the Company is required to notify Parent in writing, as promptly as reasonably practicable (and in any event within 48 hours after the Company has knowledge thereof), of any proposal or offer, or any inquiry or contact with any person, regarding a competing transaction or that would reasonably be expected to lead to a competing transaction, specifying (i) the material terms and conditions thereof  (including material amendments or proposed material amendments), and (ii) whether the Company has any intention to provide confidential information to such person. The Company must also keep Parent informed, on a reasonably current basis (and in any event within 48 hours of the occurrence of any material changes, developments, discussions or negotiations) of the status and terms of such proposal, offer, inquiry, contact or request.
At any time after the go-shop period end date and prior to the receipt of the required stockholder approval of the proposal to adopt the merger agreement, the Company may, (a) after its receipt of a written, bona fide inquiry, proposal or offer with respect to a competing transaction from any person (without violation of the “competing transactions” provisions under the merger agreement), contact such person solely in order to clarify and understand the terms and conditions of such inquiry, proposal or offer so as to determine whether it constitutes, or could reasonably be expected to result in, a superior proposal (as defined below), and notify such person of certain restrictions provided under the merger agreement; and (b) furnish information to, and enter into discussion or negotiations with, a person who has made a written, bona fide proposal or offer regarding a competing transaction. In such case referred to in (b) above, the special committee must have (1) determined in its good faith judgment (after consultation with its outside financial advisor and outside legal counsel) that such proposal or offer either constitutes or could reasonably be expected to result in a superior proposal; (2) promptly provided written notice to Parent (in any event within 48 hours) of its intent to furnish information or enter into discussions or negotiations with such person; and (3) obtained from such person an acceptable confidentiality agreement. In addition, the Company must promptly make available to Parent any material information concerning the Company and its subsidiaries that is provided to any such person and that was not previously made available to Parent or its representatives.
Notwithstanding the above restrictions, after the go-shop period end date, the Company may continue to take any of the actions described in the above paragraph with respect to any person or group of persons that has made a proposal or offer regarding a competing transaction on or before the go-shop period end date if the special committee determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that, as of the date of the go-shop period end date, such proposal or offer regarding a competing transaction constitutes, or is reasonably likely to lead to, a superior proposal (each such person or group of persons, an “excluded party”).
Except as described in the following paragraph, the board of directors and the special committee of the Company may not (1) change, withhold, withdraw, qualify or modify, or propose publicly to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the board of directors’ recommendation with respect to the merger, (2) adopt, approve or recommend, or propose to adopt, approve or recommend, any competing transaction, (3) fail to make the board of directors’ recommendation with respect to the merger or fail to include the board of directors’ recommendation with respect to the merger in the proxy statement, (4) fail to recommend against any competing transaction subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten business days after the commencement of such competing transaction, (5) resolve or publicly announce its intention to do any of such actions under clauses (1) through (4) (any of such actions under clauses (1) through (5) being referred to as a “change of recommendation”) or (6) authorize, approve or recommend, or cause or permit the Company or any of its subsidiaries to enter into any alternative acquisition agreement.
Prior to the time of the special meeting, if the board of directors of the Company has determined in its good faith judgment upon the recommendation of the special committee (after the special committee has consulted with its outside financial advisor and outside legal counsel) (i) that a bona fide written offer or proposal regarding a competing transaction received by the Company constitutes a superior proposal, the board of directors may, upon recommendation of the special committee (after the special committee has consulted with its outside financial advisor and outside legal counsel), make a change of recommendation and/or authorize the Company to terminate the merger agreement in accordance with its terms, or (ii) that an intervening event (as defined below) has occurred and is continuing and that failure to effect a change of recommendation in response to such intervening event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, the board of directors may, upon recommendation of the special committee (after the special committee has consulted with its outside legal counsel), make a change of recommendation in response to such intervening event. However, prior to taking such actions described above, the Company shall have provided prior written notice to Parent and during the applicable notice period, if requested by Parent, negotiated with, and caused its representatives to negotiate with, Parent and its representatives in good faith to make such adjustments in the terms and conditions of the merger agreement so that such offer or proposal would (i) cease to constitute a superior proposal or (ii) no longer be inconsistent with the board of directors’ fiduciary duties not to effect a change of recommendation, as determined by the board of directors upon recommendation of the special committee (after the special committee has consulted with its outside legal counsel).
For purposes of the merger agreement, a “competing transaction” means any of the following (other than the transactions contemplated under the merger agreement): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any subsidiary of the Company whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue, operating income or EBITDA of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses of the Company and the subsidiaries of the Company that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Company and the subsidiaries of the Company, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 10% or more of any class of equity securities of the Company; or (iv) any general offer, tender offer or exchange offer that, if consummated, would result in any person beneficially owning 10% or more of any class of equity securities of the Company; or any combination of the foregoing. For purposes of this definition, revenue, operating income and EBITDA of the Company shall be determined on a consolidated basis for the prior 12-month period preceding the date of determination and shall be determined in accordance with GAAP (or, in the case of EBITDA, in a manner consistent with the Company’s past accounting practices and, with respect to the components of EBITDA that are customarily GAAP items, in any case in accordance with GAAP).
For purposes of the merger agreement, a “superior proposal” means a written, bona fide offer made by a person with respect to a competing transaction that the board of directors of the Company determines, in its good faith judgment upon the recommendation of the special committee (after (i) consultation with its outside financial advisor and outside legal counsel and (ii) taking into consideration all terms and conditions relating to such offer, including all legal, financial, regulatory and other aspects of such offer, including the likelihood and timing of consummation thereof, and any revisions to the merger agreement made or proposed in writing by Parent prior to the time of determination and the identity of the person or group making the offer), to be more favorable to the Company and its stockholders from a financial point of view (other than the holders of the excluded shares) than the merger. For purposes of the definition of “superior proposal,” each reference to “10%” or “20%”, as the case may be, in the definition of  “competing transaction” shall be replaced with “50%.”

For purposes of the merger agreement, an “intervening event” means any material event, development, condition, occurrence or change that (i) was not known by the board of directors of the Company as of or prior to the date of the merger agreement and (ii) does not involve or relate to an offer or proposal regarding any competing transaction.
Stockholders Meeting
Unless the merger agreement is terminated, the Company shall duly mail this proxy statement, convene and cause to occur a meeting of its stockholders as promptly as reasonably practicable after the SEC confirms that it has no further comments on, or otherwise clears, this proxy statement and the Schedule 13E-3 for the purpose of obtaining the stockholder approval required by the merger agreement. Subject to the provisions of the merger agreement discussed above under “— Competing Transactions,” the Company shall include in the proxy statement the board of directors’ recommendation that the Company’s stockholders adopt the merger agreement and use its reasonable best efforts to solicit proxies in favor of approval of the merger and to secure the required stockholder approval.
The Parent has agreed to vote, and cause its affiliates to vote, all of its shares in favor of the proposal to adopt the merger agreement at the special meeting.
Indemnification; Directors’ and Officers’ Insurance
Pursuant to the merger agreement, the parties have agreed that:
•
the certificate of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to exculpation, advances of expenses and indemnification than are set forth in the certificate of incorporation and bylaws of the Company as in effect on the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of former or present directors or officers of the Company, unless such modification is required by applicable laws;

•
the indemnification, advancement of expenses and exculpation provisions of the indemnification agreements by and among the Company and its directors as in effect on the date of the merger agreement will survive the merger and will not be amended, repealed or otherwise modified for six year from the effective time of the merger in any manner that would adversely affect the rights of the current or former directors or officers of the Company;

•
the surviving corporation will, and Parent will cause the surviving corporation to, maintain the directors’ and officers’ liability insurance policies of the Company or its subsidiaries for a period of six years after the effective time of the merger with respect to matters occurring or allegedly occurring at or prior to the effective time of the merger, on terms and subject to conditions no less favorable than the existing insurance; provided that the surviving corporation will not be required to expend in any one year an amount in excess of 300% of the current annual premium paid by the Company for such insurance. In lieu of the foregoing policies, the Company or the surviving corporation may purchase a six-year “tail” prepaid policy on terms and subject to conditions no less advantageous to the persons covered under the existing directors’ and officers’ liability insurance policies maintained by the Company as of the date of the merger agreement (provided that the cost of such “tail” policy shall not exceed 300% of current annual premiums paid by the Company for such insurance); and

•
from and after the effective time of the merger, subject to certain conditions, the surviving corporation will comply with all of the Company’s obligations and will cause its subsidiaries to comply with their respective obligations to indemnify and hold harmless the present and former directors and officers of the Company or any of its subsidiaries against damages arising out of, relating to or in connection with (i) the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company or any of its subsidiaries, (ii) any acts or omissions occurring or alleged to have occurred before or at the effective time of the merger, including the adoption of the merger agreement, to the extent provided to each such person under the Company’s or its subsidiaries’ respective organizational and governing documents or agreements in effect on the date of the merger agreement and to the fullest extent permitted by the DGCL or any other applicable law, or (iii) any acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any of its subsidiaries if such service was at the request or for the benefit of the Company or any of its subsidiaries.
Actions Taken at the Direction of the Buyer Group
The Company will not be deemed to be in breach of any representation, warranty, covenant or agreement under the merger agreement if the alleged breach is the direct and foreseeable result of action or inaction taken by the Company at, and in accordance with, the written approval or direction of Parent, Merger Sub, any director or officer of Parent or Merger Sub and Mr. Zhang after the date of the merger agreement without the approval by or direction from the board of directors of the Company (acting upon the recommendation of the special committee) or the special committee.
Other Covenants
The merger agreement contains additional agreements between the Company and Parent and/or Merger Sub relating to, among other things:
•
the filing of this proxy statement and the Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC with respect to either statement);

•
reasonable access for Parent and its representatives to the Company’s offices, properties, books, records, personnel, existing financial and operating data, or other existing information from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement (subject to all applicable legal or contractual obligations and restrictions);

•
notification of certain matters;

•
reasonable best efforts of each party to consummate the transactions contemplated by the merger agreement;

•
participation in litigation relating to the merger;

•
resignation of the Company’s directors at the effective time of the merger;

•
coordination of press releases and other public announcements or filings relating to the merger;

•
delisting and deregistration of the shares of the Common Stock;

•
matters relating to takeover statutes;

•
matters relating to Rule 16b-3 of the Exchange Act;

•
fees and expenses incurred in connection with the merger agreement;

•
matters relating to the members of management of the Company; and

•
restrictions on transfer of Shares by Parent during the period commencing on the date of the merger agreement and until the earlier of the termination of the merger agreement or the effective time of the merger.

Conditions to the Merger
The obligations of each party to consummate the transactions contemplated by the merger agreement, including the merger, are subject to the satisfaction or waiver (where permissible) at or prior to the effective time of the following conditions:
•
the required stockholder approval has been obtained; and

•
no governmental authority having enacted, issued, promulgated, enforced or entered any law which is then in effect and has the effect of enjoining, restraining, prohibiting or otherwise making the consummation of the transactions contemplated by the merger agreement illegal.

The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) at or prior to the effective time of the following additional conditions:
•
(i) the representations and warranties of the Company relating to capitalization, authority relative to the merger agreement, opinion of financial advisor, absence of any Company Material Adverse Effect and brokers being true and correct in all respects (except for de minimis inaccuracies for the representations and warranties relating to capitalization) as of the date of the merger agreement and as of the closing date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) the other representations and warranties of the Company in the merger agreement being true and correct in all respects as of the date of the merger agreement and as of the closing date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;

•
the Company having performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the merger agreement on or prior to the closing;

•
since the date of the merger agreement, there having been no Company Material Adverse Effect that is continuing; and

•
the Company having delivered to Parent a certificate, dated as of the closing date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions above.

The obligations of the Company to consummate the merger are subject to the satisfaction or waiver (where permissible) at or prior to the effective time of the following additional conditions:
•
the representations and warranties of Parent and Merger Sub in the merger agreement (disregarding for this purpose any limitation or qualification of  “materiality”) being true and correct in all respects as of the date of the merger agreement and as of the closing date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation by Parent and Merger Sub of the transactions contemplated by the merger agreement;

•
each of Parent and Merger Sub having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under the merger agreement on or prior to the closing; and

•
each of Parent and Merger Sub having delivered to the Company a certificate, dated as of the closing date, signed by a director of each of Parent and Merger Sub, certifying as to the satisfaction of the conditions above.

Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger:
•
by mutual written consent of the Company (with the approval of its board of directors and acting upon the recommendation of the special committee) and Parent;

•
by either the Company (acting upon the recommendation of the special committee) or Parent, if:

•
the merger is not consummated on or before the termination date, provided that this termination right is not available to a party whose breach of, or failure to fulfill, any obligation under the merger agreement has been the primary cause of, or primarily resulted in the failure to consummate the merger by the termination date;

•
any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any final and non-appealable injunction having the effect of enjoining, restraining, prohibiting or otherwise making the consummation of the transactions contemplated by the merger agreement illegal; provided, that this termination right is not available to a party whose breach of, or failure to fulfill, any obligation under the merger agreement has been the primary cause of or primarily resulted in, such injunction; or

•
the required stockholder approval of the merger is not obtained at the special meeting or any adjournment or postponement thereof;

•
by the Company (acting upon the recommendation of the special committee), if:

•
Parent or Merger Sub has breached or failed to perform any of its representations, warranties or covenants under the merger agreement, which breach or failure has given rise to or would give rise to the failure of any mutual condition to the obligations of the parties to consummate the merger or a condition to the obligation of the Company to consummate the merger, and such breach or inaccuracy is not capable of being cured prior to the termination date, or has not been cured within thirty business days of the receipt by Parent or Merger Sub of written notice of such breach or failure from the Company stating the Company’s intention to terminate the merger agreement; provided that this termination right is not available to the Company if it is then in material breach of the merger agreement that would result in any mutual conditions to the obligations of the parties to consummate the merger or any conditions to the obligations of Parent and Merger Sub to consummate the merger not being satisfied;

•
(i) all of the mutual conditions to the obligations of the parties to consummate the merger and the conditions to the obligations of Parent and Merger Sub to consummate the merger are satisfied, (ii) the Company has irrevocably confirmed by written notice to Parent that (a) all the conditions to the obligations of the Company to consummate the merger are satisfied or that the Company is willing to waive any such unsatisfied conditions, (b) the Company is ready, willing and able to consummate the closing and (c) the Company will terminate the merger agreement if Parent and Merger Sub fail to consummate the closing within the time period specified in (iii) below, and (iii) Parent and Merger Sub fail to consummate the closing within seven business days following the date on which the closing should have occurred pursuant to the merger agreement; or

•
prior to the receipt of the required stockholder approval, (i) the board of directors of the Company (upon recommendation of the special committee) has effected a change of recommendation after receipt of a superior proposal for a competing transaction and authorized termination of the merger agreement in accordance with the terms of the merger agreement (as described under “Competing Transactions” above) and (ii) concurrently with such termination, the Company pays to Parent in immediately available funds a termination fee in accordance with the merger agreement;

•
by Parent, if:

•
the Company has breached or failed to perform any of its representations, warranties or covenants under the merger agreement, which breach or failure would give rise to the failure of a mutual condition to the obligations of the parties to consummate the merger or a condition to the obligations of Parent and Merger Sub to consummate the merger, and such breach or failure is not capable of being cured prior to the termination date, or has not been cured within thirty business days of the receipt by the Company of written notice from Parent; provided, that Parent will not have the right to terminate the merger agreement if it is in material breach of the merger agreement that would result in any mutual conditions to the obligations of the parties to consummate the merger or any conditions to the obligations of the Company to consummate the merger not being satisfied; or

•
(i) the board of directors of the Company or the special committee has (a) effected and not withdrawn a change of recommendation, (b) failed to include the company recommendation in this proxy statement, or (c) authorized, approved or recommended, or caused or permitted the Company or any of its subsidiaries to enter into any alternative acquisition agreement, or (ii) the Company has committed, authorized or permitted a willful and material breach with respect to any competing transactions under the terms of the merger agreement and such breach, if capable of being cured, has not been cured within five business days of the receipt by the Company of written notice of such breach from Parent stating Parent’s intention to terminate the merger agreement; provided that Parent will not have the right to terminate the merger agreement as described in clause (ii) above if it is in material breach of the merger agreement that would result in any mutual conditions to the obligations of the parties to consummate the merger or any conditions to the obligations of the Company to consummate the merger not being satisfied.
Termination Fee
The merger agreement contains certain termination rights for the Company and Parent. The Company is required to pay Parent a termination fee of US$3.13 million, if:
•
the merger agreement is terminated by Parent after (i) the board of directors of the Company or the special committee has (a) effected and not withdrawn a change of recommendation, (b) failed to include the company recommendation in this proxy statement, or (c) authorized, approved or recommended, or caused or permitted the Company or any of its subsidiaries to enter into any alternative acquisition agreement, or (ii) the Company has committed, authorized or permitted a willful and material breach with respect to any competing transactions under the terms of the merger agreement and failed to cure such breach within a specified time;

•
the merger agreement is terminated by the Company, where prior to the receipt of the required stockholder approval, the board of directors of the Company (upon the recommendation of the special committee) has effected a change of recommendation and authorized termination of the merger agreement; or

•
the merger agreement is terminated by the Company or Parent, where (i)(a) the merger has not been consummated on or before the termination date without the required stockholder approval having being obtained or (b) the required stockholder approval of the merger is not obtained at the special meeting or any adjournment or postponement thereof, (ii) at the time of such termination, a bona fide proposal or offer relating to a competing transaction has been made known to the Company, or has been publicly announced or publicly made known, and not publicly and unconditionally withdrawn prior to the earlier of such termination or five business days prior to the special meeting, and (iii) within twelve months after such termination the Company or any of its subsidiaries enters into a definitive agreement in connection with any competing transaction that is later consummated or consummates a competing transaction, whether or not it is the same competing transaction.

However, if the merger agreement is terminated by the Company where the board of directors of the Company (upon the recommendation of the special committee) has effected a change of recommendation and authorized termination of the merger agreement prior to the receipt of the required stockholder approval, or by Parent where (i) the board of directors of the Company or the special committee has (a) effected and not withdrawn a change of recommendation, (b) failed to include the company recommendation in this proxy statement, or (c) authorized, approved or recommended, or caused or permitted the Company or any of its subsidiaries to enter into any alternative acquisition agreement, or (ii) the Company has committed, authorized or permitted a willful and material breach with respect to any competing transactions under the terms of the merger agreement and failed to cure such breach within a specified time, in each case in connection with an offer or proposal in connection with a competing transaction received by the Company on or before the go-shop period end date, the Company is only required to pay Parent a termination fee of US$2.5 million. For purposes of the termination fees payable by the Company, all references to “10%” or “20%”, as the case may be, in the definition of  “competing transaction” shall be deemed to be references to “50%”.

Parent is required to pay the Company a termination fee of US$6.26 million, if:
•
the merger agreement is terminated by the Company due to a material breach by Parent or Merger Sub, and such breach is not capable of being cured prior to the termination date or has not been cured within thirty business days after Parent’s or Merger Sub’s receipt of the written notice of such breach from the Company; or

•
the merger agreement is terminated by the Company if the merger is not consummated within seven business days following the date on which the closing should have occurred pursuant to the merger agreement, provided that (i) all of the mutual conditions to the obligations of the parties to consummate the merger and the conditions to the obligations of Parent and Merger Sub to consummate the merger are satisfied, and (ii) the Company has irrevocably confirmed by written notice to Parent that (a) all the conditions to the obligations of the Company to consummate the merger are satisfied or that the Company is willing to waive any such unsatisfied conditions, (b) the Company is ready, willing and able to consummate the closing and (c) the Company will terminate the merger agreement if Parent and Merger Sub fail to consummate the closing within the specified time period.

Fees and Expenses
Except for the right to reimbursement of costs and expenses under certain circumstances, whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expense.
Modification or Amendment
The merger agreement may be amended by mutual written consent by the parties, by action taken by or on behalf of the respective boards of directors of the parties at any time prior to the effective time of the merger; provided that after the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement by the stockholders of the Company, no amendment will be made that would reduce the amount or change the type of consideration of the merger or that would otherwise require further approval of such stockholders without obtaining such further approval. The merger agreement may not be amended except by an instrument in writing signed by each of the Company, Parent and Merger Sub.
Extension and Waiver
At any time before the effective time of the merger, each of the parties to the merger agreement may (i) extend the time for performance of any obligation or other act of any other party, (ii) waive any inaccuracy in the representations and warranties of any other party, and (iii) waive compliance with any agreement of any other party or any condition to its own obligations contained in the merger agreement subject to the amendment clause and to the extent permitted by applicable laws.
Remedies
Other than with respect to the Company’s claims for any indemnification and reimbursement of costs and expenses relating to financing of the transactions contemplated by the merger agreement and any equitable remedies the Company may be entitled to, the Company’s right to receive from Parent a reverse termination fee of US$6.26 million is the sole and exclusive remedy of the Company, its subsidiaries, the direct or indirect stockholders of the Company or any other person or any of their respective affiliates or representatives against Parent, Merger Sub, Mr. Zhang and Ms. Meng and certain related parties as described in the merger agreement with respect to any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement under the merger agreement, or any failure of the transactions contemplated by the merger agreement to be consummated.
Other than any equitable remedies Parent and Merger Sub may be entitled to, in the event that the Company will pay a termination fee of US$3.13 million or US$2.5 million, as applicable, the right of Parent to receive the payment of such termination fee is the sole and exclusive remedy of Parent, Merger Sub, Mr. Zhang and Ms. Meng and certain related parties as described in the merger agreement against the

Company, its subsidiaries, the direct or indirect stockholders of the Company or any other person or any of their respective affiliates or representatives with respect to any loss or damage suffered as a result of any breach of representation, warranty, covenant or agreement under the merger agreement, or any failure of the transactions contemplated by the merger agreement to be consummated.
In the event of any breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in the merger agreement, the Company, on the one hand, or Parent or Merger Sub, on the other hand, subject to the relevant provisions under the merger agreement, will be entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement by any party. The Company is entitled to an injunction or injunctions, or other appropriate form of specific performance or equitable relief to cause Parent and Merger Sub to consummate the merger only under certain circumstances where the debt financing or any alternative financing has been funded or is available to Parent. However, under no circumstances are Parent and Merger Sub, on the one hand, or the Company, on the other hand, permitted or entitled to both a grant of specific performance that results in completion of the merger and payment of the termination fee.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS
No provision has been made (i) to grant the unaffiliated stockholders access to the corporate files of the Company, any other party to the merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services for the unaffiliated stockholders at the expense of the Company, any other such party or affiliate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF THE COMPANY
The following table sets forth information, as of the date of this proxy statement, regarding the beneficial ownership of the Common Stock by:
•
each person known by us to be a beneficial owner of more than five percent of the outstanding Common Stock;

•
each of our directors and director nominees;

•
each of our named executive officers; and

•
all directors and executive officers as a group.

The amounts and percentage of the Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after the date of this proxy statement. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.
Percentage of class is based on 56,690,400 shares of the Common Stock outstanding as of December 8, 2016. Unless otherwise noted below, the address of the persons listed on the table is the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China.
	Shares Beneficially Owned
Name	Number	Percent
OFFICERS AND DIRECTORS
Mr. Zhang, Director and Chief Executive Officer(1)	36,000,000	63.5%
Ning Cai, Chief Financial Officer	—	—
Xisen Mu, Vice President	—	—
Feng Zha, Vice President	—	—
Jinrong Chen, Director	—	—
Lei Lin, Director	—	—
Yalin Wu, Director	400	*
All Officers and Directors as a Group	36,000,400	63.5%
PRINCIPAL STOCKHOLDER(2)	—	—
Beams Power Investment Limited(3)	36,000,000	63.5%

*
Less than 1%

(1)
Representing 36,000,000 shares owned by Parent, which are pledged to FNOF in connection with the FNOF Note. Mr. Zhang has dispositive and voting power over investments by Parent. Ms. Meng, the spouse of Mr. Zhang, is the sole shareholder and director of Parent. For more information, see “Item 13. Certain Relationships and Related Transactions, and Director Independence” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 109. The business address of Mr. Zhang is 103 Dong Lu Yuan, Tongzhou District, Beijing 101101, China.

(2)
As of the date of this proxy statement, other than the members of the buyer group, we are not aware of any other person that is a beneficial owner of more than five percent of our outstanding Common Stock.

(3)
Beams Power Investment Limited is a company incorporated under the laws of the British Virgin Islands with its registered office located at Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, the British Virgin Islands.

COMMON STOCK TRANSACTION INFORMATION
Purchases by the Company
The table below sets forth the information with respect to purchases made by or on behalf of the Company or any “affiliated purchaser” (as defined in Rule 10b-18(a)(3) under the Exchange Act) of the Common Stock during the past two years.
In thousands except per share data	Total Number of Shares Purchased	Average Price Paid Per Share (in US$)	Range of Prices Paid Per Share (in US$)
September 10, 2015 – September 30, 2015	112	4.97	4.68 – 5.34
October 1, 2015 – October 31, 2015	102	5.03	4.54 – 5.39
November 1, 2015 – November 30, 2015	115	5.47	4.82 – 6.29
December 1, 2015 – December 31, 2015	135	4.98	4.83 – 5.14
January 1, 2016 – January 15, 2016	146	4.27	3.82 – 4.88

(1)
On September 10, 2015, the Company’s board of directors approved a share repurchase program authorizing the repurchase of up to an aggregate amount of US$20,000,000 of the Common Stock from time to time through September 10, 2016. Under this repurchase program, shares may be repurchased in privately negotiated and/or open market transactions, including under plans complying with Rule 10b5-1 under the Exchange Act. Following the approval, the Company entered into a Rule 10b5-1 trading plan under the Exchange Act permitting open market repurchases of the Common Stock based on certain triggers described in the trading plan. In the fiscal year ended March 31, 2016, we repurchased 610,000 shares of the Common Stock under the Rule 10b5-1 trading plan at an aggregate cost of US$3.0 million which was paid for through cash on hand. The share repurchase program had automatically terminated due to the Company’s public announcement of receiving a nonbinding proposal letter, dated January 14, 2016, from Mr. Zhang and Parent proposing a going-private transaction.

Prior Public Offerings
In June 2010, the Company completed a follow-on underwritten registered public offering of 3,300,000 shares of the Common Stock at a price of US$19.00 per share and received net proceeds of approximately US$58.8 million.
Transactions by Buyer Group
There has been no transaction by each member of the buyer group of the Common Stock during the past two years.
Transactions by the Company’s Executive Officers and Directors
There has been no transaction by the Company’s executive officers and directors of the Common Stock during the 60 day period prior to the date of this proxy statement.

RIGHTS OF APPRAISAL
If the merger is consummated, holders of record of shares of the Common Stock who do not vote in favor of the adoption of the merger agreement, who properly demand appraisal of their shares, who continuously hold their shares from the date of the demand through the effective time of the merger, and who otherwise comply with the requirements of Section 262 of the DGCL (“Section 262”) (including with respect to certain aggregate ownership requirements) will be entitled to appraisal rights in connection with the merger under Section 262, subject to certain limitations under the DGCL. In order to exercise and perfect appraisal rights, the stockholders of the Company must follow the precise requirements of Section 262.
The following summary is a description of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D and incorporated by reference herein. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of the Common Stock. If you hold your shares of the Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.
Under Section 262, holders of record of shares of the Common Stock who do not vote in favor of the proposal to adopt the merger agreement and who otherwise strictly follow the procedures and satisfy the requirements set forth in Section 262 will be entitled to have the “fair value” (as discussed in Section 262) of their shares determined by the Delaware Court of Chancery (the “Court of Chancery”) and to receive payment in cash of the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. However, after an appraisal petition has been filed, the Court of Chancery will dismiss appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the Common Stock as measured in accordance with subsection (g) of Section 262 or (ii) the value of the consideration provided in the merger for such total number of shares exceeds US$1 million. We refer to these conditions as the “ownership thresholds.” Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided, however, that if at any time before the Court of Chancery enters judgment in the appraisal proceeding, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of  (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders as of the record date for the meeting who are entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex D.
ANY HOLDER OF SHARES OF THE COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX D BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF THE COMMON STOCK, THE COMPANY BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD CONSIDER SEEKING THE ADVICE OF LEGAL COUNSEL.

Filing Written Demand
Any holder of shares of the Common Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the proposal to adopt the merger agreement at the special meeting, a written demand for the appraisal of the stockholder’s shares. A holder of the Common Stock wishing to exercise appraisal rights must be the holder of record of the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A stockholder will lose his, her or its appraisal rights if he, she or it transfers his, her or its shares prior to the effective time of the merger. The holder must not vote in favor of the proposal to adopt the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and such voting of the proxy will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement.
Neither voting against the proposal to adopt the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. The demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the holder and that the holder intends thereby to demand an appraisal of the fair value of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of the Common Stock, or a person duly authorized and explicitly purporting to act on such holder’s behalf, will be entitled to demand an appraisal of the shares registered in that holder’s name. If the shares are owned of record by a person other than the beneficial owner, such as by a broker, fiduciary, depository or other nominee, execution of the demand should be made in that capacity and must identify the record owner(s), and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If a stockholder holds shares of the Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.
A record holder, such as a broker, dealer, commercial bank, trust company, fiduciary or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of the Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of the Common Stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in an account with a broker, dealer, commercial bank, trust company or other nominee and wish to exercise your appraisal rights, you are urged to consult with your broker, dealer, commercial bank, trust company, fiduciary or other nominee to determine the appropriate procedures for the making of a demand for appraisal.
All written demands for appraisal pursuant to Section 262 should be sent or delivered to the Company at:
Synutra International, Inc.
2275 Research Boulevard, Suite 500
Rockville, Maryland 20850
Attn: Corporate Secretary

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw his, her or its demand for appraisal and accept the terms offered upon the merger by delivering to the Company, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the Company, as the surviving corporation. If the Company, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who properly withdraws or ceases such stockholder’s right to appraisal in accordance with the first sentence of this paragraph, if the Court of Chancery does not approve the dismissal of the stockholder to an appraisal proceeding, or if rights to appraisal otherwise cease, the stockholder will be entitled to receive only the appraised fair value determined in any such appraisal proceeding plus interest, which fair value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement. No appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just, provided however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time of the merger.
Notice by the Surviving Corporation
If the merger is completed, within 10 days after the effective time of the merger, the Company, as the surviving corporation, must notify each holder of the Common Stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, of the date that the merger becomes effective.
Filing a Petition for Appraisal
Within 120 days after the effective time of the merger, but not thereafter, the Company, as the surviving corporation, or any holder of the Common Stock who has complied with Section 262 and is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of the Common Stock who had previously demanded appraisal of their shares. The surviving corporation, is under no obligation to and has no present intention to file a petition and stockholders should not assume that the Company, as the surviving corporation, will file a petition or initiate any negotiations with respect to the fair value of the shares. Accordingly, it is the obligation of the holders of the Common Stock to initiate all necessary action to perfect their appraisal rights in respect of shares of the Common Stock within the period prescribed in Section 262.
Within 120 days after the effective time of the merger, any holder of the Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after a written request therefor has been received by the Company as the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of the Common Stock held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from the surviving corporation the statement described in this paragraph.
Upon the filing of such petition by any such holder of shares of the Common Stock, service of a copy thereof shall be made upon the surviving corporation, which will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Court of

Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Company, as the surviving corporation, and all of the stockholders shown on the Verified List. Such notice also shall be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the Court of Chancery. The costs of these notices are borne by the Company.
After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to that stockholder. If immediately before a transaction such as the merger the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court of Chancery shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal as measured in accordance with subsection (g) of Section 262 or (ii) the value of the consideration provided in the merger for such total number of shares exceeds US$1 million.
Determination of Fair Value
After the Court of Chancery determines which stockholders are entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied in respect of the stockholders of the Company seeking appraisal rights, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery shall determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder seeking appraisal, which will be treated as an advance against the payment due to such stockholder. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of  (i) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Court of Chancery and (ii) interest accrued before such voluntary cash payment unless paid at the time of the voluntary payment.
In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger[.]” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and may not otherwise address, “fair value” under Section 262. Although the Company believes that the per share merger consideration of US$6.05 is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Parent nor the Company anticipates offering more than the applicable merger consideration to any stockholder of the Company exercising appraisal rights, and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share of the Common Stock is less than the applicable merger consideration.
Upon application by the Company or by any stockholder of the Company entitled to participate in the appraisal proceeding, the Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder of the Company whose name appears on the Verified List and who has submitted such stockholder’s certificates of stock to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he or she is not entitled to appraisal rights under Section 262. The Court of Chancery shall direct the payment of the fair value of the shares, together with interest, if any, by the Company to the stockholders entitled thereto. Payment shall be so made to each such stockholder upon the surrender to the Company of his or her certificates in the case of a holder of certificated shares. Payment shall be made forthwith in the case of holders of uncertificated shares. The Court of Chancery’s decree may be enforced as other decrees in such Court may be enforced.
If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of the stockholders of the Company seeking appraisal rights, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expense.
Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of the Common Stock as of a date prior to the effective time of the merger.
If any stockholder who demands appraisal of shares of the Common Stock under Section 262 fails to perfect, successfully withdraws or loses such holder’s right to appraisal, or if neither of the ownership thresholds has been satisfied, such stockholder’s shares of the Common Stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration pursuant to the merger agreement. A stockholder will fail to perfect, or effectively lose, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if neither of the ownership thresholds is met. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the merger consideration offered pursuant to the merger agreement.

SELECTED FINANCIAL INFORMATION
Historical Financial Information
Set forth below is certain selected historical consolidated financial data relating to the Company. The financial data has been derived from (i) the audited financial statements filed as part of our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, and (ii) the unaudited financial statements filed as part of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in that Form 10-K or Form 10-Q. See “Where You Can Find More Information” beginning on page 109.
	Six Months Ended September 30,		Fiscal Year Ended March 31,
	2016	2015	2016		2015
	(in thousands except earnings per share data)
Selected Consolidated Statement of Income Data:
Net sales	$160,569	$169,677		$365,039		$413,941
Cost of sales	89,252	87,140		188,215		224,387
Gross profit	71,317	82,537		176,824		189,554
Selling and distribution expenses	24,693	26,568		51,289		57,797
Advertising and promotion expenses	17,067	18,086		43,137		40,027
General and administrative expenses	14,944	12,701		27,740		27,994
Impairment of long-lived assets and intangible assets	—	—		—		5,845
Gain on disposal and liquidation of subsidiaries	—	—		—		15,294
Loss on a supply contract	2,833	—		8,810		—
Government subsidies	257	202		646		555
Income (loss) from operations	12,037	25,384		46,494		73,740
Interest expense	6,891	8,378		16,362		16,033
Interest income	3,801	4,534		8,776		7,608
Foreign currency exchange (loss) gain, net	(4,328)	(8,552)		(12,225)		3,242
Other income (expense), net	(187)	(420)		(268)		(975)
Income (loss) before income tax (benefit) expense	4,432	12,568		26,415		67,582
Income tax (benefit) expense	1,783	3,931		5,454		(4,449)
Net income (loss)	2,649	8,637		20,961		72,031
Net income (loss) attributable to the noncontrolling interest	(151)	535		725		2,498
Net income (loss) attributable to common stockholders	$2,800	$8,102		$20,236		$69,533
Earnings (loss) per share – basic and diluted	$0.05	$0.14	$$	0.35	$$	1.21

	As of September 30,	As of March 31,
	2016	2016	2015
	(in thousands except earnings per share data)
Selected Balance Sheets Data:
Cash and cash equivalents	$43,598	$102,667	$85,171
Working (deficit) capital	(23,329)	16,800	(3,956)
Inventory	120,326	98,360	87,754
Total assets	802,066	817,097	664,885
Short-term debt	125,831	95,175	145,639
Long-term debt due within one year	79,801	95,504	130,426
Long-term debt	326,704	315,512	144,627
Capital lease obligation	6,724	7,315	7,806
Total long-term liabilities	345,045	335,100	163,490
Total equity	$137,806	$136,800	$114,569
Ratio of Earnings to Fixed Charges
	Six Months Ended September 30,	Year Ended March 31,
	2016 (unaudited)	2016 (unaudited)	2015 (unaudited)
Ratio of earnings to fixed charges(1)	1.2x	2.0x	4.4x

(1)
For purposes of this calculation, “earnings” is income (loss) before income taxes plus fixed charges and amortization of capitalized interest less noncontrolling interest and capitalized interest. “Fixed charges” is interest expense plus capitalized interest and estimation of the interest within rental expense. The ratio of earnings to fixed charges should be read in conjunction with the consolidated financial statements, related notes and other financial information included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, which are incorporated into this proxy statement by reference. See “Where You Can Find More Information” beginning on page 109.

Net Book Value per Share of the Common Stock
The net book value per share of the Common Stock as of September 30, 2016 was US$2.43 based on 56,690,400 issued and outstanding shares of the Common Stock as of that date.
No separate financial information is provided for Parent because Parent is an investment holding company that does not have substantive operations. No pro forma data giving effect to the merger has been provided. The Company does not believe that such information is material to stockholders in evaluating the proposed merger and merger agreement because (i) the proposed per share merger consideration is all-cash, and (ii) if the merger is completed, the Common Stock will cease to be publicly traded.

MARKET PRICE AND DIVIDEND INFORMATION
The Common Stock has been trading on the NASDAQ Global Select Market under the symbol “SYUT” since November 8, 2007. The Common Stock was previously quoted on the Over-The-Counter Bulletin Board under the trading symbol “SYUT.OB” until April 11, 2007. On April 12, 2007, the Common Stock was listed on the NASDAQ Global Market and subsequently approved for listing on the NASDAQ Global Select Market on November 8, 2007.
The following table sets forth the high and low sales prices per share of the Common Stock on the NASDAQ Global Select Market for the periods indicated.
	The NASDAQ Global Select Market Price per Share
	High	Low
Fiscal Year Ended March 31, 2015
First Quarter	$7.07	$5.00
Second Quarter	7.18	4.53
Third Quarter	6.91	4.35
Fourth Quarter	6.90	5.04
Fiscal Year Ended March 31, 2016
First Quarter	$7.90	$6.29
Second Quarter	7.08	4.50
Third Quarter	6.11	4.66
Fourth Quarter	5.40	3.62
Fiscal Year Ending March 31, 2017
First Quarter	$5.15	$3.81
Second Quarter	4.26	3.26
Third Quarter	5.55	3.90
Fourth Quarter (through January 20, 2017)	5.60	5.35
The high and low bid prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.
The Company has never declared or paid any dividends on shares of the Common Stock. Accordingly, the Company does not expect to declare or pay any further dividends prior to the merger, and under the terms of the merger agreement, are prohibited from so doing.
On January 14, 2016, the last full trading day prior to the public announcement we had received a non-binding going-private proposal, the reported closing sales price per share of the Common Stock on the NASDAQ Global Select Market was US$3.83 per share. The US$6.05 per share to be paid for each share of the Common Stock in the merger represents a premium of approximately 58% to the closing price on January 14, 2016. On            , the most recent practicable date before the printing of this proxy statement, the closing price per share was US$     . You are encouraged to obtain current market quotations for shares of the Common Stock in connection with voting your shares of the Common Stock.
As of                    , we had       registered holders of the Common Stock on record. This number does not include shares held by brokerage clearing houses, depositories or otherwise in unregistered form or shares held by a custodian for the benefit of our employees.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference into this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “predicts,” “projects,” “will,” “would” and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. You are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.
The following factors, among others, could cause actual results or matters related to the merger to differ materially from what is expressed or forecasted in the forward-looking statements:
•
the satisfaction of the conditions to completion of the merger, including the authorization and adoption of the merger agreement by our stockholders;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•
the cash position of the Company and its subsidiaries at the effective time of the merger;

•
debt financing may not be funded at the effective time of the merger because of the failure of Parent to meet the closing conditions or for other reasons, which may result in the merger not being completed promptly or at all;

•
the effect of the announcement or pendency of the merger on our business relationships, results of operations and business generally;

•
the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of the shares of the Common Stock;

•
the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the merger agreement;

•
diversion of our management’s attention from our ongoing business operations;

•
loss of our senior management;

•
the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained for the merger;

•
our failure to comply with regulations and changes in regulations;

•
the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the merger; and

•
other risks detailed in our filings with the SEC, including the information set forth under the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the Company. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, forward-looking statements involve inherent risks, uncertainties and assumptions. In addition, many of the factors that will determine our future results are, however, beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act. We file our reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information we file is also available free of charge on the SEC’s website at http://www.sec.gov.
You also may obtain free copies of the documents we file with the SEC by going to the “Financial Information” section of our website at http://www.synutra.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.
Because the merger is a going-private transaction, the Company and the buyer group are contemporaneously filing with the SEC a transaction statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:
•
our Annual Report on Form 10-K for the fiscal year ended March 31, 2016;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2016 and September 30, 2016; and

•
our Current Reports on Form 8-K filed with the SEC on June 13, 2016, June 30, 2016, August 9, 2016, September 30, 2016, November 9, 2016 and November 17, 2016.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.
We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first-class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.
Requests for copies of our filings should be directed to the Company’s proxy solicitor,                , at the address and phone numbers provided in this proxy statement.
The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this proxy statement. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained or incorporated by reference in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER
by and among
BEAMS POWER INVESTMENT LIMITED
BEAMS POWER MERGER SUB LIMITED
and
SYNUTRA INTERNATIONAL, INC.
Dated as of November 17, 2016

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 17, 2016, is entered into by and among Beams Power Investment Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), Beams Power Merger Sub Limited, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Synutra International, Inc., a Delaware corporation (the “Company”).
RECITALS
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), Parent, Merger Sub and the Company intend to enter into a transaction pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Parent as a result of the Merger;
WHEREAS, the board of directors of the Company (the “Company Board”), acting upon the recommendation of the special committee of the Company Board (the “Special Committee”), has (a) determined that the terms of the Merger and the other transactions contemplated hereby (collectively, the “Transactions”) are fair to, and in the best interests of, the Company and its stockholders, (b) determined that it is in the best interests of the Company and its stockholders (other than the holders of the Excluded Shares (as defined below)) and declared it advisable to enter into this Agreement, (c) adopted resolutions approving the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth herein and (d) resolved to recommend that the stockholders of the Company adopt this Agreement;
WHEREAS, the board of directors of each of Parent and Merger Sub has (a) approved the execution, delivery and performance by Parent and Merger Sub, respectively, of this Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth herein and (b) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;
WHEREAS, as an inducement of the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Mr. Liang Zhang (“Mr. Zhang”) and Ms. Xiuqing Meng (“Ms. Meng” and together with Mr. Zhang, the “Guarantors”) have delivered to the Company a duly executed limited guarantee (the “Limited Guarantee”), dated as of the date hereof, in favor of the Company to guarantee the discharge of certain payment obligations of Parent and Merger Sub under this Agreement; and
WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
Article I
Defined Terms
Section 1.01   Defined Terms   For purposes of this Agreement:
“Acceptable Confidentiality Agreement” shall have the meaning as set forth in Section 7.04(h).
“Action” shall have the meaning as set forth in Section 4.10(a).
“Affiliate” of a specified person means (a) any other person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, and (b) with respect to any specified person who is a natural person, any member of the immediate family of such natural person; provided, that (i) Mr. Zhang, Ms. Meng and their respective Affiliates (other than the Company and the Company Subsidiaries) shall not be deemed Affiliates of the Company or any Company Subsidiaries, and vice versa, and (ii) Mr. Zhang, Ms. Meng and their respective Affiliates (taking into account the foregoing clause (i)) shall be deemed Affiliates of Parent and Merger Sub.

“Agreement” shall have the meaning as set forth in the Preamble.
“Alternative Acquisition Agreement” shall have the meaning as set forth in Section 7.04(d).
“Alternative Financing” shall have the meaning as set forth in Section 7.07(a).
“Bankruptcy and Equity Exception” shall have the meaning as set forth in Section 4.04(a).
“Book-Entry Shares” shall have the meaning as set forth in Section 3.03(b).
“Business Day” means any day other than Saturday, Sunday or a day on which banks are required or authorized by Law to close in the City of New York, the State of Delaware or the PRC.
“Certificate of Merger” shall have the meaning as set forth in Section 2.03.
“Change in the Company Recommendation” shall have the meaning as set forth in Section 7.04(d).
“Closing” shall have the meaning as set forth in Section 2.02.
“Closing Date” shall have the meaning as set forth in Section 2.02.
“Company” shall have the meaning as set forth in the Preamble.
“Company Board” shall have the meaning as set forth in the Recitals.
“Company Disclosure Letter” means the disclosure schedule delivered to Parent and Merger Sub by the Company simultaneously with the execution and delivery of this Agreement.
“Company Group” shall have the meaning as set forth in Section 9.07(a).
“Company Material Adverse Effect” means any fact, event, circumstance, change, development or effect (any such item, an “Effect”) that, individually or in the aggregate with all other Effects, (a) has a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole or (b) would prevent or materially delay the consummation of the Transactions by the Company or otherwise be materially adverse to the ability of the Company to perform its obligations under this Agreement; provided, however, solely with respect to clause (a) above, that in no event shall any Effect to the extent arising out of or resulting from any of the following, either alone or in combination, constitute, or be taken into account in determining whether there has been a Company Material Adverse Effect: (i) changes in general business, economic or political conditions or changes in financial, credit or securities markets in general; (ii) changes in GAAP or regulatory accounting requirements (or any interpretation or enforcement thereof) after the date hereof; (iii) changes in applicable Laws (or any interpretation or enforcement thereof) that are binding on the Company or any of the Company Subsidiaries; (iv) effects resulting from the consummation of the Transactions, or the public announcement of this Agreement or the identity of the parties hereto, including the initiation of stockholder litigation or other legal proceeding related to this Agreement or the Transactions, or any losses of customers or employees, or any disruption in or loss of suppliers, distributors, providers or similar parties with whom the Company or any of the Company Subsidiaries has any relationship (in each case, resulting from the consummation of the Transactions, or the public announcement of this Agreement or the identity of the parties hereto); provided, that this clause (iv) shall not apply in the determination of a breach or violation of the representations and warranties that address the effects of, or the ability of the Company to enter into and consummate, this Agreement and the Transactions; (v) acts of God, natural disasters, epidemics, declarations of war, acts of sabotage or terrorism, or outbreak or escalation of hostilities; (vi) changes in the market price or trading volume of the Shares (it being understood that the facts or occurrences giving rise to or contributing to such changes in this clause (vi) may be taken into account in determining whether a Company Material Adverse Effect has occurred); (vii) actions or omissions of the Company or any of the Company Subsidiaries taken that are expressly required by this Agreement or with the written consent or at the written request of Parent or Merger Sub; (viii) changes, effects or circumstances affecting the industries or markets in which the Company and the Company Subsidiaries operate; (ix) the failure by the Company or any of the Company Subsidiaries to meet any internal or industry estimates, expectations, forecasts, projections or budgets for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred); or (x) any change or prospective change in the Company’s credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change or prospective change may be taken into account in determining whether a Company Material Adverse Effect has occurred); provided, that any Effects set forth in clauses (i), (ii), (iii), (v) and (viii) above may be taken into account in determining whether a Company Material Adverse Effect has occurred if and to the extent such Effects individually or in the aggregate have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company and the Company Subsidiaries conduct their businesses (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether or not a Company Material Adverse Effect has occurred).
“Company Permits” shall have the meaning as set forth in Section 4.07(a).
“Company Personnel” shall have the meaning as set forth in Section 4.11(b).
“Company Recommendation” shall have the meaning as set forth in Section 4.04(b).
“Company SEC Reports” shall have the meaning as set forth in Section 4.08(a).
“Company Securities” shall have the meaning as set forth in Section 4.03.
“Company Subsidiary” means any Subsidiary of the Company.
“Company Subsidiary Securities” shall have the meaning as set forth in Section 4.05.
“Company Termination Fee” shall have the meaning as set forth in Section 9.06(a).
“Competing Transaction” shall have the meaning as set forth in Section 7.04(i).
“Confidentiality Agreement” means the confidentiality agreement, dated February 24, 2016, by and among the Company, Parent, Mr. Zhang and Ms. Meng.
“Contract” means any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or credit arrangement or otherwise.
“Damages” shall have the meaning as set forth in Section 7.05(c).
“Debt Commitment Letter” shall have the meaning as set forth in Section 5.04(a).
“Debt Financing” shall have the meaning as set forth in Section 5.04(a).
“Delaware” means the State of Delaware.
“DGCL” shall have the meaning as set forth in the Recitals.
“Dissenting Shares” shall have the meaning as set forth in Section 3.02.
“EBITDA” means the net income of the Company from continuing operations before interest expense (income), income taxes, depreciation and amortization expense, adding back or subtracting, as applicable, non-cash items or charges including, without limitation, compensation charges for equity grants and charges for unconsolidated losses (gains), determined directly or indirectly from the financial statements of the Company.
“Effective Time” shall have the meaning as set forth in Section 2.03.
“Environmental Laws” means all Laws relating to (a) Releases or threatened Releases of Hazardous Materials, (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials, (c) the environment or (d) the protection of human health and safety.
“Environmental Permits” means all permits, licenses, registrations, approvals, and other authorizations required under applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” shall have the meaning as set forth in Section 4.06(b).
“Exchange Fund” shall have the meaning as set forth in Section 3.03(a).
“Excluded Party” shall have the meaning as set forth in Section 7.04(c).
“Excluded Shares” means, collectively, (a) Shares held by any of Parent, Merger Sub and any other direct or indirect Subsidiary of Parent and (b) Shares held by the Company.
“Financial Advisor” shall have the meaning as set forth in Section 4.04(c).
“GAAP” shall have the meaning as set forth in Section 4.08(b).
“Governmental Authority” means any nation or government, any public, regulatory or taxing authority, instrumentality, commission, court, ministry, tribunal or board of any nation or government or political subdivision thereof or any governmental or quasi-governmental or other regulatory agency, regulatory authority, self-regulatory or arbitral body (including NASDAQ), in each case, whether foreign, domestic or supranational and whether national, federal, provincial, state, regional, local or municipal.
“Go-Shop Period End Date” shall have the meaning as set forth in Section 7.04(a).
“Guarantors” shall have the meaning as set forth in the Recitals.
“Hazardous Materials” means any substance or waste defined and regulated as hazardous, acutely hazardous, or toxic under applicable Environmental Laws.
“Indebtedness” means, with respect to any person, (a) all indebtedness of such person, whether or not contingent, for borrowed money, (b) all obligations of such person for the deferred purchase price of property or services, (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such person under currency, interest rate or other swaps, and all hedging and other obligations of such person under other derivative instruments, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (g) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such person, and (i) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Liens on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.
“Indemnified Parties” shall have the meaning as set forth in Section 7.05(b).
“Indemnity Proceeding” shall have the meaning as set forth in Section 7.05(c).
“Injunction” shall have the meaning as set forth in Section 8.01(b).
“Intellectual Property” means (a) inventions and discoveries, whether patentable or not, in any jurisdiction, including United States, non-United States and international patents, patent applications (including divisions, continuations, continuations in part and renewal applications) and statutory invention registrations, and any renewals, extensions or reissues thereof, in any jurisdiction (b) trademarks, service marks, brand names, certification marks, trade dress, domain names, logos, trade names, corporate names and other source identifiers, the goodwill associated with the foregoing and registrations and applications for registration thereof including any extension, modification or renewal of any such registration or application, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, (d) confidential and proprietary information, including trade secrets and know-how (“Trade Secrets”), (e) rights of privacy, publicity and endorsement, and (f) any similar intellectual property or proprietary rights.

“Intervening Event” shall have the meaning as set forth in Section 7.04(k).
“knowledge” means, with respect to the Company, the actual knowledge, after due inquiry and investigation, of the individuals listed in Section 1.01(a) of the Company Disclosure Letter, and with respect to any other party hereto, the actual knowledge of any director or officer of such party, in each case, after due inquiry and investigation.
“Law” means any statute, law (including common law), constitution, ordinance, regulation, rule, code, executive order, injunction, judgment, ruling, decree or other order.
“Liens” means any security interest, pledge, hypothecation, mortgage, lien, charge, encumbrance, easement, adverse claim, title defect, restrictive covenant or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.
“Limited Guarantee” shall have the meaning as set forth in the Recitals.
“Material Contracts” shall have the meaning as set forth in Section 4.15(a).
“Merger” shall have the meaning as set forth in the Recitals.
“Merger Consideration” shall have the meaning as set forth in Section 3.01(a).
“Merger Sub” shall have the meaning as set forth in the Preamble.
“Ms. Meng” shall have the meaning as set forth in the Recitals.
“Mr. Zhang” shall have the meaning as set forth in the Recitals.
“NASDAQ” shall have the meaning as set forth in Section 4.06(b).
“Note Purchase Agreement” means the note purchase agreement, dated March 2, 2016, by and among the FNOF Sharing Economy Limited, Parent, Ms. Meng and Mr. Zhang.
“Notice Period” shall have the meaning as set forth in Section 7.04(e).
“Parent” shall have the meaning as set forth in the Preamble.
“Parent Group” shall have the meaning as set forth in Section 9.07(a).
“Parent Termination Fee” shall have the meaning as set forth in Section 9.06(b).
“Paying Agent” shall have the meaning as set forth in Section 3.03(a).
“Permitted Liens” means (a) mechanics’, carriers’, workers’, and repairers’ Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition or the property of the Company so encumbered and that are not resulting from a breach, default or violation by the Company of any Contract or Law, (b) zoning, entitlement and other land use and environmental regulations by any Governmental Authority; provided, that such regulations have not been materially violated, (c) matters which would be disclosed by an accurate survey or inspection of the real property which do not materially impair the occupancy or current use of such real property which they encumber, (d) Liens for the payment of federal, state or other Taxes, the payment of which is neither delinquent nor subject to penalties, (e) any Liens imposed by applicable Law; (f) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations and for which adequate accruals or reserves have been established in accordance with GAAP, (g) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business, (h) in the case of securities, limitations or restrictions on transfers imposed by the Securities Act, blue sky laws and comparable foreign laws governing securities; provided, that there is no material violation thereunder that has resulted in such limitations or restrictions, and (i) Liens that are disclosed in, or securing indebtedness or liabilities that are disclosed in the Company SEC Reports filed or furnished prior to the date of this Agreement.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.
“Proxy Statement” shall have the meaning as set forth in Section 7.01.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.
“Representatives” means, with respect to any person, such person’s officers, directors, employees, accountants, consultants, financial and legal advisors, agents and other representatives.
“Requisite Company Vote” shall have the meaning as set forth in Section 4.04(a).
“Sarbanes-Oxley Act” shall have the meaning as set forth in Section 4.08(g).
“Schedule 13E-3” shall have the meaning as set forth in Section 7.01.
“SEC” means the U.S. Securities and Exchange Commission.
“Secretary of State” means the Secretary of State of the State of Delaware.
“Securities Act” shall have the meaning as set forth in Section 4.08(a).
“Shares” means shares of common stock of the Company, par value US$0.0001 per share.
“Solicited Person” shall have the meaning as set forth in Section 7.04(a).
“Special Committee” shall have the meaning as set forth in the Recitals.
“Stock Certificate” shall have the meaning as set forth in Section 3.01(a).
“Stock Incentive Plan” means the 2008 Stock Incentive Plan of the Company.
“Stockholder” means any holder of the Shares.
“Stockholders’ Meeting” shall have the meaning as set forth in Section 7.02(a).
“Subsidiary” or “Subsidiaries” of any person means any corporation, partnership, joint venture or other legal entity: (a) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held directly or indirectly by such person or by any one or more of such person’s subsidiaries, (b) of which at least fifty percent (50%) of the equity interests is controlled by such person by any one or more of such person’s subsidiaries, (c) of which such party or any subsidiary of such party is a general partner, (d) whose assets and financial results are consolidated with the net earnings of such person and are recorded on the books of such person for financial reporting purposes in accordance with GAAP, or (e) that would otherwise be deemed a “subsidiary” under Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act; provided, that, for purposes of this Agreement, none of the Company or any Company Subsidiary shall be deemed to be a Subsidiary of Parent or any of its Affiliates prior to the Effective Time.
“Superior Proposal” shall have the meaning as set forth in Section 7.04(j).
“Surviving Corporation” shall have the meaning as set forth in Section 2.01.
“Taxes” means (a) any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, and any liability for any of the foregoing as a transferee, including, without limitation: (i) taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment (including withholding obligations imposed on employer/payer), social security, workers’ compensation, unemployment compensation or net worth; (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; (iii) license, registration and documentation fees; and (iv) customs duties, tariffs and similar charges; (b) in the case of the Company or any Company Subsidiary, liability for the payment of any amount of the type described in clause (a) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any Company Subsidiary to a taxing authority is determined or taken into account with reference to the activities of any other person; and (c) liability of the Company or any Company Subsidiary for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any person of the type described in clauses (a) or (b) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement).
“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority with respect to Taxes, including information returns or any documents with respect to or accompanying payments of estimated Taxes.
“Tax Sharing Agreement” means any existing agreement or arrangement (whether or not written) binding the Company or any Company Subsidiary that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any person’s Tax liability, other than in each case, agreements or arrangements entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes.
“Termination Date” shall have the meaning as set forth in Section 9.02(a).
“Transactions” shall have the meaning as set forth in the Recitals.
“Transfer” shall have the meaning as set forth in Section 7.19.
Section 1.02   Interpretation; Headings.   Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. When reference is made to an Article, Section or Exhibit, such reference is to an Article or Section of, or Exhibit to, this Agreement unless otherwise indicated. References to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The table of contents and descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. Any references in this Agreement to “US$” shall be to U.S. dollars. References to days mean calendar days unless otherwise specified. When used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.” The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, except, in the case of agreements or instruments listed in the Company Disclosure Letter, only to the extent the applicable amendment, modification or supplement is also appropriately listed therein. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Article II
THE MERGER
Section 2.01   The Merger.   Subject to the terms and conditions of this Agreement, at the Effective Time, (a) Merger Sub shall be merged with and into the Company in accordance with the applicable provisions of the DGCL, and the separate existence of Merger Sub shall cease, and (b) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the DGCL. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, powers, privileges and franchises of Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the Transactions. The Surviving Corporation shall thereafter be responsible and liable for all the liabilities and obligations of the Company and Merger Sub.
Section 2.02   Closing; Closing Date.    Unless this Agreement shall have been terminated pursuant to Article IX, and unless otherwise mutually agreed in writing among the Company, Parent and Merger Sub, the closing of the Merger (the “Closing”) shall take place at 9:00 p.m. (Beijing time) at the offices of Cleary Gottlieb Steen & Hamilton LLP, 45th Floor, Fortune Financial Center, 5 Dong San Huan Zhong Lu, Chaoyang District, Beijing 100022, PRC on a date to be specified by the Special Committee (on behalf of the Company) and Parent (the “Closing Date”), which shall be as soon as reasonably practicable, but in no event later than ten (10) Business Days, following the day on which the last to be satisfied or, if permissible, waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or, if permissible, waived in accordance with this Agreement.
Section 2.03   Effective Time.   Subject to the terms and conditions of this Agreement, as soon as practicable on the Closing Date (Delaware time), Merger Sub and the Company shall cause the Merger to be consummated by filing of a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the “Certificate of Merger”) with the Secretary of State. The Merger shall become effective at the time that the Certificate of Merger is duly filed with the Secretary of State, or such later time as is agreed upon by the parties hereto and specified in the Certificate of Merger in accordance with the DGCL. The time when the Merger becomes effective is hereinafter referred to as the “Effective Time.”
Section 2.04   Certificate of Incorporation and By-Laws of the Surviving Corporation.
(a) Certificate of Incorporation.   At the Effective Time, subject to the provisions of Section 7.05(a), the certificate of incorporation of the Company, by virtue of the Merger and without any further action by the Surviving Corporation, shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation (subject to the provisions of Section 7.05(a)); provided, however, that at the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be “Synutra International, Inc.”
(b) By-laws.   At the Effective Time, subject to the provisions of Section 7.05(a), the parties hereto shall take all actions necessary so that the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the by-laws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such by-laws (subject to the provisions of Section 7.05(a)).
Section 2.05   Directors and Officers of the Surviving Corporation.   The parties hereto shall take all actions necessary at the Effective Time so that (a) the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation at the Effective Time and (b) the officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation at the Effective Time, in each case, unless otherwise determined by Parent in a written notice delivered to the Company in accordance with Section 10.02 prior to the Effective Time, and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and applicable Law.
Article III
Conversion of securities; MERGER CONSIDERATION
Section 3.01   Effect of Merger on Issued Securities.   At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:
(a) Merger Consideration.   Each Share issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares and any Dissenting Shares, shall be converted into the right of its holder to receive US$6.05 in cash per Share without interest (the “Merger Consideration”) payable in the manner provided in Section 3.03. All of such Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 3.01(a) shall no longer be outstanding and shall be automatically cancelled and cease to exist as of the Effective Time. Each certificate (or evidence of Shares in book-entry form) that, immediately prior to the Effective Time, represented any such Shares (each such certificate or evidence, a “Stock Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Stock Certificate in accordance with Section 3.03(b).
(b) Excluded Shares.   All Excluded Shares shall be automatically cancelled and cease to exist as of the Effective Time, without any conversion thereof and no payment or distribution shall be made with respect thereto.
(c) Share Capital of Merger Sub.   Each share of common stock, par value US$0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and non-assessable share of common stock, par value US$0.0001 per share, of the Surviving Corporation. Such shares of common stock shall be the only issued and outstanding shares of capital stock of the Surviving Corporation, which shall be reflected in the stock ledger of the Surviving Corporation.
Section 3.02   Dissenting Shares.   Notwithstanding any provision of this Agreement to the contrary, all Shares that are issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) and held by holders who shall neither have voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each holder who holds any Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL or, on the terms of this Section 3.02, to receive payment of the Merger Consideration as provided in Section 3.01(a). Such holder of the Dissenting Shares shall be entitled only to such rights as are granted by the DGCL to a holder of the Dissenting Shares, unless and until such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such rights to receive payment of the fair value of such holder’s Shares under Section 262 of the DGCL or if a court of competent jurisdiction determines that such holder is not entitled to the appraisal provided by Section 262 of the DGCL. If, after the Effective Time, such holder of the Dissenting Shares fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right or if a court of competent jurisdiction determines that such holder is not entitled to the appraisal provided by Section 262 of the DGCL, such Dissenting Shares shall thereupon be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt written notice of any written demands for appraisal of any Shares received by the Company under Section 262 of the DGCL, any withdrawal of any such demand and any other written demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and shall give

Parent the opportunity to participate in all negotiations and proceedings with respect to any notices or demands for appraisal of any Shares. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.
Section 3.03   Exchange of Stock Certificates, etc.; Paying Agent.
(a) Paying Agent.   At or prior to the Effective Time, Parent shall deposit, or cause to be deposited with a bank or trust company that may be designated by Parent and reasonably acceptable to the Company to act as the paying agent (the “Paying Agent”), for the benefit of the Stockholders (other than holders of the Excluded Shares and the Dissenting Shares), cash in an amount sufficient to pay the aggregate Merger Consideration pursuant to Section 3.01(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the Shares for the Merger Consideration.
(b) Exchange Procedures.   As promptly as practicable after the Effective Time (but in no event later than five (5) Business Days following the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each person who was, at the Effective Time, a Stockholder of record entitled to receive the Merger Consideration pursuant to Section 3.01(a): (i) a letter of transmittal, which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Stock Certificates held by such person shall pass, only upon proper delivery of Stock Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent or, in the case of uncertificated Shares represented by book-entry interests (“Book-Entry Shares”), upon adherence to the customary procedures set forth in the letter of transmittal; and (ii) instructions for use in effecting the surrender of any Stock Certificates (or effective affidavits of loss in lieu thereof) and/or such other documents as may be required in exchange for the Merger Consideration. Upon surrender of a Stock Certificate (or effective affidavits of loss in lieu thereof) and/or such other documents as may be required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, each Stockholder holding Shares represented by such Stock Certificate shall be entitled to receive in exchange therefor cash, in the amount (after giving effect to any required Tax withholdings) equal to (1) the number of Shares represented by such Stock Certificate multiplied by (2) the Merger Consideration, and the Stock Certificate so surrendered shall forthwith be cancelled. As promptly as practicable after the Effective Time, the Paying Agent shall issue and deliver to each holder of the Book-Entry Shares a cheque or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 3.01(a) in respect of such Book-Entry Shares, without such holder being required to deliver a stock certificate to the Paying Agent; provided, that an “agent’s message” has been previously delivered to the Paying Agent regarding such Book-Entry Shares, and such Book-Entry Shares shall then cease to represent any right to receive the Merger Consideration hereunder. No interest shall be paid or will accrue on any amount payable in respect of the Shares pursuant to the provisions of this Article III. In the event of a transfer of ownership of any Shares that is not registered in the transfer record of the Company, it shall be a condition of payment that such Stock Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Stock Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 3.03(b), each Stock Certificate (including evidence of each Book-Entry Share) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Article III, without interest.
(c) Lost, Stolen or Destroyed Stock Certificates.   In the event any Stock Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in customary amount and upon such terms as the Surviving Corporation may reasonably determine are necessary as indemnity against any claim that may be made against it with respect to such Stock Certificate and the delivery to the Paying Agent of a duly executed letter of transmittal, the Paying

Agent will issue in exchange for such lost, stolen or destroyed Stock Certificate a cheque, in the amount (after giving effect to any required Tax withholdings) equal to (i) the number of Shares represented by such Stock Certificate multiplied by (ii) the Merger Consideration.
(d) Adjustments to Merger Consideration.   The Merger Consideration shall be adjusted to reflect appropriately and eliminate the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change in the number of, or with respect to, any Shares occurring on or after the date hereof and prior to (or in the case of any dividend or distribution, with a record date prior to) the Effective Time.
(e) Termination of the Exchange Fund.   Any portion of the Exchange Fund (including any income or proceeds thereof or of any investment thereof) that remains undistributed to the Stockholders twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand by the Surviving Corporation (subject to abandoned property, escheat and similar Laws), and any Stockholder who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for the cash to which they are entitled pursuant to Section 3.01(a). Any portion of the Exchange Fund remaining unclaimed by any Stockholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.
(f) No Liability.   None of the Paying Agent, Parent or the Surviving Corporation shall be liable to any Stockholder for any Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.
(g) Withholding Rights.   Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of the Shares such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws. To the extent that such amounts are so deducted and withheld by the Paying Agent, Parent or the Surviving Corporation, (i) such amounts shall be treated for all purposes under this Agreement as having been paid to such holder or former holder to whom such amounts would otherwise have been paid and (ii) Parent shall, or shall cause the Surviving Corporation or the Paying Agent, as the case may be, to promptly pay over such amounts to the applicable Governmental Authority.
Section 3.04   No Transfers.   At the Effective Time, (a) the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time and (b) any Stockholders holding the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided under this Agreement or by applicable Laws. On or after the Effective Time, any Stock Certificates or Book-Entry Shares presented to the Paying Agent, Parent or Surviving Corporation for transfer or any other reason shall be cancelled and, except for the Excluded Shares, exchanged for the cash consideration to which the holders thereof are entitled pursuant to Section 3.01(a) or Section 3.02.
Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the corresponding section of the Company Disclosure Letter (it being understood that any matter disclosed in any section of Article IV of the Company Disclosure Letter will be deemed to be disclosed in any other section of Article IV of the Company Disclosure Letter to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other section, without independent inquiry), (b) as and to the extent set forth in the Company SEC Reports filed prior to the date of this Agreement (without giving effect to any amendment to any such Company SEC Report filed on or after the date hereof and excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature; it being further agreed that (i) any information disclosed in any such Company SEC Report shall be deemed disclosure only with respect to a Section of this Agreement to which the relevance of such information is reasonably apparent from the text of such information contained in such Company SEC Report and (ii) no information disclosed in any such Company SEC Report shall be deemed to qualify or modify the representations and warranties set forth in Section 4.03, Section 4.04, and Section 4.19), or (c) for any matters with respect to which Parent, Merger Sub or any Guarantor has actual knowledge as of the execution hereof, the Company hereby represents and warrants to Parent and Merger Sub that:
Section 4.01   Organization and Qualification.   Each of the Company and each Company Subsidiary is a legal entity duly organized, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the Laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority to own, lease, operate and use its properties and assets and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing), in each jurisdiction where the character of the properties and assets owned, leased, operated or used by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.02   Certificate of Incorporation.   The Company has furnished or otherwise made available to Parent a true, correct and complete copy of the certificate of incorporation, by-laws or equivalent organizational documents, each as amended or modified to date, of the Company and each Company Subsidiary as in effect as of the date of this Agreement. Such certificate of incorporation, by-laws or equivalent organizational documents are in full force and effect as of the date hereof. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, by-laws or equivalent organizational documents in any material respect.
Section 4.03   Capitalization.   The authorized share capital of the Company consists of 250,000,000 Shares and 20,000,000 shares of preferred stock, par value US$0.0001 per share, of the Company. As of the date of this Agreement, (a) 56,690,400 Shares are issued and outstanding, all of which have been duly authorized and are validly issued, fully paid and non-assessable, (b) no shares of the preferred stock of the Company are issued and outstanding, (c) 610,313 Shares are issued and held in the treasury of the Company, and (d) 12,500,000 Shares are reserved for future issuance pursuant to the Stock Incentive Plan but no equity award has ever been issued thereunder. Except as set forth in this Section 4.03, and except for this Agreement and the Transactions, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) options, warrants, or preemptive, conversion, redemption, share appreciation, repurchase or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the Company or obligating the Company to issue or sell any shares of capital stock, voting securities or other equity interests of the Company or securities convertible into or exchangeable for capital stock or voting securities or other equity securities of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to the voting of any Company Securities. None of the Company Securities are owned by any Company Subsidiary.
Section 4.04   Authority Relative to This Agreement; Opinion of Financial Advisor.
(a) Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 5.07, the Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to adoption of this Agreement by the Requisite Company

Vote, to consummate the Merger. Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 5.07, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger have been duly authorized by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Merger, in each case, subject only to the approval and adoption of the Merger by the affirmative vote of  (i) the holders of at least a majority of the issued and outstanding Shares and (ii) the holders of at least a majority of the issued and outstanding Shares other than the Excluded Shares (collectively, the “Requisite Company Vote”), in each case of  (i) and (ii) in accordance with the Company’s certificate of incorporation and by-laws and Section 251 of the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights, and to general equity principles (the “Bankruptcy and Equity Exception”).
(b) The Special Committee is composed of three (3) members of the Company Board who are not affiliated with Parent or Merger Sub and are not members of the Company’s management. The Company Board, at a meeting duly called and held, and acting upon the recommendation of the Special Committee, has (i) determined that the terms of the Transactions are fair to, and in the best interests of, the Company and its Stockholders, (ii) determined that the Merger is in the best interests of the Company and the Stockholders (other than the holders of the Excluded Shares), and declared that it is advisable for the Company to enter into this Agreement with Parent and Merger Sub, (iii) adopted resolutions approving the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth herein, and (iv) subject to the terms of this Agreement (including Section 7.04), resolved to recommend that the Stockholders adopt this Agreement (including the recommendation of the Special Committee, the “Company Recommendation”). The Company Board, acting upon the recommendation of the Special Committee, has directed that this Agreement be submitted to the Stockholders for their adoption.
(c) The Special Committee has received the written opinion (or oral opinion to be confirmed in writing) of Houlihan Lokey Capital, Inc. (the “Financial Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration to be received by the Stockholders (other than Parent, Merger Sub and their respective Affiliates and holders of the Dissenting Shares) is fair, from a financial point of view, to such Stockholders, a copy of which opinion will be delivered to Parent promptly after the execution of this Agreement for informational purposes only. It is agreed and understood that such opinion may not be relied on by Parent or Merger Sub.
Section 4.05   Subsidiaries.   Section 4.05 of the Company Disclosure Letter sets forth a complete and correct list of the Company Subsidiaries. All equity interests in or other voting securities of the Company Subsidiaries held by the Company or any Company Subsidiary are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests in and voting securities of the Company Subsidiaries owned by the Company or any Company Subsidiary are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests) other than the Permitted Liens. There are no issued, reserved for issuance or outstanding (a) securities of the Company or any Company Subsidiary convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Company Subsidiary, (b) options, warrants, or preemptive, conversion, redemption, share appreciation, repurchase or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Company Subsidiary or (c) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Company Subsidiary (the items in clauses (a) through (c), together with any equity interests in or voting securities of the Company Subsidiaries, being referred to collectively as the “Company Subsidiary Securities”). Except for the capital stock or other voting securities of, or ownership interests in, the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any person.
Section 4.06   No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger do not and will not, (i) assuming the Requisite Company Vote is obtained, conflict with or violate the certificate of incorporation or by-laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming, solely with respect to performance of this Agreement and consummation of the Merger, that the matters referred to in Section 4.06(b) are complied with and the Requisite Company Vote is obtained, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) require any consent or other action by any person under, or result in any breach of or constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of benefit to which the Company or any Company Subsidiary is entitled, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract; except in the cases of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including the joining of the Company in the filing of a Schedule 13E-3, the furnishing of a Schedule 14A with the Proxy Statement, and the filing or furnishing of one or more amendments to the Schedule 13E-3 and such Proxy Statement to respond to comments of the SEC, if any, on such documents), (ii) for compliance with the rules and regulations of the NASDAQ Global Select Market (“NASDAQ”), (iii) for the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL, and (iv) where the failure to obtain or make, as applicable, any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.07   Permits; Compliance with Laws.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries is in possession of all grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority necessary for it to own, lease, operate and use its properties and assets or to carry on its business as it is now being conducted (the “Company Permits”), (ii) each of the Company and the Company Subsidiaries are in compliance with the terms of the Company Permits and all of the Company Permits are valid and in full force and effect and (iii) no suspension, modification, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened.
(b) Neither the Company nor any Company Subsidiary is in default or violation of any Law applicable to the Company or any Company Subsidiary, except for any such default or violation which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, neither the Company nor any Company Subsidiary has received any notice or communication of any non-compliance with any applicable Laws that has not been cured, except for any non-compliance, defaults, breach or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c) For the past three (3) years, none of the Company, any Company Subsidiary or any of their respective directors, executives or, to the Company’s knowledge, agents has, in any material respect, (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) violated or is violating any provision of the U.S. Foreign Corrupt Practices Act of 1977, the PRC Law on Anti-Unfair Competition promulgated on September 2, 1993, or the Interim Rules on Prevention of Commercial Bribery promulgated on November 15, 1996, or any PRC Law in relation thereto, (iv) established or maintained any fund of corporate monies or other properties not recorded on the Company’s books and records, (v) to the knowledge of the Company, made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) to the knowledge of the Company, violated or operated in noncompliance with any applicable money laundering law, anti-terrorism law or regulation, anti-boycott regulations, export restrictions or embargo regulations. None of the Company, any Company Subsidiary or any of their respective directors, executives or, to the Company’s knowledge, agents is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
Section 4.08   SEC Filings; Financial Statements.
(a) The Company has timely filed all forms, reports and other documents required to be filed by it with the SEC since January 1, 2013 (the forms, reports and other documents filed since January 1, 2013 and those filed subsequent to the date hereof, including any amendments thereto, collectively, the “Company SEC Reports”). The Company SEC Reports (i) at the time they were filed, and if amended, as of the date of such amendment, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment or, in the case of any filing pursuant to the Securities Act, as of the date of effectiveness of such filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(b) The Company and the Company Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls since January 1, 2013.
(c) The Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.
(d) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NASDAQ, and the statements contained in any such certifications are complete and correct.
(e) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP) and each fairly presents, in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments and the exclusion of certain notes in accordance with the rules of the SEC relating to unaudited financial statements), in accordance with GAAP.

(f) Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, fixed or contingent or otherwise), and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, except for liabilities or obligations (i) reflected or reserved against in the consolidated balance sheet included in its quarterly report filed on Form 10-Q for the fiscal quarter ended June 30, 2016 (including the notes thereto), included in the Company SEC Reports, (ii) incurred pursuant to this Agreement or in connection with the Transactions, (iii) incurred after June 30, 2016 in the ordinary course of business consistent with past practice, or (iv) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(g) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act that are applicable to the Company.
Section 4.09   Absence of Certain Changes or Events.   Since June 30, 2016 through the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect or any Effects that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and (c) there has not been any action taken by the Company or any Company Subsidiary that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of any covenants contained in the items (a) through (g) of Section 6.01.
Section 4.10   Absence of Litigation.
(a) There is no litigation, suit, claim, action, demand letter, or any judicial, criminal, administrative or regulatory proceeding, hearing, investigation, or formal or informal regulatory document production request or similar proceeding (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any share, security, equity interest, property or asset of the Company or any Company Subsidiary, before any Governmental Authority which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) Neither the Company nor any Company Subsidiary nor any share, security, equity interest, or property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would, in each case, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.11   Labor and Employment Matters.
(a) The Company and each Company Subsidiary is in compliance in all material respects with all labor and employment Laws of the PRC, including all such Laws relating to (i) wages, hours and any similar mass layoff Law, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation; (ii) the collection and payment of withholding and/or social security Taxes and any similar Tax; and (iii) deductions, payments and contributions of retirement insurance, medical insurance, unemployment insurance, work-related injury insurance, birth and nursery insurance, pension fund insurance and any other social benefit payments required by applicable Law, except for any non-compliance which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective current or former employees, contractors, subcontractors, agents or other persons engaged by the Company or any Company Subsidiary in connection with their businesses (collectively, “Company Personnel”), including, but not limited to, controversies with respect to the items listed in Section 4.11(a) whether directly between the Company or any Company Subsidiary and any Company Personnel or before or involving any Governmental Authority; (ii) there are no collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and to which the Company or any Company Subsidiary is a party to or bound by; (iii) there are no labor unions, works councils or other organizations representing or purporting to represent any Company Personnel, nor are there any organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Company Subsidiary; (iv) there are no unfair labor practice complaints pending, or to the knowledge of the Company, threatened, against the Company or any Company Subsidiary before any Governmental Authority; and (v) there is no strike, slowdown, work stoppage or lockout, or similar activity or, threat thereof, by or with respect to any Company Personnel, nor has there been any such occurrence during the past two (2) years.
(c) The consummation of the Transactions will not (either alone or together with any other event) entitle any individual Company Personnel to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation. No amount payable or economic benefit to be provided to any individual Company Personnel in connection with the consummation of the Transactions is expected to or could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Internal Revenue Code of 1986, as amended.
Section 4.12   Real Property; Title to Assets.
(a) Section 4.12 of the Company Disclosure Letter sets forth a complete and correct list of  (i) all real property and interests in real property owned by the Company or any Company Subsidiary as of the date of this Agreement and (ii) all real property leased, subleased, licensed, or otherwise occupied by the Company or any Company Subsidiary as of the date of this Agreement, in each case that is material to the business of the Company and the Company Subsidiaries, taken as a whole. Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for Permitted Liens. There are no pending or, to the knowledge of the Company, threatened, condemnation or imminent domain proceedings that would affect any part of the properties or assets of each of the Company and the Company Subsidiaries, whether leased, subleased or owned, tangible or intangible, real, personal or mixed, in each case used or held for use in its business, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b) All current leases and subleases of real property entered into by the Company or a Company Subsidiary are in full force and effect, are valid and effective in accordance with their respective terms, and there is no, under any of such leases, existing default or event of default by the Company or any Company Subsidiary or, to the knowledge of the Company, by the other party to such lease or sublease, or person in the chain of title to such leased premises, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.13   Intellectual Property.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) the Company and the Company Subsidiaries either own or have the right to use (in each case, free and clear of any Liens other than Permitted Liens) all Intellectual Property used in or necessary for the conduct of its business; (b) neither the Company nor any Company Subsidiary has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party, (c) neither the Company nor any Company Subsidiary has received written notice of any claim that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or misappropriates any Intellectual Property rights of any third party; (d) to the knowledge of the Company, no third party is currently infringing or misappropriating any Intellectual Property owned by the Company or any Company Subsidiary and (e) there is no pending, or to the knowledge of the Company, threatened Action by any person challenging the validity or enforceability of, or the use or ownership by the Company or any Company Subsidiary, of any Intellectual Property owned by the Company or any Company Subsidiary, (f) the consummation of the Transactions will not alter, encumber, impair or extinguish any Intellectual Property right of the Company or any of the Company Subsidiaries; and (g) the Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Trade Secrets owned, used or held for use by the Company or any of its Subsidiaries and no such Trade Secrets have been disclosed other than to employees, representatives and agents of the Company or any of the Company Subsidiaries all of whom are bound by written confidentiality agreements.
Section 4.14   Taxes.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and each Company Subsidiary have timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by them and have paid and discharged all Taxes due and payable (whether or not shown on any Tax Return), other than such payments as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (b) all such Tax Returns are true, accurate and complete; (c) the U.S. federal and other income and franchise Tax Returns of the Company and each Company Subsidiary through the Tax year ended December 31, 2012 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired; (d) no Governmental Authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith; (e) there are no pending or, to the knowledge of the Company, threatened Actions against or with respect to the Company or any Company Subsidiary in respect of any Tax or Tax asset; (f) the Company and the Company Subsidiaries have properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law; (g) neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; and (h) during the two-year period ending on the date hereof, neither the Company nor any Company Subsidiary was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code of 1986, as amended.
Section 4.15   Material Contracts.
(a) Except for (i) this Agreement, (ii) any Contracts to which the Company or any Company Subsidiary is a party as of the date of this Agreement disclosed in the Company SEC Reports or (iii) as set forth in Section 4.15(a) of the Company Disclosure Letter, as of the date of this Agreement, none of the Company or any Company Subsidiary is a party to or bound by (the Contracts referred to in the foregoing clauses (ii) and (iii) and each of the following Contracts described in this Section 4.15(a), collectively, the “Material Contracts”):
(i) any Contract that is required to be filed by the Company pursuant to Item 15 of Form 10-K under the Exchange Act;
(ii) any Contract relating to the purchase or sale of any Company Securities or any Company Subsidiary Securities;
(iii) any Contract relating to any credit, loan or facility arrangement, guarantee or Indebtedness (whether or not incurred, assumed, guaranteed or secured by any asset of the Company or any Company Subsidiary) of more than US$3,000,000, other than any Indebtedness between or among any of the Company and any Company Subsidiary (it being understood that Section 4.15(a)(iii) of the Company Disclosure Letter is not required to list any such Contract involving aggregate Indebtedness of less than US$30,000,000);
(iv) any joint venture Contract, strategic cooperation or partnership arrangements, or other agreement involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary with any third party, in each case that is material to the business of the Company and the Company Subsidiaries taken as a whole;
(v) any Contract relating to any acquisition by the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has continuing indemnification, “earn-out” or other contingent payment or guarantee obligations;

(vi) any Contract that limits, or purports to limit, the ability of the Company or any Company Subsidiary to compete in any material line of business or with any person or entity or in any geographic area or during any period of time;
(vii) any Contract involving the payment or receipt of amounts by the Company or any Company Subsidiary of more than US$3,000,000 (it being understood that Section 4.15(a)(vii) of the Company Disclosure Letter is not required to list any such Contract involving aggregate amounts of less than US$30,000,000);
(viii) any Contract under which the Company or any Company Subsidiary acquired any right, title or interest in, under or to any material Intellectual Property (other than non-exclusive licenses or sublicenses that are available to the public generally and were obtained by the Company or any Company Subsidiary in the ordinary course of business) and under which the Company or any Company Subsidiary granted to any third party any right, title or interest in, under or to any material Intellectual Property (other than a non-exclusive license or sublicense granted in the ordinary course of business);
(ix) any Contract prohibiting the payment of dividends or distributions in respect of the capital stock of the Company or any Company Subsidiary, prohibits the pledging of the capital stock of the Company or any Company Subsidiary or prohibits the issuance of any guaranty by the Company or any Company Subsidiary; or
(x) any Contract providing for any change of control of the Company or any Company Subsidiary,
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or a Company Subsidiary and in full force and effect, subject to the Bankruptcy and Equity Exception; (ii) neither the Company nor any Company Subsidiary, nor to the knowledge of the Company, any other party to a Material Contract is in breach or violation of, or default under, or has taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any Material Contract; (iii) the Company and the Company Subsidiaries have not received any claim or notice of default under any Material Contract; and (iv) the Company has not received, as of the date of this Agreement, any notice in writing from any person that such person intends to terminate any Material Contract.
Section 4.16   Insurance.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies of the Company and the Company Subsidiaries are in full force and effect, (b) the Company has no reason to believe that it or any Company Subsidiary will not be able to renew its insurance policies as and when such policies expire or obtain comparable coverage from comparable insurers as may be necessary to continue its business without a significant increase in cost, (c) the Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as management has determined to be prudent in accordance with industry practice in the PRC for companies engaged in businesses similar to that of the Company and the Company Subsidiaries (taking into account the cost and availability of such insurance), including, but not limited to, directors and officers insurance and (d) neither the Company nor any Company Subsidiary is in breach or default of any insurance policies.
Section 4.17   Environmental Matters.   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits necessary to operate the business as presently operated, (b) there have been no release of any Hazardous Materials at or on any property owned or operated (currently or formerly) by the Company or any Company Subsidiary or, to the knowledge of the Company, any release of Hazardous Materials of the Company or any Company Subsidiary at any property or location where Hazardous Materials are stored, transported, treated or disposed of on behalf of the Company or any Company Subsidiary, (c) neither the Company nor any Company Subsidiary has received from a Governmental Authority a request for information pursuant to Section 104(e) of the Comprehensive

Environmental Response, Compensation and Liability Act of 1980 or similar state or foreign statute, or any written notification alleging that it is liable for any release or threatened release of Hazardous Materials at any location, except with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise, and (d) neither the Company nor any Company Subsidiary has received any written claim or complaint, or is presently subject to any Action, relating to non-compliance with any Environmental Laws or any other liabilities pursuant to or arising in connection with any Environmental Laws, Environmental Permits or Hazardous Materials.
Section 4.18   Company Information.   None of the information supplied or to be supplied by or on behalf of the Company or any Company Subsidiaries for inclusion or incorporation by reference in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the Stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.
Section 4.19   Brokers.   Except for the Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fees or commissions in connection with the Transactions based upon arrangements made by or on behalf of the Company, including the Company Board and any committees thereof.
Section 4.20   Antitakeover Statutes.   Assuming that the representations of Parent and Merger Sub set forth in Section 5.07 are true and accurate, the Company has taken all action necessary so that any restriction on a “business combination” with the Company, as such term is defined in Section 203 of the DGCL, will not apply to this Agreement, the Merger and the other Transactions, and, accordingly, no antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium,” “interested shareholder,” “business combination” or other antitakeover laws enacted under U.S. state or federal Laws apply to this Agreement or any of the Transactions. The Company does not have in effect any stockholder rights plan, “poison pill” or similar plan or arrangement.
Section 4.21   No Additional Representations or Warranties.   Except for the representations and warranties expressly contained in this Article IV, each of Parent and Merger Sub acknowledges that neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company, any Company Subsidiary or their respective business, operations, condition (financial or otherwise) or any other matter or with respect to any other information provided to Parent, Merger Sub or any of their respective Affiliates or Representatives, and that any such other representations and warranties are expressly disclaimed and that Parent and Merger Sub do not rely on any such other representations and warranties or the accuracy or completeness thereof.
Article V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:
Section 5.01   Corporate Organization; Capitalization.
(a) Each of Parent and Merger Sub is a legal corporation duly incorporated, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the Laws of the jurisdiction in which it is incorporated, has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing), in each jurisdiction where the character of the properties and assets owned, leased, operated or used by it or the nature of the business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions by Parent and Merger Sub or otherwise be materially adverse to the ability of Parent and Merger Sub to perform their obligations under this Agreement.
(b) Parent has previously furnished to the Company a true, correct and complete copy of the memorandum and articles of association of Parent and the certificate of incorporation and by-laws of Merger Sub, each as amended or modified to date, as in effect as of the date of this Agreement. Such memorandum and articles of association, certificate of incorporation and by-laws are in full force and effect as of the date hereof. Neither Parent nor Merger Sub is in violation of any provision of its memorandum and articles of association, with respect to Parent, or certificate of incorporation or by-laws, with respect to Merger Sub, in any material respect.
(c) The authorized share capital of Parent consists of 50,000 ordinary shares, par value US$1.00 per share. As of the date hereof, 50,000 ordinary shares of Parent are issued and outstanding, all of which have been duly authorized, validly issued, fully paid and are non-assessable.
(d) The authorized share capital of Merger Sub consists of 10,000 shares of common stock, par value US$0.0001 per share. As of the date hereof, there are one thousand (1,000) shares of common stock of Merger Sub issued and outstanding, which have been duly authorized, validly issued, fully paid and are non-assessable and which are owned by Parent.
Section 5.02   Authority Relative to This Agreement.   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate actions, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the filings, notifications and other obligations and actions described in Section 5.03(b)). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 5.03    No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the memorandum and articles of association (or equivalent organizational documents) of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.03(b) have been obtained and all filings and obligations described in Section 5.03(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) require any consent or other action by any person under, or result in any breach of or constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of benefit to which Parent or Merger Sub is entitled, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, any Contract; except in the cases of clauses (ii) and (iii), as would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions by Parent and Merger Sub or otherwise be materially adverse to the ability of Parent and Merger Sub to perform their obligations under this Agreement.
(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for compliance with the applicable requirements of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) for compliance with the rules and regulations of NASDAQ, (iii) for the filing of the Certificate of Merger with the

Secretary of State pursuant to the DGCL, and (iv) where the failure to obtain or make, as applicable, any such consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions by Parent and Merger Sub or otherwise be materially adverse to the ability of Parent and Merger Sub to perform their obligations under this Agreement.
Section 5.04   Sufficient Funds; Financing.
(a) Parent has delivered to the Company a true, correct and complete copy of an executed commitment letter (the “Debt Commitment Letter”) from Shanghai Pudong Development Bank Co., Ltd. confirming its commitment to provide Parent with debt financing in connection with the Transactions in the amount set forth therein and in accordance with the terms thereof  (the “Debt Financing”).
(b) As of the date hereof, (i) the Debt Commitment Letter is in full force and effect and is the valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, subject to the Bankruptcy and Equity Exception, (ii) the Debt Commitment Letter has not been amended or modified, and (iii) the commitment contained in the Debt Commitment Letter has not been withdrawn or rescinded in any respect; provided, that Parent and Merger Sub may replace, amend or supplement the Debt Commitment Letter to the extent permitted by Section 7.07. Assuming (1) the Debt Financing is funded in accordance with the terms of the Debt Commitment Letter and (2) the satisfaction of the conditions to the obligations of Parent and Merger Sub to consummate the Merger as set forth in Section 8.01 and Section 8.02, Parent and Merger will have available to them at the Effective Time sufficient funds to pay the aggregate Merger Consideration, and any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and subject to the conditions contemplated hereby and all related fees and expenses associated therewith. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the Debt Commitment Letter on the part of Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other party thereto. As of the date hereof, Parent and Merger Sub have no reason to believe that any of the conditions in the Debt Commitment Letter will not be satisfied on or prior to the Closing Date. The Debt Commitment Letter contains all of the conditions precedent to the obligations of the parties thereunder to make the Debt Financing available to Parent or Merger Sub on the terms and subject to the conditions therein.
(c) As of the date hereof, there is no side letter or other agreement to which Parent or Merger Sub or their respective Affiliates is a party related to the funding, investing or contribution, as applicable, of the full amount of the Debt Financing other than as expressly set forth in the Debt Commitment Letter and any customary engagement letter and confidentiality agreement.
Section 5.05   Litigation.   As of the date hereof, (a) there is no Action pending or, to the knowledge of Parent and Merger Sub, threatened against Parent, Merger Sub or any of their respective Affiliates, and (b) neither Parent nor Merger Sub nor any of its Affiliates is subject to the provisions of any Law, in each case of  (a) and (b), which would, individually or in the aggregate, prevent or materially delay the consummation of the Transactions by Parent and Merger Sub or otherwise be materially adverse to the ability of Parent and Merger Sub to perform their material obligations under this Agreement.
Section 5.06   Parent Information.   None of the information supplied or to be supplied in writing to the Company by or on behalf of Parent or Merger Sub or any of its Subsidiaries specifically for inclusion in (a) Schedule 13E-3 will, at the time such document is filed with the SEC, or at any time such document is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) the Proxy Statement will, at the date it is first mailed to the Stockholders and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation with respect to information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Schedule 13E-3 or the Proxy Statement.

Section 5.07   Ownership of Securities.   None of Parent, Merger Sub or any of their respective Affiliates became an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company at any time during the last three (3) years. As of the date hereof, other than 36,000,000 Shares owned by Parent or as a result of this Agreement, neither Parent nor Merger Sub beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares.
Section 5.08   Operations of Merger Sub.   Merger Sub has been formed solely for the purpose of engaging in the Transactions, and has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, asset, liability or obligation of any nature other than those incident to its formation and capitalization or pursuant to this Agreement or in connection with the Merger and the other Transactions. Merger Sub does not have any Subsidiary.
Section 5.09   Solvency.   Immediately following the Effective Time and after giving effect to the Merger and taking into account the Debt Financing and related transaction costs necessary in order to consummate the Transactions and assuming the accuracy in all material respects of the representations and warranties of the Company contained in Article IV, each of Parent and the Surviving Corporation on a consolidated basis: (a) will not have aggregate Liabilities greater than the fair value of their assets or assets with a fair saleable value less than the amount required to pay their Liabilities on their existing debts as such debts mature); (b) will not have unreasonably small capital with which to engage in the business of the Company as conducted immediately prior to the consummation of the Merger; or (c) will not have incurred debts beyond their ability to pay such debts as such debts become due, taking into account the timing of and amounts of cash to be received by them and the timing of and amounts of cash to be payable on or in respect of their respective Indebtedness, in each case after giving effect to the Transactions. For purposes of this Section, (i) “fair value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Surviving Corporation and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act; (ii) “fair saleable value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Surviving Corporation and its Subsidiaries taken as a whole are sold in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar; and (iii) “Liabilities” means the recorded liabilities of the Surviving Corporation and its Subsidiaries taken as a whole, as of the Closing Date after giving effect to the consummation of the transactions contemplated by this Agreement (including the Merger and the Debt Financing), determined in accordance with GAAP consistently applied.
Section 5.10   Limited Guarantee.   The Limited Guarantee is in full force and effect and is a legal, valid and binding obligation of the Guarantors, subject to the Bankruptcy and Equity Exception, and no event has occurred, which with or without notice, lapse of time or both, would constitute a default on the part of any Guarantor under the Limited Guarantee.
Section 5.11   Certain Arrangements.   Other than this Agreement, there is no Contract, whether oral or in written, (a) between Parent, Merger Sub or any of their Affiliates (excluding the Company and the Company Subsidiaries), on the one hand, and any member of the Company’s directors, officers, employees or Stockholders, on the other hand, that relate in any way to the Transactions, (b) pursuant to which any Stockholder would be entitled to receive consideration of a different amount or nature than the Merger Consideration in connection with the Transactions, (c) pursuant to which any Stockholder has agreed to vote to approve this Agreement, the Merger or any of the Transactions or has agreed to vote against any Competing Transaction or (d) pursuant to which any person has agreed to provide, directly or indirectly, equity capital to Parent, Merger Sub or the Company to finance in whole or in part the Transactions, including the Merger.
Section 5.12   Independent Investigation.   Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries, which investigation, review and analysis was performed by Parent, Merger Sub, their respective Affiliates and Representatives. Each of Parent and Merger Sub acknowledges that it, its Affiliates and their respective Representatives have been provided reasonable access to the personnel, properties, facilities and records of the Company and the Company Subsidiaries for such purpose. In entering into this Agreement, each of

Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except for the representations, warranties and covenants of the Company set forth in this Agreement).
Section 5.13   Non-Reliance on Company Estimates.   The Company has made available to Parent and Merger Sub, and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and the Company Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, any Company Subsidiaries or their respective Affiliates and Representatives or the accuracy or completeness thereof, and neither Parent nor Merger Sub shall, and shall cause its Affiliates and their respective Representatives not to, hold any such person liable with respect thereto, other than intentional fraud in connection therewith.
Section 5.14   Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fees or commissions in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 5.15   No Additional Representations or Warranties.   Except for the representations and warranties expressly contained in this Article V, the Company acknowledges that none of Parent, Merger Sub or any other person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or any other matter or with respect to any other information provided to the Company, and that any such other representations and warranties are expressly disclaimed.
Article VI
CONDUCT OF BUSINESS PENDING THE MERGER
Section 6.01   Conduct of Business by the Company Pending the Merger.   The Company agrees that, from the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article IX, except as required by applicable Law, as set forth in Section 6.01 of the Company Disclosure Letter or as expressly contemplated, required or permitted by any other provision of this Agreement, unless Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall, and shall cause each Company Subsidiary to, conduct its businesses in the ordinary course of business and in a manner consistent with past practice in all material aspects, and use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, maintain in effect all of the Company Permits, keep available the services of the current officers and key employees of the Company and the Company Subsidiaries and preserve the current relationships of the Company and the Company Subsidiaries with the Governmental Authorities, lenders, customers, suppliers and other persons with which the Company or any Company Subsidiary has material relations, in each case in all material aspects. By way of amplification and not limitation, except as required by applicable Law, as set forth in Section 6.01 of the Company Disclosure Letter, as expressly contemplated, required or permitted by any other provision of this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with Article IX, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):
(a) amend or otherwise change its certificate of incorporation, by-laws or equivalent organizational documents (whether by merger, consolidation or otherwise);

(b) issue, deliver, sell, transfer, lease, sublease, license, pledge, dispose of, grant or encumber, or authorize the issuance, delivery, sale, transfer, lease, sublease, license, pledge, disposition, grant or encumbrance of, (i) any shares of any Company Securities or Company Subsidiary Securities (including the grant of any equity or equity-based award in respect of Company Securities or Company Subsidiary Securities under the Stock Incentive Plan or otherwise), or (ii) any property or asset (whether real, personal or mixed, and including leasehold interests and intangible property) of the Company or any Company Subsidiary having a current value in excess of US$2,000,000 individually or US$10,000,000 in the aggregate with other property or assets, except solely in the case of  (ii) in the ordinary course of business and in a manner consistent with past practice or pursuant to the existing Contracts;
(c) (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its shares, or (ii) split, combine or reclassify any of its shares, other than dividends paid by a wholly-owned Company Subsidiary to its parent or another Company Subsidiary, or (iii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);
(d) reclassify, combine, split, subdivide or redeem or offer to redeem, or purchase, offer to purchase or otherwise acquire, directly or indirectly, any of its Company Securities (including Shares) or Company Subsidiary Securities, or any options, warrants, convertible securities or other rights exchangeable into or convertible or exercisable for any of its Company Securities (including Shares) or Company Subsidiary Securities;
(e) effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, reorganization or similar transaction involving the Company or any Company Subsidiary, or create any new Company Subsidiaries that qualify as “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act, other than the merger, consolidation, amalgamation or other combination of any wholly-owned Company Subsidiary with any other wholly-owned Company Subsidiary;
(f) (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, or make any capital contribution or investment in, any corporation, partnership, other business organization or any division thereof; (ii) acquire any material assets, other than purchases of inventory and other assets in the ordinary course of business or pursuant to any existing Contracts; (iii) incur, assume, alter, amend or modify any Indebtedness in excess of US$10,000,000 in the aggregate, or guarantee such Indebtedness, or issue any debt securities or make any loans or advances in excess of US$1,000,000 individually or US$10,000,000 in the aggregate, except solely in the case of  (iii) in the ordinary course of business and in a manner consistent with past practice; or (iv) authorize, or make any commitment with respect to, any single capital expenditure that is not budgeted in the Company’s current plan approved by the Company Board as of the date hereof which is in excess of US$1,000,000 or capital expenditures which are, in the aggregate, in excess of US$5,000,000 for the Company and the Company Subsidiaries taken as a whole, other than, in the case of this clause (iv), expenditures consistent with past practice necessary to maintain existing assets in good repair;
(g) make any changes with respect to any financial accounting policies, methods or procedures, except as required by changes in statutory or regulatory accounting rules, GAAP or applicable Laws and as agreed to by its independent public accountants;
(h) except in the ordinary course of business consistent with past practice, enter into, or materially amend, or modify or consent to the termination of any Material Contract or material lease for real property or any other Contract which was, or would have been a Material Contract if in effect on the date of this Agreement, or amend, waive, modify, release, assign or consent to the termination of the Company’s or any Company Subsidiary’s material rights thereunder;
(i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Company’s balance sheet as included in the Company SEC Reports, or incurred subsequent to such date in the ordinary course of business consistent with past practice;

(j) settle, or offer or propose to settle, (i) any Action, other than settlements (A) requiring the Company or any Company Subsidiary to pay monetary damages not exceeding US$2,000,000, and (B) not involving the admission of any wrongdoing by the Company or any Company Subsidiary; (ii) any stockholder Action against the Company or any of its officers or directors or (iii) any Action that relates to the Transactions;
(k) engage in the conduct of any new line of business material to the Company and the Company Subsidiaries, taken as a whole;
(l) make, revoke or change any material Tax election, materially amend any Tax Return or waive any statute of limitations with respect to any material Tax claim or assessment, enter into any material closing agreement with respect to Taxes, surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy with respect to material Taxes for an amount in excess of the amount reserved or provided therefor in the financial statements, change any annual accounting period, or materially change any method of Tax accounting or take any action outside the ordinary course of business that could reasonably be expected to result in the Company or any of the Company Subsidiaries being required to include a material item of income in, or exclude a material deduction from, a Tax Return for a period beginning after the Closing Date;
(m) except as required by the terms of any existing Company benefit or compensatory plan, agreement or arrangement, or in the ordinary course of business consistent with past practice, (i) increase or amend the compensation payable or benefits provided to any Company Personnel, or (ii) establish, adopt or amend any stock option, restricted stock or other benefit plan or arrangement; or
(n) agree, authorize or enter into any agreement to take any of the actions prohibited by this Section 6.01.
Section 6.02   Conduct of Business by Parent and Merger Sub Pending the Merger.   Each of Parent and Merger Sub agrees that, from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, it shall not, except as required by applicable Law or as expressly contemplated, required or permitted by any other provision of this Agreement: (a) in the case of Merger Sub, undertake any businesses or activities other than in connection with this Agreement and the Transactions, including the Merger and the Debt Financing; or (b) enter into any agreements with respect to, or consummate, any acquisitions, mergers, consolidations or business combinations which would be reasonably likely to, individually or in the aggregate, prevent or materially delay the consummation of the Transactions by Parent or Merger Sub.
Article VII
ADDITIONAL AGREEMENTS
Section 7.01   Proxy Statement and Schedule 13E-3.   As promptly as reasonably practicable following the date hereof  (and in any event within twenty-one (21) days after the date hereof), the Company, with the assistance of Parent and Merger Sub, shall prepare and cause to be filed with the SEC a proxy statement (such proxy statement, as amended or supplemented, being referred to herein as the “Proxy Statement”) and a Rule 13e-3 transaction statement on Schedule 13E-3 (such Schedule 13E-3, as amended or supplemented, being referred to herein as the “Schedule 13E-3”), in each case relating to the authorization and adoption by the Stockholders of this Agreement and the Transactions, including the Merger. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts so that the Proxy Statement and the Schedule 13E-3 will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company, with the assistance of, and after consultation with, Parent and Merger Sub, shall use its reasonable best efforts to (a) respond, as promptly as reasonably practicable, to any comments received from the staff of the SEC with respect to such filings of the Proxy Statement and the Schedule 13E-3, (b) prepare and file, as promptly as reasonably practicable, any amendments or supplements necessary to be filed in response to any such comments or as required by Law, (c) have cleared by the staff of the SEC the Proxy Statement and the Schedule 13E-3 and (d) to the extent required by applicable Law, as promptly as reasonably practicable, prepare, file and distribute to the Stockholders any supplement or amendment to the Proxy Statement or the Schedule 13E-3 if any event shall occur which requires such action at any time prior to the Stockholders’ Meeting. Each of the Company, Parent and Merger Sub shall promptly furnish all information concerning such party to the other parties as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement and the Schedule 13E-3. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff with respect to the Proxy Statement or the Schedule 13E-3 and of any requests by the SEC or its staff for any amendments or supplements to the Proxy Statement or the Schedule 13E-3 and shall promptly provide Parent with copies of all written correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Parent shall promptly provide the Company with copies of all written correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing or mailing of the Proxy Statement and the Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent a reasonable opportunity to review and comment on such document or response and (ii) consider in good faith all comments reasonably proposed by Parent and its Representatives. If at any time prior to the Stockholders’ Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers or directors is discovered by the Company, Merger Sub or Parent which should be set forth in an amendment or supplement to the Proxy Statement and/or the Schedule 13E-3 so that the Proxy Statement and/or the Schedule 13E-3 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Stockholders.
Section 7.02   Stockholders’ Meeting.
(a) The Company shall, as promptly as reasonably practicable (and, in the case of clauses (i) and (ii), in no event later than ten (10) Business Days) after the SEC confirms that it has no further comments on, or otherwise clears, the Schedule 13E-3 and the Proxy Statement, (i) establish a record date for a meeting of the Stockholders (such meeting or any adjournment or postponement thereof, the “Stockholders’ Meeting”) for the purpose of voting to approve and adopt this Agreement and the Transactions, including the Merger, in accordance with the DGCL, (ii) mail or cause to be mailed the definitive Proxy Statement, a copy of this Agreement or a summary thereof and a copy of Section 262 of the DGCL (relating to appraisal rights) to the Stockholders as of the record date established for the Stockholders’ Meeting; provided that the Company shall not be required to mail the Proxy Statement on or before the Go-Shop Period End Date, and (iii) duly convene and cause to occur the Stockholders’ Meeting; provided, that the Company may postpone or adjourn the Stockholders’ Meeting, (1) with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), (2) if at the time the Stockholders’ Meeting proceeds to business there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholders’ Meeting, or (3) to allow reasonable time for the filing and mailing of any supplemental or amended disclosure, which the Company Board has determined in good faith after consultation with outside counsel that is necessary under applicable Laws, and for such supplemental or amended disclosure to be disseminated and reviewed by the Stockholders prior to the Stockholders’ Meeting. Unless this Agreement has been terminated in accordance with its terms, this Agreement shall be submitted to the Stockholders at the Stockholders’ Meeting whether or not a Change in the Company Recommendation in response to an Intervening Event shall have occurred.
(b) Subject to Section 7.04(e), the Company Board shall (i) recommend to the Stockholders that they approve and adopt this Agreement, and shall include such recommendation in the Proxy Statement, and (ii) use its reasonable best efforts to (1) solicit from the Stockholders proxies in favor of the authorization, approval and adoption of this Agreement and the Transactions, including the Merger, and (2) take all other actions necessary or advisable to secure the Requisite Company Vote. Upon reasonable request of Parent, the Company shall use its reasonable best efforts to advise Parent on a current basis prior to the date of the Stockholders’ Meeting, as to the aggregate tally of proxies received by the Company with respect to the Requisite Company Vote.
(c) At the Stockholders’ Meeting, Parent shall vote, and shall cause its Affiliates to vote, or cause to be voted, all Shares held by it in favor of  (i) the approval and adoption of this Agreement and the Transactions, including the Merger, (ii) any matters necessary for the consummation of the Transactions and (iii) any adjournment or postponement of the Stockholders’ Meeting or other annual or special meeting of the Stockholders of the Company, however called, at which any of the above matters are to be considered (and any adjournment or postponement thereof) if the Company is entitled to postpone or adjourn such meeting pursuant to Section 7.02(a).
Section 7.03   Access to Information.
(a) From the date hereof until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with Article IX, and subject to applicable Laws, upon reasonable advance notice from Parent, the Company and the Company Subsidiaries shall (i) provide to Parent and its Representatives reasonable access during normal business hours to the offices, properties, books, records and personnel of such party, (ii) to the extent not publicly available, furnish to Parent and its Representatives such existing financial and operating data and other existing information as such persons may reasonably request, and (iii) instruct their employees, legal counsel, financial advisors, auditors and other Representatives to reasonably cooperate with Parent and its Representatives in their investigation in connection with the Transactions; provided, that neither the Company nor any Company Subsidiary shall be required to (1) take or allow actions that would unreasonably interfere with its operation of the business or (2) provide access to or furnish any information if doing so would violate any applicable Laws or where such access to information would reasonably be expected to involve the waiver of any privilege so long as the Company or such Company Subsidiary has taken all reasonable steps to permit inspection of or to disclose such information on a basis that does not compromise its privilege with respect thereto.
(b) All information obtained by the parties pursuant to this Section 7.03 shall be kept confidential in accordance with the Confidentiality Agreement and Section 10.11.
(c) No investigation pursuant to this Section 7.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.
Section 7.04   Competing Transactions.
(a) Notwithstanding anything to the contrary set forth in this Agreement, from the date hereof and continuing until 11:59 p.m. New York City time on the date which is thirty (30) days after the date hereof (the “Go-Shop Period End Date”), the Company and the Company Subsidiaries and their respective Representatives shall have the right, acting under the direction of the Special Committee, to directly or indirectly (i) initiate, solicit or encourage Competing Transactions (or inquiries, proposals or offers that could reasonably be expected to lead to a Competing Transaction), including by way of public disclosure and by way of providing access to non-public information to any person (each, a “Solicited Person”) pursuant to one (1) or more Acceptable Confidentiality Agreements entered into by such Solicited Person (it being understood that an Acceptable Confidentiality Agreement shall not include any provision granting such Person exclusive rights to negotiate with the Company or having the effect of prohibiting the Company from satisfying its obligations under this Agreement); provided, that the Company shall promptly provide to Parent any information concerning the Company or any Company Subsidiary that it has provided to any Solicited Person which was not previously provided to Parent; and (ii) enter into and maintain discussions or negotiations with respect to Competing Transactions (or inquiries, proposals or offers that could reasonably be expected to lead to a Competing Transaction) or otherwise cooperate with, assist or participate in, facilitate, or take any other action in connection with any such inquiries, proposals, discussions or negotiations. Within forty-eight (48) hours following the Go-Shop Period End Date, the Company shall notify Parent of the material terms and conditions of any proposal or offer regarding a Competing Transaction (including any amendments or modifications thereof) received from any Excluded Party (which shall include a copy of the proposal made by such Excluded Party (which copy may be redacted to omit the identity of such Excluded Party) and a summary of any financing material related thereto (if any)). Except as otherwise expressly provided in Section 7.04(c), the Company shall, and the Company shall cause the Company Subsidiaries and its and their Representatives to, (1) immediately cease any activities permitted by the first sentence of this Section 7.04(a), and any discussions with any person (other than Parent and any Excluded Party) that are ongoing as of the Go-Shop Period End Date and that relate to, or could reasonably be expected to lead to, a Competing Transaction, and (2) use its reasonable best efforts to promptly request each person (other than Parent and any Excluded Party) to return or destroy all information required to be returned or destroyed by such person under the terms of the applicable Acceptable Confidentiality Agreement. Except as set forth in Section 7.04(c), immediately after the Go-Shop Period End Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, the Company agrees that neither it nor any Company Subsidiary shall, nor shall the Company or any Company Subsidiary authorize or permit any of their respective Representatives to, directly or indirectly, (A) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or knowingly take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its Stockholders) that relates to, constitutes, or could reasonably be expected to lead to, any Competing Transaction, (B) enter into, maintain or continue discussions or negotiations with, or provide any nonpublic information to or otherwise knowingly assist or cooperate with, any person or entity in furtherance of such inquiries, proposals or offers or to obtain a proposal or offer for a Competing Transaction, (C) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or Contract or commitment contemplating or otherwise relating to any Competing Transaction, or (D) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.
(b) Following the Go-Shop Period End Date, the Company shall notify Parent in writing, as promptly as reasonably practicable (and in any event within forty-eight (48) hours after the Company has knowledge thereof), of any proposal or offer or any inquiry or contact with any person, regarding a Competing Transaction or that could reasonably be expected to lead to a Competing Transaction, specifying (i) the material terms and conditions thereof  (including material amendments or proposed material amendments), and (ii) whether the Company has any intention to provide confidential information to such person. The Company shall keep Parent informed on a reasonably current basis (and in any event within forty-eight (48) hours of the occurrence of any material changes, developments, discussions or negotiations) of the status and terms of any such proposal, offer, inquiry, contact or request and of any material changes in the status and terms of any such proposal, offer, inquiry, contact or request, including the material terms and conditions thereof. Without limiting the foregoing, the Company shall (1) promptly notify Parent in writing if it determines to initiate actions concerning a proposal, offer, inquiry, contact or request, in each case as permitted by this Section 7.04, and (2) provide Parent with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board or members of the Special Committee) of any meeting of the Company Board or the Special Committee at which the Company Board or the Special Committee, as applicable, is reasonably expected to consider any inquiry, proposal or offer relating to any Competing Transaction.
(c) Notwithstanding anything to the contrary in this Section 7.04, at any time after the Go-Shop Period End Date and prior to the receipt of the Requisite Company Vote, (i) following receipt by the Company of a written, bona fide inquiry, proposal or offer with respect to a Competing Transaction from any person (provided, that such proposal or offer shall not have been obtained in violation of Section 7.04(a) and the Company shall have complied with the requirements of this Section 7.04 with respect to such proposal or offer), the Company and its Representatives may contact such person solely in order to (1) clarify and understand the terms and conditions of such inquiry, proposal or offer so as to determine whether it constitutes or could reasonably be expected to result in a Superior Proposal and (2) notify such person of the restrictions of this Section 7.04; and (ii) the Company may furnish information to, and enter into discussions or negotiations with, a person who has made a written, bona fide proposal or offer regarding a Competing Transaction, if the Special Committee, which shall have full, sole and exclusive authority to make such a decision, has (A) determined in its good faith judgment (after consultation with its outside financial advisor and outside legal counsel) that such proposal or offer constitutes, or could reasonably be expected to result in, a Superior Proposal, (B) promptly provided written notice to Parent (in any event within forty-eight (48) hours) of its intent to furnish information or enter into discussions or negotiations with such person, and (C) obtained from such person an Acceptable Confidentiality Agreement (it being understood that an Acceptable Confidentiality Agreement shall not include any provision granting such Person exclusive rights to negotiate with the Company or having the effect of prohibiting the Company from satisfying its obligations under this Agreement); provided, that the Company shall promptly (and, in any event, within forty-eight (48) hours) make available to Parent any material information concerning the Company and the Company Subsidiaries that is provided to any such person and that was not previously made available to Parent or its Representatives. Notwithstanding the foregoing and for the avoidance of doubt, after the Go-Shop Period End Date, the Company and the

Company Subsidiaries and their respective Representatives may continue to take any of the actions described in this Section 7.04(c) with respect to any person or group of persons that has made (or, in the case of any group of persons, any one or more members of which has made, either individually or as a member of a group) a proposal or offer regarding a Competing Transaction on or before the Go-Shop Period End Date if the Special Committee determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that, as of the date of the Go-Shop Period End Date, such proposal or offer regarding a Competing Transaction constitutes, or is reasonably likely to lead to, a Superior Proposal (each such person or group of persons, an “Excluded Party”). Any Excluded Party shall cease to be an Excluded Party for all purposes of this Agreement immediately at such time as the offer or proposal with respect to a Competing Transaction made by such person is withdrawn, is terminated or expires, or the Special Committee determines in good faith, that such offer or proposal has ceased to constitute, or is no longer reasonably likely to lead to, a Superior Proposal.
(d) Except as set forth in Section 7.04(e) and Section 7.04(f), neither the Company Board nor the Special Committee shall (i) change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, or propose publicly to change, withhold, withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation, (ii) adopt, approve or recommend, or propose to adopt, approve or recommend, any Competing Transaction, (iii) fail to make the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement, (iv) fail to recommend against any Competing Transaction subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Competing Transaction, or (v) resolve or publicly announce its intention to do any of such actions under clauses (i) through (iv) (any of such actions under clauses (i) through (v) being referred to as a “Change in the Company Recommendation”) or (vi) authorize, approve or recommend, or cause or permit the Company or any of the Company Subsidiaries to enter into any letter of intent, acquisition agreement, merger agreement or other similar definitive agreement relating to any Competing Transaction (an “Alternative Acquisition Agreement”). It is agreed that any violation of the restrictions on the Company set forth in this Section 7.04 by any of the Company Subsidiaries of any of its or their respective Representatives shall be deemed to be a breach of this Section 7.04 by the Company.
(e) Notwithstanding anything to the contrary in Section 7.04(d), prior to the time of the Stockholders’ Meeting, if the Company has received a bona fide written offer or proposal regarding a Competing Transaction that the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after the Special Committee has consulted with its outside financial advisor and outside legal counsel), constitutes a Superior Proposal, the Company Board may, upon recommendation of the Special Committee (after the Special Committee has consulted with its outside financial advisor and outside legal counsel), make a Change in the Company Recommendation and/or authorize the Company to terminate this Agreement pursuant to Section 9.03(c); provided, that (i) the Company shall have complied with its obligations under this Section 7.04; (ii) the Company shall have (A) provided at least five (5) Business Days’ (the “Notice Period”) prior written notice to Parent advising Parent that the Company Board has received a Superior Proposal (which notice shall include a copy of the Superior Proposal, the identity of the person making such Superior Proposal and a summary of any financing materials related thereto (if any)) and indicating that the Company Board intends to effect a Change in the Company Recommendation and /or authorize the Company to terminate this Agreement pursuant to Section 9.03(c), and (B) during the Notice Period, if requested by Parent, negotiated with, and caused its Representatives to negotiate with, Parent and its Representatives in good faith to make such adjustments in the terms and conditions of this Agreement, so that such offer or proposal would cease to constitute a Superior Proposal; provided, that any material modifications to such Superior Proposal require a new written notice to Parent of the terms of such amended Superior Proposal from the Company and an additional Notice Period (which shall be a three (3) Business Day period rather than the five (5) Business Day period prescribed above in the event of modifications to a Superior Proposal as to which the Company has already delivered a notice to Parent pursuant to this Section 7.04(e) at least five (5) Business Days prior to delivery of such new notice); and (iii) following the end of the Notice Period (or any additional Notice Period, if applicable), the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after the Special Committee has consulted with its outside financial advisor and outside legal counsel), that such offer or proposal continues to constitute a Superior Proposal.

(f) Notwithstanding anything to the contrary in Section 7.04(d), prior to the time of the Stockholders’ Meeting, if the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after the Special Committee has consulted with its outside financial advisor and outside legal counsel), that an Intervening Event has occurred and is continuing and that failure to effect a Change in the Company Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, the Company Board may, upon recommendation of the Special Committee (after the Special Committee has consulted with its outside legal counsel), make a Change in the Company Recommendation in response to such Intervening Event; provided, that (i) the Company shall have (A) provided at least five (5) Business Days’ prior written notice to Parent advising Parent that an Intervening Event has occurred and is continuing (which notice shall include the circumstances of such Intervening Event in reasonable detail) and indicating that the Company Board intends to effect a Change in the Company Recommendation in response to such Intervening Event, and (B) during such five (5) Business Day period, if requested by Parent, negotiated with, and caused its Representatives to negotiate with, Parent and its Representatives in good faith to make such adjustments in the terms and conditions of this Agreement, so that the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after the Special Committee has consulted with its outside legal counsel), that it would no longer be inconsistent with the Company Board’s fiduciary duties not to effect a Change in the Company Recommendation; and (ii) following the end of such five (5) Business Day period, the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after the Special Committee has consulted with its outside legal counsel), that failure to effect a Change in the Company Recommendation in response to such Intervening Event would continue to be reasonably expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law.
(g) Nothing contained in this Section 7.04 shall be deemed to prohibit the Company from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking or disclosing to the Stockholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to Stockholders to comply with applicable Law; provided, that subject to Section 7.04(d) and Section 7.04(e), the Company Board shall expressly reaffirm the Company Recommendation in such disclosure.
(h) An “Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.
(i) A “Competing Transaction” means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, scheme of arrangement, amalgamation, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Company Subsidiary whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company or to which 20% or more of the total revenue, operating income or EBITDA of the Company are attributable; (ii) any sale, lease, exchange, transfer or other disposition of assets or businesses of the Company and the Company Subsidiaries that constitute or represent 20% or more of the total revenue, operating income, EBITDA or assets of the Company and the Company Subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 10% or more of any class of equity securities of the Company; or (iv) any general offer, tender offer or exchange offer that, if consummated, would result in any person beneficially owning 10% or more of any class of equity securities of the Company; or any combination of the foregoing. For purposes of this definition, revenue, operating income and EBITDA of the Company shall be determined on a consolidated basis for the prior 12-month period preceding the date of determination and shall be determined in accordance with GAAP (or, in the case of EBITDA, in a manner consistent with the Company’s past accounting practices and, with respect to the components of EBITDA that are customarily GAAP items, in any case in accordance with GAAP).
(j) A “Superior Proposal” means a written, bona fide offer made by a person with respect to a Competing Transaction that the Company Board determines, in its good faith judgment upon the recommendation of the Special Committee (after (i) consultation with its outside financial advisor and outside legal counsel and (ii) taking into consideration all terms and conditions relating to such offer, including all legal, financial, regulatory and other aspects of such offer, including the likelihood and timing of consummation thereof, and any revisions to this Agreement made or proposed in writing by Parent pursuant to Section 7.04(e) prior to the time of determination and the identity of the person or group making the offer), to be more favorable to the Company and the Stockholders from a financial point of view (other than the holders of the Excluded Shares) than the Merger. For purposes of the definition of “Superior Proposal,” each reference to “10%” or “20%”, as the case may be, in the definition of “Competing Transaction” shall be replaced with “50%.”
(k) An “Intervening Event” means any material event, development, condition, occurrence or change that (i) was not known by the Company Board as of or prior to the date of this Agreement and (ii) does not involve or relate to an offer or proposal regarding any Competing Transaction.
Section 7.05   Directors’ and Officers’ Indemnification and Insurance.
(a) The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, advances of expenses and indemnification than are set forth in the certificate of incorporation and by-laws of the Company as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were former or present directors or officers of the Company, unless such modification shall be required by applicable Laws. The indemnification, advancement of expenses and exculpation provisions of the indemnification agreements by and among the Company and its directors as in effect on the date hereof shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the current or former directors or officers of the Company.
(b) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect for six (6) years from the Effective Time the current directors’ and officers’ liability insurance policies maintained by the Company or the Company Subsidiaries with respect to matters occurring or allegedly occurring at or prior to the Effective Time, including acts or omissions occurring in connection with this Agreement and the consummation of the Transactions (the parties covered thereby, the “Indemnified Parties”), on terms and subject to conditions no less favorable than those in effect on the date hereof and with reputable carriers having a rating comparable to the current carrier; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are no less favorable than the current policy; provided, further, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.05(b) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance (and in such case shall purchase as much of such coverage as possible for such amount). In lieu of the foregoing policies, the Company or the Surviving Corporation may, at its option, purchase a six (6)-year “tail” prepaid policy on terms and subject to conditions no less advantageous to the Indemnified Parties than the existing directors’ and officers’ liability insurance maintained by the Company as of the date hereof; provided, that the cost of such “tail” policy shall not exceed 300% of current annual premiums paid by the Company for such insurance. To the extent such “tail” prepaid policies have been obtained, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations of Parent or Surviving Corporation under this Section 7.05(b) shall terminate.
(c) Subject to the terms and conditions of this Section 7.05, from and after the Effective Time, the Surviving Corporation shall comply with all of its obligations, and shall cause the Company Subsidiaries to comply with their respective obligations, to indemnify and hold harmless (including any obligations to advance funds for expenses) the present and former officers and directors thereof against any and all costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities, obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs), fines and amounts paid in settlement in connection with any actual or threatened claim, action, suit, arbitration, proceeding or investigation (“Indemnity Proceeding”), whether civil, criminal, administrative or investigative, and whether initiated by the Company, the Surviving Corporation, any Governmental Authority or any other party (“Damages”), based in whole or in part on, arising out of, relating to or in connection with, (i) the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary, (ii) any acts or omissions occurring or alleged to have occurred prior to or at the Effective Time, to the extent provided to each such person under the Company’s or such Company Subsidiaries’ organizational and governing documents or agreements in effect on the date hereof and to the fullest extent as permitted by the DGCL or any other applicable Law, including the approval of this Agreement, the Merger or the other Transactions or arising out of or pertaining to the Transactions, or (iii) any acts or omissions in such persons’ official capacity as an officer, director or other fiduciary in the Company or any Company Subsidiary if such service was at the request or for the benefit of the Company or any Company Subsidiary; provided, that, in each case of clauses of  (i) through (iii), that such indemnification shall be subject to any limitation imposed from time to time under applicable Law; provided, further, that, in each case of clauses of  (i) through (iii), if required by any applicable Law, such person shall have provided the Surviving Corporation with a written undertaking to repay any and all amounts advanced if it shall ultimately be determined that he or she is not entitled to indemnification under or pursuant to this Section 7.05(c). In any event any Indemnity Proceeding is brought against a person entitled to indemnity under this Section 7.05, due notice thereof shall be given to the Surviving Corporation and the person seeking indemnification and the Surviving Corporation (or applicable Company Subsidiary) shall each use its commercially reasonable efforts to cooperate in the defense of such Indemnity Proceeding; provided, that the Surviving Corporation shall control such defense and the person seeking indemnification shall not settle or compromise, or offer to settle or compromise, such Indemnity Proceeding; provided, further, that neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in such Indemnity Proceeding without the prior written consent of such person (which shall not be unreasonably withheld, delayed or conditioned) to the extent the terms of the proposed settlement, compromise or judgment involve any non-monetary relief from such person.
(d) The obligations of Parent and the Surviving Corporation and the Company Subsidiaries under this Section 7.05 shall not be terminated or modified by such parties in a manner so as to adversely affect any Indemnified Party without the consent of such affected Indemnified Party. If Parent or the Surviving Corporation or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to and assume, and shall be able to perform, all of the applicable obligations set forth in this Section 7.05. In addition, if upon or following any merger, consolidation or sale of assets, Parent, the Surviving Corporation or any of their respective successors or assigns is or becomes a direct or indirect Subsidiary of another person, proper provision shall be made so that their respective successors or assigns, as the case may be, shall assume the obligations set forth in this Section 7.05.
Section 7.06   Notification of Certain Matters.   Each of the Company and Parent shall promptly notify the other in writing of:
(a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions;
(b) any notice or other communication from any Governmental Authority in connection with the Transactions;
(c) any Actions commenced or, to the knowledge of the Company or Parent, as the case may be, threatened in writing against the Company or any Company Subsidiary or Parent and any of its Affiliates, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed by such person pursuant to any of such person’s representations and warranties contained herein, or that relate to the Transactions, including such person’s ability to consummate the Transactions; and
(d) any breach of any representation or warranty or failure to perform any covenant or agreement on the part of such person set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 not to be satisfied;
together, in each case, with a copy of any such notice, communication or Action; provided, that the delivery of any notice pursuant to this Section 7.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 7.07   Financing.
(a) Subject to the terms and conditions of this Agreement, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange and obtain the Debt Financing on the terms and subject to the conditions described in the Debt Commitment Letter and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under the Debt Commitment Letter; provided, that Parent and Merger Sub may amend or modify the Debt Commitment Letter and/or elect to replace all or any portion of the Debt Financing with alternative debt and/or equity financing (the “Alternative Financing”), in each case so long as (i) the aggregate proceeds of the Debt Financing (as amended or modified) and/or any Alternative Financing will be sufficient for Merger Sub and the Surviving Corporation to pay (1) the aggregate Merger Consideration and (2) any other amounts required to be paid in connection with the consummation of the Transactions upon the terms and subject to the conditions contemplated hereby and all related fees and expenses associated therewith, and (ii) the amendment or modification or the Alternative Financing does not impose new or additional conditions or otherwise expands, amends or modifies the existing conditions, in each case would not or would not reasonably be expected to (1) prevent or materially delay the consummation of the Transactions or (2) materially adversely impact the ability of Parent or Merger Sub to enforce their respective rights against the other parties to the Debt Commitment Letter. Parent shall promptly deliver to the Company copies of any such amendment, modification or replacement. In addition, Parent and Merger Sub shall use their respective reasonable best efforts to (A) subject to its rights under the first sentence of this Section 7.07(a), maintain in full force and effect the Debt Commitment Letter, (B) negotiate definitive agreements with respect to the Debt Financing on the terms and subject to the conditions contained in the Debt Commitment Letter, (C) satisfy on a timely basis all conditions in the Debt Commitment Letter that are within its control and otherwise comply with its obligations thereunder, (D) consummate the Debt Financing at or prior to the Effective Time and (E) enforce its rights under the Debt Commitment Letter. For purposes of this Section 7.07, references to “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter as permitted to be replaced, amended or supplemented by this Section 7.07(a), and references to “Debt Commitment Letter” shall include such documents as permitted to be replaced, amended or supplemented by this Section 7.07(a).
(b) Without limiting the generality of Section 7.07(a), Parent shall give the Company prompt notice: (i) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to the Debt Commitment Letter, which would be reasonably likely to result in any condition of the Debt Commitment Letter not to be satisfied to the effect that the Debt Financing shall cease to be available or the termination of the Debt Commitment Letter, of which Parent or Merger Sub becomes aware; (ii) of the receipt of any written notice or other written communication from any party to the Debt Commitment Letter with respect to any alleged or threatened breach, default, termination or repudiation by any party to the Debt Commitment Letter which could result in any condition of the Debt Commitment Letter not to be satisfied to the effect that the Debt Financing shall cease to be available or the termination of the Debt Commitment Letter; and (iii) if Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Commitment Letter. In the event any portion of the Debt Financing becomes unavailable on the terms and subject to the conditions contemplated in the Debt Commitment Letter, (1) Parent shall promptly notify the Company, and (2) Parent shall use its reasonable best efforts to arrange to obtain the Alternative Financing in an amount sufficient to consummate the Transactions, including the Merger, as promptly as possible.
(c) The Company agrees to use reasonable best efforts to provide, and shall cause each Company Subsidiary and each of their respective Representatives to use reasonable best efforts to provide, to Parent and Merger Sub all reasonable cooperation as may be requested by Parent or its Representatives that is customary in connection with the Debt Financing and any Alternative Financing, including, without limitation, (i) participating in a reasonable number of meetings, presentations, due diligence sessions, road shows, sessions with rating agencies and other meetings, including arranging for reasonable direct contact between the Representatives of the Company with the Representatives of Parent and Merger Sub and their Debt Financing and/or Alternative Financing sources, (ii) assisting in the preparation of offering memoranda, private placement memoranda, bank information memoranda (including a public side version which does not contain non-publicly available information), prospectuses, rating agency presentations and similar documents reasonably requested by Parent and Merger Sub or their Representatives in connection with the Debt Financing and/or Alternative Financing, (iii) causing the Company’s independent accountants to provide assistance and cooperation to Parent and its Representatives, including participating in drafting sessions and accounting due diligence sessions, assisting in the preparation of any pro forma financial statements, providing consent to Parent to use audit reports relating to the Company and the Company Subsidiaries and providing any necessary “comfort letters,” (iv) furnishing Parent and Merger Sub and their Debt Financing and/or Alternative Financing sources with financial and other pertinent information regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent, Merger Sub and their Debt Financing and/or Alternative Financing sources, including, without limitation, all financial statements and financial and non-financial information regarding the Company and the Company Subsidiaries of the type and form customary for the placement, arrangement and/or syndication of loans or distribution of debt contemplated by (or otherwise required as a condition to funding under) the Debt Financing, (v) assisting in the negotiation of, and executing and delivery of, the definitive financing documents, including pledge and security documents, certificates, management representation letters or other documents, to the extent reasonably requested by Parent and otherwise reasonably facilitating the pledging of collateral, (vi) providing reasonable access by Parent and any Debt Financing or Alternative Financing sources, and their respective officers, employees, consultants and advisors (including legal, valuation, and accounting advisors) to the books and records, properties, officers, directors, agents and other Representatives of the Company and each of the Company Subsidiaries, (vii) taking all reasonable actions necessary to (1) permit the prospective lenders involved in the Debt Financing or Alternative Financing to evaluate the Company’s assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements and (2) establish bank and other accounts and blocked account Contracts and lock box arrangements in connection with the foregoing, and (viii) furnishing Parent, Merger Sub and their Representatives with documentation as may be reasonably required with respect to the Debt Financing and/or any Alternative Financing under applicable “know your customer” and anti-money laundering rules and regulations; provided, that (A) none of the Company or any Company Subsidiary shall be required to become subject to any obligations or liabilities with respect to any definitive Financing documents, including pledge and security documents prior to the Closing, and none of the Company or any Company Subsidiary shall be required to take any action that is not contingent upon the Closing or that would be effective prior to the Effective Time, (B) nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business and operations of the Company or any Company Subsidiary and (C) none of the Company or any Company Subsidiary shall be required to issue any offering or information document prior to the Effective Time. None of the Company or any Company Subsidiary shall be required to take any action that would subject it to actual or potential liability that will not be indemnified by Parent hereunder, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment (other than reasonable out-of-pocket costs) or incur any other liability or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time. Parent shall, promptly upon request by the Company, reimburse the Company for all out of pocket costs and expenses incurred by the Company or any Company Subsidiary in connection with its cooperation as contemplated by this Section 7.07 and shall indemnify and hold harmless the Company and the Company Subsidiaries from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing or any Alternative Financing and any information utilized in connection therewith except with respect to any information provided by the Company or any Company Subsidiary or the willful misconduct of the Company or any Company Subsidiary.
Section 7.08   Further Action; Reasonable Best Efforts.
(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, with each relevant Governmental Authority with jurisdiction over enforcement of any applicable antitrust or competition Laws with respect to the Transactions, and coordinate and cooperate fully with the other parties in exchanging such information and providing such assistance as the other parties may reasonably request in connection therewith (including, without limitation, (1) notifying the other parties promptly of any communication (whether verbal or written) it or any of its Affiliates receives from any Governmental

Authority in connection with such filings or submissions, (2) permitting the other parties to review in advance, and consulting with the other parties on, any proposed filing, submission or communication (whether verbal or written) by such party to any Governmental Authority, and (3) giving the other parties the opportunity to attend and participate at any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry); and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions; provided, that the parties hereto understand and agree that the reasonable best efforts of any party hereto shall not be deemed to include (A) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby or (B) divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or the Surviving Corporation’s Subsidiaries or any of their respective Affiliates’ business, assets or properties; provided, further, that nothing herein shall require the Company or any Company Subsidiary to take any such action that is not contingent upon the Closing or that would be effective prior to the Effective Time. In furtherance of the foregoing, the Company and Parent shall cooperate to mutually agree on the strategy and process by which the parties will seek the requisite regulatory approvals and shall both participate, to the extent practical, in all meetings and communications with any Governmental Authority, including by determining the appropriate timing of any such meeting or communications (including the timing of the submission of any filing with, or the response to any request by, a Governmental Authority or any action to be taken pursuant to this Section 7.08(a)).
(b) Each party hereto shall, upon request by any other party, furnish such other party with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3, or any other statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective Affiliates to any third party and/or any Governmental Authority in connection with the Merger and the other Transactions.
Section 7.09   Obligations of Merger Sub.   Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.
Section 7.10   Participation in Litigation.   Prior to the Effective Time, (a) the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any Actions commenced or, to the knowledge of such party, threatened against such party and/or its directors which relate to this Agreement or the Transactions, and (b) the Company shall give Parent the opportunity to participate in the defense or settlement of any Actions of Stockholders (on their own behalf or on behalf of the Company) against the Company and/or its directors or Representatives relating to this Agreement or the Transactions at its own expense, and no such Action shall be settled or compromised without Parent’s prior written consent, which consent should not be unreasonably withheld, conditioned or delayed.
Section 7.11   Resignations.   To the extent requested by Parent in writing at least three (3) Business Days prior to the Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company and the Company Subsidiaries designated by Parent.
Section 7.12   Public Announcements.   The initial press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Parent. Thereafter, Parent and the Company shall use reasonable best efforts to consult with each other before issuing any press release, having any communication with the press, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions and shall not issue or make any public statement or public disclosure regarding this Agreement or the Transactions without the prior written consent of the other party, except that (a) in respect of any such press release, communication, other public statement, press conference or conference call (i) as may be required by applicable Laws or by obligations pursuant to any listing agreement with or rules of any national securities exchange or national market system, no such consent shall be required, or

(ii) with respect to a Change in the Company Recommendation, Competing Transaction, Superior Proposal or any action taken by the Company, the Company Board or the Special Committee, in each case under this clause (ii), to the extent permitted under Section 7.04, no such consent or consultation shall be required, and (b) each party may make public statements that are substantially similar with prior press releases or other public statements or public disclosures made in compliance with this Section 7.12.
Section 7.13   Stock Exchange Delisting.   Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Laws and rules and policies of the SEC or NASDAQ to cause the delisting of the Shares from the NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.
Section 7.14   Takeover Statutes.   If any takeover statute, including Section 203 of the DGCL, is or may become applicable to the Merger or any of the Transactions after the date hereof, each of Parent, the board of directors of Parent, the Company and the Company Board shall use its respective commercially reasonable efforts to grant such approvals and take such actions as are reasonably necessary so that such Transaction may be consummated as promptly as practicable on the terms and subject to the conditions contemplated by this Agreement and otherwise act to eliminate or minimize, to the extent possible, the effects of such statute or regulation on such Transaction.
Section 7.15   Rule 16b-3.   Prior to the Effective Time, the Company shall take all actions reasonably necessary or appropriate to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) in connection with the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.16   Expenses.   Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other Transactions shall be paid by the party incurring such expense.
Section 7.17   Management.   In no event shall Parent or Merger Sub or any of their respective Affiliates, enter into or seek to enter into any arrangements that are effective prior to the Closing with any member of the Company’s management or any other Company employee that contain any terms that prohibit or restrict such member of management or such employee from discussing, negotiating or entering into any arrangements with any third party in connection with a Competing Transaction (it being understood that this Section 7.17 shall not limit in any manner the Company’s obligations under Section 7.04).
Section 7.18   Actions Taken at Direction of Parent or CEO.   Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder, including Article VI and Article VII, if the alleged breach is the direct and foreseeable result of action or inaction taken by the Company at, and in accordance with, the written approval or direction of Parent, Merger Sub, any director or officer of Parent or Merger Sub and Mr. Zhang after the date hereof without the approval by or direction from the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee.
Section 7.19   Restrictions on Transfer.   Except as otherwise contemplated under this Agreement or the Note Purchase Agreement, Parent hereby agrees that, during the period commencing on the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent shall not, directly or indirectly, (a) tender any Company Securities into any tender or exchange offer, (b) offer for sale, sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of  (by merger, testamentary disposition, operation of law or otherwise) (collectively, “Transfer”), or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any Company Securities or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any Company Securities, (c) deposit any Company Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (d) convert or exchange, or take any action which would result in the conversion or exchange of, any Company Securities, or (e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a), (b), (c) or (d). Any purported Transfer in violation of this Section 7.19 shall be null and void.
Article VIII
CONDITIONS TO THE MERGER
Section 8.01   Conditions to the Obligations of Each Party.   The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following conditions:
(a) Stockholder Approval.   The Requisite Company Vote shall have been obtained.
(b) No Injunction.   No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law which is then in effect (whether temporary, preliminary or permanent) and has the effect of enjoining, restraining, prohibiting or otherwise making the consummation of the Transactions illegal (an “Injunction”).
Section 8.02   Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:
(a) Representations and Warranties.   (i) Other than the representations and warranties of the Company contained in Section 4.03, Section 4.04, Section 4.09(b) and Section 4.19, the representations and warranties of the Company contained in this Agreement (disregarding for this purpose any limitation or qualification of  “materiality” or “Company Material Adverse Effect”) shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; and (ii) the representations and warranties set forth in Section 4.03, Section 4.04, Section 4.09(b) and Section 4.19 shall be true and correct in all respects (except, solely with respect to Section 4.03, for de minimis inaccuracies) as of the date hereof and as of the Closing Date, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).
(b) Agreements and Covenants.   The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.
(c) Officer Certificate.   The Company shall have delivered to Parent a certificate, dated as of the Closing Date, signed by a senior executive officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).
(d) Material Adverse Effect.   No Company Material Adverse Effect shall have arisen or occurred following the date of this Agreement that is continuing.
Section 8.03   Conditions to the Obligations of the Company.   The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:
(a) Representations and Warranties.   The representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding for this purpose any limitation or qualification of  “materiality”) shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except to the extent such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the Transactions by Parent and Merger Sub.

(b) Agreements and Covenants.   Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.
(c) Officer Certificate.   Parent and Merger Sub shall have delivered to the Company certificates, dated as of the Closing Date, signed by a director of each of Parent and Merger Sub, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).
Section 8.04   Frustration of Closing Conditions.   None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s failure to comply with this Agreement.
Article IX
TERMINATION
Section 9.01   Termination by Mutual Consent.   This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of Parent and the Company with the approval of their respective boards of directors (in the case of the Company, acting upon the recommendation of the Special Committee).
Section 9.02   Termination by Either the Company or Parent.   This Agreement may be terminated and the Merger and the other Transactions may be abandoned by either the Company (acting upon the recommendation of the Special Committee) or Parent at any time prior to the Effective Time, if:
(a) the Merger shall not have been consummated on or before November 17, 2017 (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 9.02(a) shall not be available to any party whose breach of, or failure to fulfill, any of its obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure to consummate the Merger by the Termination Date;
(b) any Governmental Authority having competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Injunction which shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 9.02(b) shall not be available to any party whose breach of, or failure to fulfill, any of its obligations under this Agreement has been the primary cause of, or primarily resulted in the enactment, issuance, promulgation, enforcement or entry of an Injunction by any Governmental Authority; or
(c) the Requisite Company Vote shall not have been obtained at the Stockholders’ Meeting duly convened therefor and concluded or at any adjournment or postponement thereof.
Section 9.03   Termination by the Company.   This Agreement may be terminated and the Merger and the other Transactions may be abandoned by the Company (acting upon the recommendation of the Special Committee), if:
(a) a breach or failure of any representation, warranty or covenant of Parent or Merger Sub set forth in this Agreement, shall have occurred, which breach or failure has given rise to or would give rise to the failure of a condition set forth in Section 8.01 or Section 8.03 and as a result of such breach or failure, such condition would not be capable of being satisfied prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) Business Days of the receipt by Parent or Merger Sub of written notice of such breach or failure from the Company (which notice shall specify in reasonable detail the nature of such breach or failure) stating the Company’s intention to terminate this Agreement pursuant to this Section 9.03(a); provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 9.03(a) if it is then in material breach of this Agreement that would result in any conditions to Closing set forth in Section 8.01 or Section 8.02 not being satisfied;
(b) (i) all the conditions set forth in Section 8.01 and Section 8.02 (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied as if such time were the Closing) have been satisfied, (ii) the Company has irrevocably confirmed by written notice to Parent that (1) all the conditions set forth in Section 8.03 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but each of which was at the time of termination capable of being satisfied as if such time were the Closing) or that the Company is willing to waive any unsatisfied conditions in Section 8.03, (2) the Company is ready, willing and able to consummate the Closing and (3) the Company will terminate this Agreement if Parent and Merger Sub fail to consummate the Closing within the time period specified in clause (iii) below, and (iii) Parent and Merger Sub fail to consummate the Closing within seven (7) Business Days following the date on which the Closing should have occurred pursuant to Section 2.02; or
(c) prior to the receipt of the Requisite Company Vote, (i) the Company Board (upon recommendation of the Special Committee) has effected a Change in the Company Recommendation and authorized the Company to terminate this Agreement pursuant to Section 7.04(e), and (ii) concurrently with such termination the Company pays to Parent in immediately available funds the Company Termination Fee required to be paid pursuant to Section 9.06(a).
Section 9.04   Termination by Parent.   This Agreement may be terminated and the Merger and the other Transactions may be abandoned by Parent, if:
(a) a breach or failure of any representation, warranty or covenant of the Company set forth in this Agreement shall have occurred, which breach or failure would give rise to the failure of a condition set forth in Section 8.01 or Section 8.02 and as a result of such breach or failure, such condition would not be capable of being satisfied prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) Business Days of the receipt by the Company of written notice of such breach or failure from Parent (which notice shall specify in reasonable detail the nature of such breach or failure) stating Parent’s intention to terminate this Agreement pursuant to this Section 9.04(a); provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 9.04(a) if it is in material breach of this Agreement that would result in any conditions to Closing set forth in Section 8.01 or Section 8.03 not being satisfied; or
(b) (i) the Company Board or the Special Committee shall have (1) effected and not withdrawn a Change in the Company Recommendation, (2) failed to include the Company Recommendation in the Proxy Statement, or (3) authorized, approved or recommended, or caused or permitted the Company or any of the Company Subsidiaries to enter into any Alternative Acquisition Agreement, or (ii) the Company shall have committed, authorized or permitted a willful and material breach of Section 7.04 and such breach, if capable of being cured, shall not have been cured within five (5) Business Days of the receipt by the Company of written notice of such breach from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 9.04(b); provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 9.04(b)(ii) if it is in material breach of this Agreement that would result in any conditions to Closing set forth in Section 8.01 or Section 8.03 not being satisfied.
Section 9.05   Effect of Termination.   The party terminating this Agreement pursuant to Section 9.03 or Section 9.04, as the case may be, shall give written notice of such termination to the other party in accordance with this Agreement specifying the provision or provisions hereof pursuant to which such termination is being effected. In the event of the termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto; provided, however, that (a) the terms of Article IX and Article X shall survive any termination of this Agreement and (b) subject to Section 9.07, no party shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement prior to such termination.
Section 9.06   Fees Following Termination.
(a) The Company will pay, or cause to be paid, to Parent an amount equal to US$3,130,000 in immediately available funds (the “Company Termination Fee”) if this Agreement is terminated: (i) by Parent pursuant to Section 9.04(b), (ii) by the Company pursuant to Section 9.03(c), or (iii) by the Company or Parent pursuant to Section 9.02(a) without the Requisite Company Vote having been obtained, or Section 9.02(c) if in the case of this clause (iii), at the time of such termination, a bona fide proposal or offer relating to a Competing Transaction shall have been made known to the Company, or shall have been publicly announced or publicly made known, and not publicly and unconditionally withdrawn prior to the earlier of the termination of this Agreement or five (5) Business Days prior to the

Stockholders’ Meeting, and within twelve (12) months after such termination the Company or any Company Subsidiary enters into a definitive agreement in connection with any Competing Transaction that was later consummated or consummates a Competing Transaction, whether or not it was the same Competing Transaction (provided, that for purposes of this Section 9.06(a), all references to “10%” or “20%”, as the case may be, in the definition of  “Competing Transaction” shall be deemed to be references to “50%”). Such payment shall be made, in the case of termination pursuant to clause (i) above, as promptly as possible (but in any event no later than two (2) Business Days) after the date of such termination, in the case of termination pursuant to clause (ii) above, at or prior to the time of such termination, and, in the case of termination pursuant to clause (iii) above, no later than two (2) Business Days following the consummation of the Competing Transaction mentioned in clause (iii) above. Notwithstanding the foregoing, in the event this Agreement is terminated by the Company pursuant to Section 9.03(c) or by Parent pursuant to Section 9.04(b), in each case in connection with an offer or proposal in connection with a Competing Transaction received by the Company on or before the Go-Shop Period End Date, the “Company Termination Fee” shall mean a fee in the amount of US$2,500,000. In no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion.
(b) Parent will pay, or cause to be paid, to the Company an amount equal to US$6,260,000 in immediately available funds (the “Parent Termination Fee”) if this Agreement is terminated by the Company pursuant to Section 9.03(a) or Section 9.03(b), such payment to be made as promptly as possible (but in any event within two (2) Business Days) following such termination. In no event shall Parent be required to pay the Parent Termination Fee on more than one (1) occasion.
(c) In the event that the Company fails to pay the Company Termination Fee, or Parent fails to pay the Parent Termination Fee, when due in accordance with the requirements of this Agreement, and in order to obtain the payment, the Company or Parent, as the case may be, commences an Action which results in a judgment against the other party for such payment, such paying party shall reimburse the other party for all reasonable and documented costs and expenses actually incurred or accrued by such other party (including, without limitation, fees and expenses of counsel) in connection with such Action, together with interest on such unpaid Company Termination Fee or Parent Termination Fee, as the case may be, commencing on the date that the Company Termination Fee or Parent Termination Fee, as the case may be, became due, at a rate equal to prime rate established by the Wall Street Journal Table of Money Rates on such date plus 1.00%. Such collection expenses shall not otherwise diminish in any way the payment obligations hereunder.
(d) Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 9.06 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 9.06(a) or Section 9.06(b) are not a penalty but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, and (iii) without the agreements contained in this Section 9.06, the parties hereto would not have entered into this Agreement.
Section 9.07   Limitations on Liability.
(a) Notwithstanding anything to the contrary in this Agreement, subject to Section 10.06, other than with respect to the Company’s claims for any indemnification under and reimbursement of costs and expenses pursuant to Section 7.07(c), the Company’s right to receive from Parent the Parent Termination Fee pursuant to Section 9.06(b) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company, the Company Subsidiaries, the direct or indirect stockholders of the Company or any other person, or any of their respective Affiliates or Representatives (collectively, the “Company Group”) against (i) Parent, Merger Sub or the Guarantors, (ii) the former, current and future holders of any equity, partnership or limited liability company interest in, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, Representatives, members, managers, general or limited partners, shareholder or, assignees of, Parent, Merger Sub or any Guarantor, (iii) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent, Merger Sub or any Guarantor, or (iv) any holders or future holders of any equity, share, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, Representatives, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (all persons described in clauses (i) to (iv), collectively, the “Parent Group”), for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement hereunder, any failure to perform hereunder or other failure of the Transactions to be consummated (in each case whether willfully, intentionally, unintentionally or otherwise).
(b) Notwithstanding anything to the contrary in this Agreement but subject to Section 10.06, in the event that the Company Termination Fee is paid or payable pursuant to Section 9.06(a), Parent’s right to receive from the Company the Company Termination Fee pursuant to Section 9.06(a) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of any member of the Parent Group against the Company Group for any loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement hereunder, any failure to perform hereunder or other failure of the Transactions to be consummated (in each case whether willfully, intentionally, unintentionally or otherwise).
(c) For the avoidance of doubt and subject to Section 9.07, (i) neither Parent nor any member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions (including the Debt Commitment Letters) other than (1) the payment by Parent or Merger Sub of the Parent Termination Fee pursuant to Section 9.06(b) and (2) the reimbursement by Parent or Merger Sub of costs and expenses pursuant to Section 7.07(c), and in no event shall any of the Company, the Company Subsidiaries, or any other member of the Company Group seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the Transactions (including the Debt Commitment Letter), other than (without duplication) from Parent or Merger Sub to the extent provided in Section 7.07(c) and Section 9.06(b) and (ii) neither the Company nor any member of the Company Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions other than the payment of the Company Termination Fee pursuant to Section 9.06(a), and in no event shall any of Parent, Merger Sub or any other member of the Parent Group seek, or permit to be sought, on behalf of any member of the Parent Group, any monetary damages from any member of the Company Group in connection with this Agreement or any of the Transactions, other than (without duplication) from the Company to the extent provided in Section 9.06(a).
(d) The provisions of this Section 9.07 are intended to be for the benefit of, and shall be enforceable by, each member of the Parent Group and the Company Group, as applicable.
Article X
GENERAL PROVISIONS
Section 10.01   Non-Survival of Representations, Warranties and Agreements.   The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time, except for those covenants and agreements (a) set forth in Article II and Article III, Section 7.05 and Section 7.12, Article IX and this Article X and (b) that by their terms are to be performed in whole or in part after the Effective Time.
Section 10.02   Notices.   All notices and other communications hereunder shall be in writing (in the English language) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

(i) if to the Company:
Synutra International, Inc.
2275 Research Blvd., Suite 500
Rockville, MD 20850, U.S.A.
Attention:	Clare Cai
Email:	ncai@synutra.com
with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
45th Floor, Fortune Financial Center, 5 Dong San Huan Zhong Lu
Chaoyang District, Beijing 100022, China
Attention:	Ling Huang, Esq. and Denise Shiu, Esq.
Facsimile:	+86 10 5879 3902
Email:	lhuang@cgsh.com; dshiu@cgsh.com
(ii) if to Parent or Merger Sub:
Beams Power Investment Limited
103 Dong Lu Yuan,
Tongzhou District, Beijing 101101, China
Attention:	Liang Zhang and Xiuqing Meng
Facsimile:	+86 10 8959 3706
Email:	sherrymeng728@163.com
with a copy to:
Davis Polk & Wardwell LLP
2201 China World Office 2, 1 Jian Guo Men Wai Avenue
Chaoyang District, Beijing 100004, China
Attention:	Howard Zhang, Esq.
Facsimile:	+86 10 8567 5102
Email:	howard.zhang@davispolk.com
Section 10.03   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
Section 10.04   Entire Agreement; Assignment.   This Agreement, the Company Disclosure Letter, the Confidentiality Agreement and the Limited Guarantee shall constitute the entire agreement among the parties to this Agreement with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations to any Affiliate of Parent; provided, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.
Section 10.05   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (a) as provided in Section 7.05 and Section 9.07 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons) and (b) with respect to Stockholders and only after the Effective Time, for the provisions setting forth the right of the Stockholders to receive the Merger Consideration in Article III. Each of Parent, Merger Sub and the Company hereby agrees that its representations, warranties and covenants in this Agreement are for the sole benefit of the other parties hereto. Persons other than the parties hereto may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.
Section 10.06   Specific Performance.
(a) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof by the parties, and that money damages or other legal remedies may not be an adequate remedy for such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, or Parent or Merger Sub, on the other hand, shall, subject to and except as provided in Section 9.07 and Section 10.06(b), each be entitled to specific performance of the terms hereof  (including the obligation of the parties to consummate the Merger, subject in each case to the terms and conditions of this Agreement), including an Injunction or Injunctions to prevent breaches of this Agreement by any party.
(b) Notwithstanding anything to the contrary herein, including the foregoing provisions of this Section 10.06, the parties acknowledge and agree that the Company shall be entitled to obtain an Injunction or Injunctions, or other appropriate form of specific performance or equitable relief, to cause Parent or Merger Sub to consummate the Merger only in the event that (i) all conditions in Section 8.01 and Section 8.02 (other than those conditions that by their nature are to be satisfied at the Closing, but each of which is then capable of being satisfied as if such time were the Closing) have been satisfied or waived, (ii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.02, (iii) the Debt Financing (or, if Alternative Financing is being used in accordance with Section 7.07, pursuant to the commitments with respect thereto) has been funded or will be funded immediately prior to the Effective Time in accordance with the terms thereof and (iv) the Company has irrevocably confirmed in writing to Parent that if the Debt Financing is funded, it is ready, willing and able to consummate the Closing.
(c) Each party waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. If any party brings any Action to enforce specifically the performance of the terms and provisions hereof by any other party, the Termination Date shall automatically be extended by (1) the amount of time during which such Action is pending, plus twenty (20) Business Days or (2) such other time period established by the court presiding over such Action. Notwithstanding anything herein to the contrary, (A) while the parties hereto may pursue both a grant of specific performance and the payment of the amounts set forth in Section 9.06, neither Parent and Merger Sub, on the one hand, nor the Company, on the other hand, shall be permitted or entitled to receive both a grant of specific performance that results in a Closing and payment of such amounts, and (B) upon the payment of such amounts, the remedy of specific performance shall not be available against the party making such payment and, if such party is Parent or Merger Sub, any other member of the Parent Group or, if such party is the Company, any other member of the Company Group.
Section 10.07   Governing Law; Dispute Resolution.   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of laws provisions thereof or of any other jurisdiction.
Section 10.08   Submission to Jurisdiction; Waivers.
(a) Each of the Company, Parent and Merger Sub irrevocably agrees that any Action arising out of or relating to this Agreement or any of the Transactions shall be brought and determined in the Court of Chancery of the State of Delaware or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any court of the United States or any state court located in the State of Delaware (and each such party shall not bring any Action arising out of or relating to this Agreement or any of the Transactions in any court other than the aforesaid courts), and each of the Company, Parent and Merger Sub hereby irrevocably submits with regard to any such Action for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Company, Parent and Merger Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Action, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (1) such Action in any such court is brought in an inconvenient forum, (2) the venue of such Action is improper and (3) this Agreement, the Transactions or the subject matter hereof or thereof, may not be enforced in or by such courts.
(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08(b).
(c) Subject to the rights and remedies of the parties otherwise provided herein in the case of a breach by the other party, each party agrees that the prevailing party shall be entitled to reimbursement of all reasonable and documented costs and expenses, including all reasonable and documented attorney’s fees, in connection with any proceeding arising out of or relating to a willful breach of this Agreement on the part of the other party; provided, that Section 9.06(c) shall apply in lieu of this Section 10.08(c) in any circumstance where the Company Termination Fee or the Parent Termination Fee is paid or payable.
Section 10.09   Amendment.   This Agreement may be amended by mutual written consent by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions by the Stockholders, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that otherwise would require further approval of the Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
Section 10.10   Waiver.   At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) subject to Section 10.09 and to the extent permitted by applicable Laws, waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 10.11   Confidentiality.   The confidentiality obligations of the Confidentiality Agreement shall continue in full force and effect until the earlier of the Effective Time or the termination of the Confidentiality Agreement in accordance with its terms. In addition, with respect to any non-public information provided by or on behalf of Parent or Merger Sub to the Company or any Company

Subsidiary or any of their respective Representatives in connection with this Agreement or the Transactions, the Company shall be bound by the confidentiality obligations (but not the standstill restrictions) set forth in the Confidentiality Agreement as though the Company was “Recipient” and Parent and Merger Sub were “Supplier” thereunder, subject to the terms, conditions and exceptions set forth therein.
Section 10.12   Counterparts.   This Agreement may be executed and delivered (including by electronic transmission in PDF format or by facsimile transmission) in one (1) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one (1) and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
SYNUTRA INTERNATIONAL, INC.

By	/s/ Jinrong Chen
	Name:	Jinrong Chen
	Title:	Director and Chairman of the Special Committee

BEAMS POWER INVESTMENT LIMITED

By	/s/ Xiuqing Meng
	Name:	Xiuqing Meng
	Title:	Director

BEAMS POWER MERGER SUB LIMITED

By	/s/ Liang Zhang
	Name:	Liang Zhang
	Title:	Director
[Signature Page to the Merger Agreement]

ANNEX B
OPINION OF HOULIHAN LOKEY CAPITAL, INC.
November 17, 2016
The Special Committee of the Board of Directors of Synutra International, Inc.
2275 Research Boulevard, Suite 500
Rockville, Maryland 20850
Dear Members of the Special Committee:
We understand that Beams Power Investment Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), Beams Power Merger Sub Limited, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Synutra International, Inc., a Delaware corporation (the “Company”), propose to enter into the Agreement (defined below) pursuant to which, among other things, (a) Merger Sub will be merged with and into the Company (the “Transaction”), (b) each outstanding share of common stock, par value $0.0001 per share (“Company Common Stock”), of the Company, other than any shares of Company Common Stock held by (i) Parent, Merger Sub, any other direct or indirect subsidiary of Parent, or the Company or (ii) holders (“Dissenting Shareholders”) who have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware, will be converted into the right to receive $6.05 in cash per share without interest (the “Merger Consideration”), and (c) the Company will become a wholly-owned subsidiary of Parent upon completion of the Transaction. “Excluded Persons” shall be defined as (i) Parent, Merger Sub and their respective affiliates, including, without limitation, Mr. Liang Zhang, the chairman of the board of directors (the “Company Board”) and chief executive officer of the Company, and Ms. Xiuqing Meng, Mr. Zhang’s spouse and the sole shareholder of Parent and (ii) the Dissenting Shareholders.
The special committee of the Company Board (the “Special Committee”) has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (this “Opinion”) to the Special Committee as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than the Excluded Persons) in the Transaction pursuant to the Agreement is fair to such holders from a financial point of view.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.
reviewed a draft dated November 17, 2016 of the Agreement and Plan of Merger by and among Parent, Merger Sub and the Company (the “Agreement”);

2.
reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company for the fiscal years ending 2017 through 2020;

The Special Committee of the Board of Directors of Synutra International, Inc.
November 17, 2016
4.
spoken with certain members of the management of the Company and certain representatives and advisors of the Company and the Special Committee regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.
compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6.
considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.
reviewed the current and historical market prices and trading volume for the Company Common Stock and the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have also taken into account information comparing the financial projections for certain periods issued by management of the Company from time to time with the Company’s actual results for such periods.
We understand that Parent and Mr. Zhang have indicated that they are interested only in acquiring the outstanding shares of Company Common Stock that they do not already own, and that they do not intend to sell their stake in the Company to a third party.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ from the draft of the Agreement identified above in any respect material to our analysis or this Opinion.

The Special Committee of the Board of Directors of Synutra International, Inc.
November 17, 2016
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection, independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.
This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.
This Opinion is furnished for the use of the Special Committee (in its capacity as such) and, if directed and deemed appropriate by the Special Committee, the Company Board (solely in its capacity as such), in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, the Company Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.
Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, other participants in the Transaction or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, other participants in the Transaction or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.
Houlihan Lokey has acted as financial advisor to the Special Committee in connection with, and has participated in certain of the negotiations leading to, the Transaction and will receive a fee for such services, a portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
This Opinion is issued in the English language and reliance may only be placed on this Opinion as issued in the English language. If any translations of this Opinion are delivered, they are provided only for ease of reference, have no legal effect and Houlihan Lokey makes no representation as to (and accepts no liability in respect of) the accuracy or completeness of any such translations.

The Special Committee of the Board of Directors of Synutra International, Inc.
November 17, 2016
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Company Board, Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Merger Consideration to the extent expressly specified herein), including, without limitation, the terms or aspects of any arrangements involving Mr. Zhang or Ms. Meng or any potential financing for the Transaction or the likelihood of the consummation thereof, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Company Board, the Company and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than the Excluded Persons) in the Transaction pursuant to the Agreement is fair to such holders from a financial point of view.
Very truly yours,
/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

ANNEX C
DIRECTORS AND EXECUTIVE OFFICERS OF EACH FILING PERSON
I.   Directors and Executive Officers of the Company
The Company is a Delaware corporation with its principal business address at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China. The telephone number of the Company’s principal executive office is +86 10 5801 6688.
The name, business address, present principal employment and citizenship of each director and executive officer of the Company are set forth below.
Name	Business Address	Present Principal Employment	Citizenship
Liang Zhang	*	Chairman and Chief Executive Officer of the Company(1)	People’s Republic of China
Ning Cai	**	Chief Financial Officer of the Company(2)	United States of America
Xisen Mu	**	Vice President of Production of the Company(3)	People’s Republic of China
Feng Zha	**	Vice President of Human Resources and Administration of the Company(4)	People’s Republic of China
Jinrong Chen	**	Associate professor at the School of Economics and Management of Tsinghua University; Director of the Company(5)	People’s Republic of China
Lei Lin	**	Chairman of TNS Sinotrust Market Research Consulting (Beijing) Co., Ltd.; Director of the Company(6)	People’s Republic of China
Yalin Wu	**	Chief executive officer of Northern Investment & Financial Consultants Ltd. Co.; Director of the Company(7)	Canada

*
103 Dong Lu Yuan, Tongzhou District, Beijing 101101, China.

**
The Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China.

(1)
Liang Zhang is the founder of the Company and has served as the chairman of the board of directors of the Company and the chief executive officer of the Company since it became a public company in 2005. Mr. Zhang is also currently in charge of the marketing and sales function of the Company. Prior to that, Mr. Zhang served as chief executive officer of Synutra Illinois since 2000. Mr. Zhang has worked in the food ingredients industry since the 1980s and founded his first entrepreneurial venture, Honnete Beijing, in the early 1990s.

(2)
Ning Cai joined the Company in December 2012. Ms. Cai has 19 years of experience in corporate finance and investment banking. Ms. Cai joined the Company from Trina Solar Limited (NYSE: TSL), where she served as a director of investment analysis from April 2010 to April 2012 and as the controller of System Group & China region from May 2012 to December 2012. Before that, Ms. Cai worked for nine years at Scotia Capital, the investment banking arm of Bank of Nova Scotia (NYSE: BNS). Ms. Cai worked on the execution team in Scotia Capital’s San Francisco office where she held progressive positions as an associate from 2001 to 2003, an associate director from 2003 to 2006 and as a director from 2006 to 2009, primarily covering the portfolio management and deal execution for the real estate, gaming & leisure, and technology industries. Ms. Cai started her career with Ernst & Young’s Shanghai office where she was a staff accountant in the tax group from 1997 to 1999.

(3)
Xisen Mu has served as the vice president of production of the Company since January 2007. Before joining the Company, Mr. Mu worked as general manager of Heilongjiang Dairy Group since 2001. Prior to that, Mr. Mu held senior positions with other major dairy companies in Heilongjiang province.

C-1

(4)
Feng Zha joined the Company in February 2009 and has served as the vice president of human resources and administration of the Company since then. Before joining the Company, Mr. Zha worked as general manager of PRC Venture Partners LLC from 2006 to 2009. Mr. Zha was one of the major founders of Red Bull business in China, and had been the general manager of Red Bull Vitamin Drink Co. Ltd. from 1995 to 2003. Prior to that, Mr. Zha engaged in food safety monitoring in the Ministry of Health of China. Mr. Zha serves as member of market economy committee of the China Dairy Industry Association.

(5)
Jinrong Chen has served as a director of the board of directors of the Company since June 27, 2006. Ms. Chen has served as associate professor at the School of Economics and Management of Tsinghua University in Beijing since 2001, specializing in corporate finance management, securities analysis, financial operations, corporate governance and controls. In addition to her academic career with top business schools in China, Ms. Chen also advises or sits on the board and audit committee of Bosun Tools Co., Ltd. and Citic Development — Shenyang Commercial Building (Group) Company Limited which are listed in China, and certain private businesses in China.

(6)
Lei Lin has served as a director of the board of directors of the Company since October 1, 2007. Mr. Lin is also the chairman of TNS Sinotrust Market Research Consulting (Beijing) Co., Ltd. (formerly known as Sinotrust International Information and Consulting (Beijing) Co., Ltd.), a leading marketing research and consulting company in China. Mr. Lin founded Sinotrust in 1992 and served as its chief executive officer until 2014 when he became its chairman. Mr. Lin also sits on the board of Xiezhong International Holdings Limited, New Focus Auto Tech Holdings Limited, and Car Inc. which are listed in Hong Kong.

(7)
Yalin Wu has served as a director of the board of directors of the Company since January 21, 2016. Mr. Wu has been the chief executive officer of Northern Investment & Financial Consultants Ltd. Co. since 2009. Prior to that, he had 20 years of experience in financial and strategic consulting, including 17 years with various offices of Deloitte Consulting Group in Canada, U.S. and China with most recent roles as director with Deloitte Corporate Finance (HK) Ltd. from 2007 to 2008, and as deputy executive CEO with Deloitte Consultants (Shanghai) Ltd. from 1999 to 2003. Mr. Wu started his career as a teacher in Beijing from 1982 to 1986.

II.   Directors and Executive Officers of Parent
Parent is a company incorporated under the laws of the British Virgin Islands with its registered office located at Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, the British Virgin Islands. The business telephone number of Parent is +86 10 5801 6800.
Ms. Meng has served as the sole director of Parent since 2005. Her business address is 103 Dong Lu Yuan, Tongzhou District, Beijing 101101, PRC. The present principal employment of Ms. Meng is the sole director of Parent. Ms. Meng is a citizen of Hong Kong. Parent does not have any executive officer.
III.   Directors and Executive Officers of Merger Sub
Merger Sub is a Delaware corporation with its registered office located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The business telephone number of Merger Sub is +86 10 5801 6800.
Mr. Zhang is the sole director and president of Merger Sub. His business address is 103 Dong Lu Yuan, Tongzhou District, Beijing 101101, PRC. The present principal employment of Mr. Zhang is the chairman of the board of directors and chief executive officer of the Company and he has held these positions since 2005. Mr. Zhang is a citizen of the PRC.
Ms. Meng is the secretary and treasurer of Merger Sub.
C-2

ANNEX D
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
Section 262. Appraisal Rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of  (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E
DIRECTIONS TO THE SYNUTRA INTERNATIONAL BUILDING
Directions to the Synutra International Building, the venue of Special Meeting of Stockholders of Synutra International Inc.:
From Beijing Capital International Airport: Take Airport Expressway in direction of Beijing for about 15 kilometers from toll station, take Exit 3B onto East 5th Ring Road in the direction of Jing-Tong Expressway (from Beijing to Tongzhou) for another 15 kilometers, then take Exit 9B onto Jing-Tong Expressway in the direction of Tongzhou for about 5 kilometers, after the toll station where Jing-Tong Expressway ends, bear to the left split onto the Beijing-Harbin Expressway, take Exit 2 in the direction of Gengzhuang, make a left at the traffic light and proceed through another 2 traffic lights, make another left at the intersection, right at the next traffic light, proceed for about 200 meters and make a right to arrive at the main gate of the Synutra corporate campus.
From Central Business District (CBD) of Beijing: take Chang An Avenue east which becomes Jing-Tong Expressway after the World Trade Center Bridge, proceed onto Jing-Tong Expressway in the direction of Tongzhou for about 5 kilometers, after the toll station where Jing-Tong Expressway ends, bear to the left split onto the Beijing-Harbin Expressway, take Exit 2 in the direction of Gengzhuang, make a left at the traffic light and proceed through another 2 traffic lights, make another left at the intersection, right at the next traffic light, proceed for about 200 meters and make a right to arrive at the main gate of the Synutra corporate campus.
E-1

PRELIMINARY COPY
FORM OF PROXY CARD
Synutra International, Inc.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned stockholder of Synutra International, Inc., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated             (as it may be amended or supplemented from time to time, the “Proxy Statement”), and hereby constitutes and appoints                 and                 (the “Proxies”), or either of them acting singly in the absence of the other, with full power of substitution or resubstitution in either of them, the proxies of the undersigned to vote, as designed below and with the same force and effect as the undersigned, all shares of the Company’s common stock which the undersigned is entitled to vote at the special meeting of stockholders to be held on                   , and at any adjournment or postponement thereof  (the “Special Meeting”), hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:
The undersigned hereby instructs said proxies or their substitutes:
1.
to adopt an agreement and plan of merger, dated as of November 17, 2016, as it may be amended from time to time (the “merger agreement”), by and among the Company, Beams Power Investment Limited (“Parent”), and Beams Power Merger Sub Limited (“Merger Sub”) (in the form attached as Annex A to the accompanying Proxy Statement), in order to give effect to the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “merger”), and approve the consummation of any and all transactions contemplated by the merger agreement, including the merger — the Company’s board of directors recommends a vote FOR this Proposal; and

FOR      ☐            AGAINST      ☐            ABSTAIN      ☐
2.
to adjourn or postpone the Special Meeting in order to take such actions as the Company’s board of directors determines are necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Proposal above — the Company’s board of directors recommends a vote FOR this Proposal.

FOR      ☐             AGAINST      ☐             ABSTAIN      ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF the merger agreement and approval of the consummation of any and all transactions contemplated thereby and For Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting for a quorum to adopt the proposal above. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
I (we) acknowledge receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated            , and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.
Please sign, date and mail this proxy immediately in the enclosed envelope.
Name

Name (if joint)

Date                                  , 2017
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer of the corporation. No postage is required if returned in the enclosed envelope.